UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

NextEra Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2011 Annual Meeting

and Proxy Statement

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY PROMPTLY

NextEra Energy, Inc.

P.O. Box 14000

700 Universe Boulevard

Juno Beach, Florida 33408-0420

Notice of Annual Meeting of Shareholders

May 20, 2011

The Annual Meeting of Shareholders of NextEra Energy, Inc. (“NextEra Energy” or the “Company”) will be held in the Juno Beach Auditorium at NextEra Energy’s offices at 700 Universe Boulevard, Juno Beach, Florida at 10:00 a.m., Eastern time, on Friday, May 20, 2011, to consider and act upon the following items of business:

1.	Election as directors of the nominees specified in the accompanying proxy statement.

2.	Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2011.

3.	Approval of the NextEra Energy, Inc. 2011 Long Term Incentive Plan.

4.	Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in the accompanying proxy statement.

5.	Non-binding advisory vote on whether the Company should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers every 1, 2 or 3 years.

6.	Such other business as may properly be brought before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

The proxy statement more fully describes these items. NextEra Energy has not received notice of other matters that may properly be presented at the annual meeting.

The record date for shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment(s) or postponement(s) of the annual meeting is March 22, 2011.

Admittance to the annual meeting will be limited to shareholders as of the record date, or their duly appointed proxies. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the meeting.

NextEra Energy is pleased to be furnishing proxy materials primarily by taking advantage of the Securities and Exchange Commission rule that allows issuers to furnish proxy materials to their shareholders on the Internet. The Company believes this rule allows it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Please submit your proxy or voting instructions on the Internet or by telephone promptly by following the instructions on your Notice of Internet Availability of Proxy Materials so that your shares can be voted, regardless of whether you expect to attend the annual meeting. If you received your annual meeting materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may submit your proxy by marking, dating, signing and returning the enclosed proxy/confidential voting instruction card. If you attend, you may withdraw your proxy and vote in person.

By order of the Board of Directors.

Alissa E. Ballot
Vice President & Corporate Secretary

Juno Beach, Florida

April 5, 2011

Page
ELECTRONIC DELIVERY OF PROXY MATERIALS	1
ABOUT THE ANNUAL MEETING	2
BUSINESS OF THE ANNUAL MEETING	8
• Proposal 1: Election as directors of the nominees specified in this proxy statement	8
• Proposal 2: Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2011	15
• Proposal 3: Approval of the NextEra Energy, Inc. 2011 Long Term Incentive Plan	16
• Proposal 4: Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement	31
• Proposal 5: Non-binding advisory vote on whether NextEra Energy should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers every 1, 2 or 3 years	33
INFORMATION ABOUT NEXTERA ENERGY AND MANAGEMENT	34
Common Stock Ownership of Certain Beneficial Owners and Management	34
Section 16(a) Beneficial Ownership Reporting Compliance	36
CORPORATE GOVERNANCE AND BOARD MATTERS	36
Corporate Governance Principles & Guidelines/Code of Ethics	36
Director Resignation Policy	36
Director Independence	36
Board Leadership Structure	37
Board Role in Risk Oversight	38
Director Meetings and Attendance	39
Committees	39
Consideration of Director Nominees	45
Communications with the Board	47
Website Disclosures	47
Transactions with Related Persons	47
AUDIT-RELATED MATTERS	49
Audit Committee Report	49
Fees Paid to Deloitte & Touche LLP	51
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm	51
EXECUTIVE COMPENSATION	52
Compensation Discussion & Analysis	52
Compensation Committee Report	76
Table 1a: Summary Compensation Table	77
Table 2: 2010 Grants of Plan-Based Awards	83
Table 3: 2010 Outstanding Equity Awards at Fiscal Year End	88
Table 4: 2010 Option Exercises and Stock Vested	92
Table 5: Pension Benefits	93
Table 6: Nonqualified Deferred Compensation	95
Potential Payments Upon Termination or Change in Control	98
DIRECTOR COMPENSATION	108
SHAREHOLDER PROPOSALS	110
NO INCORPORATION BY REFERENCE	110
SHAREHOLDER ACCOUNT MAINTENANCE	110
APPENDIX A: 2011 LONG TERM INCENTIVE PLAN	A-1

NEXTERA ENERGY, INC.

Annual Meeting of Shareholders

May 20, 2011

PROXY STATEMENT

This proxy statement contains information related to the solicitation of proxies by the Board of Directors of NextEra Energy, Inc. (the “Board”), a Florida corporation (“NextEra Energy,” the “Company,” “we,” “us” or “our”), in connection with the annual meeting of NextEra Energy’s shareholders to be held on Friday, May 20, 2011, beginning at 10:00 a.m., Eastern time, in the Juno Beach Auditorium at NextEra Energy’s offices at 700 Universe Boulevard, Juno Beach, Florida and at any postponements or adjournments of the annual meeting.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Under the rules of the Securities and Exchange Commission (“SEC”), NextEra Energy is furnishing proxy materials to many of its shareholders on the Internet, rather than mailing paper copies of the materials to each shareholder.

On or about April 5, 2011, NextEra Energy mailed to many of its shareholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access and review the proxy materials, including the proxy statement and annual report to shareholders, on the Internet. The Notice also instructs shareholders on how to access their proxy card to be able to submit their proxies on the Internet. Brokerage firms and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access the proxy materials and submit their proxy on the Internet. On or about April 5, 2011, NextEra Energy also began mailing a full set of proxy materials to certain shareholders, including shareholders who have previously requested a paper copy of the proxy materials.

Internet distribution of the proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive NextEra Energy’s proxy materials electronically, you will continue to receive the materials via e-mail unless you elect otherwise.

How do I access the proxy materials if I received a Notice of Internet Availability?

The Notice you received from NextEra Energy or your brokerage firm or nominee provides instructions regarding how to view NextEra Energy’s proxy materials for the 2011 Annual Meeting on the Internet. As explained in greater detail in the Notice, to view the proxy materials and submit your proxy, you will need to visit www.proxyvote.com and have available your 12-digit Control number(s) contained in your Notice.

How do I request paper copies of the proxy materials?

Whether you hold NextEra Energy shares through a broker, bank or other nominee (in “street name”), or hold NextEra Energy shares directly in your name through NextEra Energy’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), as a shareholder of record, you may request paper copies of the 2011 proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and the NextEra Energy 2010 annual report to shareholders are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the notice of annual meeting of shareholders, including the election as directors of the nominees specified in this proxy statement, ratification of the appointment of the Company’s independent registered public accounting firm for 2011, approval of the NextEra Energy, Inc. 2011 Long Term Incentive Plan, approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement, and consideration, by non-binding advisory vote, of whether the Company should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers every 1, 2 or 3 years. The non-binding advisory votes on the Company’s compensation of its named executive officers and on the frequency with which the Company will hold non-binding advisory votes to approve the compensation of its named executive officers in the future are sometimes referred to together as the “Advisory Votes.”

Who can attend the annual meeting?

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m., Eastern time. If you plan to attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Invited representatives of the media and financial community may also attend the annual meeting.

You will need proof of ownership of NextEra Energy common stock to enter the annual meeting:

•	If you hold shares directly in your name as a shareholder of record or if you are a participant in any of NextEra Energy’s Employee Retirement Savings Plans:

•	If you received the Notice and you plan to attend the annual meeting, you can request an admission ticket by calling the Coordinator, Shareholder Services, at 561-694-4694.

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If you received the proxy materials by mail, an admission ticket is attached to your proxy/confidential voting instruction card. If you plan to attend the annual meeting, please submit your proxy but keep the admission ticket and bring it with you to the meeting.

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If your shares are held in “street name,” you will need to bring proof that you were the beneficial owner of those “street name” shares of NextEra Energy common stock as of the record date, such as a copy of a bank or brokerage statement, and check in at the registration desk at the annual meeting.

Will the annual meeting be webcast?

Our annual meeting will be webcast (audio only) on May 20, 2011. If you do not attend the annual meeting, you are invited to visit www.nexteraenergy.com at 10:00 a.m., Eastern time, on Friday, May 20, 2011 to access the webcast of the meeting. You will not be able to vote your shares via the webcast. A replay of the webcast also will be available on our website through the first week of June 2011.

Who is entitled to vote at the annual meeting?

Only NextEra Energy shareholders at the close of business on March 22, 2011, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting or any adjournments or postponements of the annual meeting.

What are the voting rights of the holders of the Company’s common stock?

Each outstanding share of NextEra Energy common stock, par value $.01 per share, will be entitled to one vote on each matter properly brought before the annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of NextEra Energy common stock issued and outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted.

As of the record date, 421,960,967 shares of NextEra Energy common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 210,980,484 shares will be required to establish a quorum.

In determining the presence of a quorum at the annual meeting, abstentions in person, proxies received but marked as abstentions as to any or all matters to be voted on that permit abstentions, and proxies received with broker non-votes on some but not all matters to be voted on, are counted as present.

A broker “non-vote” occurs when a broker, bank or other holder of record that holds shares for a beneficial owner (“broker”) does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular proposal. Brokers may vote on ratification of the appointment of NextEra Energy’s independent registered public accounting firm even if they have not received instructions from the beneficial owner. However, brokers may not vote on any of the other matters submitted to shareholders at the 2011 annual meeting unless they have received voting instructions from the beneficial owner. See the response to “What vote is required to approve the matters proposed?” below for a discussion of the effect of broker non-votes on the election of directors, on the proposal to approve the 2011 Long Term Incentive Plan and on the Advisory Votes.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with NextEra Energy’s transfer agent, Computershare, you are considered, with respect to those shares, the “shareholder of record.” The Notice or, for some shareholders of record, a full set of the proxy materials, has been sent directly to you by or on behalf of NextEra Energy.

If your shares are held in “street name,” you are considered the “beneficial owner” of the shares. The Notice or, for some beneficial owners, a full set of the proxy materials, was forwarded to you by or on behalf of your broker, who is considered, with respect to those shares, the shareholder of record.

How do I submit my proxy or voting instructions?

On the Internet or by telephone or, if you received the proxy materials by mail, also by mail

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By Internet—You may vote on the Internet 24 hours a day and up until 11:59 p.m., Eastern time on Thursday, May 19, 2011 by going to www.proxyvote.com and following the instructions on your screen. Please have your Notice or proxy/confidential voting instruction card available when you access the web page.

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By Telephone—You may vote by telephone by calling the toll-free telephone number found on your proxy/confidential voting instruction card or in your Internet instructions (1-800-690-6903), 24 hours a day and up until 11:59 p.m. Eastern time on Thursday, May 19, 2011, and following the prerecorded instructions. Please have your proxy/confidential voting instruction card or Notice and instructions provided on the Internet available when you call. If you hold your shares in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your shares by telephone.

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By Mail—If you received the proxy materials by mail, you may submit your proxy by mail by marking the enclosed proxy/confidential voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided, or to NextEra Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy/confidential voting instruction card must be received by Thursday, May 19, 2010.

Please see the Notice, your proxy/confidential voting instruction card or the information your broker provided to you for more information on your options. NextEra Energy’s proxy tabulator, Broadridge Investor Communications Solutions, Inc., must receive any proxy/confidential voting instruction card that will not be delivered in person at the annual meeting, or any vote on the Internet or by telephone, no later than 11:59 p.m., Eastern time, on Thursday, May 19, 2011.

If you are a shareholder of record and you return your signed proxy/confidential voting instruction card or submit your proxy by Internet or telephone, but do not indicate your voting preferences, the persons named as proxies in the proxy/confidential voting instruction card will vote the shares represented by that proxy as recommended by the Board on all proposals, including the Advisory Votes.

In person at the annual meeting

All shareholders may vote in person at the annual meeting. However, if you are a beneficial owner of shares, you must obtain a legal proxy from your broker and present it to the inspector of election with your ballot to be able to vote at the annual meeting.

Your vote is important. You can save us the expense of a second mailing and further solicitation of proxies by submitting your proxy or voting instructions promptly.

Can I change my vote after I submit my proxy or voting instructions using the Internet or by telephone or after I return my proxy/confidential voting instruction card or voting instructions?

Yes.

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Corporate Secretary of the Company;

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timely delivery of later-dated voting instructions through the Internet or by telephone or, if you received the proxy materials by mail, also by timely delivery of a valid, later-dated proxy/confidential voting instruction card; or

•	voting by ballot at the annual meeting, although please note that attendance at the meeting will not by itself revoke a previously granted proxy.

You may change your proxy by using any one of these methods regardless of the method you previously used to submit your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting.

How do I vote my Employee Retirement Savings Plan (401(k)) shares?

If you participate in any of our Employee Retirement Savings Plans (the “plans”), you may give voting instructions to Fidelity Management Trust Company, as trustee of the plans (“Trustee”). If you are a non-bargaining NextEra Energy employee, or a bargaining unit employee outside the state of Florida, you may give your voting instructions to the Trustee by following the instructions you received in an e-mail from NEXTERA ENERGY, INC. [id@ProxyVote.com] sent to your work e-mail address (unless you opted to receive a paper copy of the proxy materials). If you are a Florida Power & Light Company (“FPL”) bargaining unit employee in Florida, or a participant in the plans who is not a current employee of NextEra Energy or its subsidiaries, or if you opted out of e-mail delivery, you may give your voting instructions to the Trustee through the Internet or by telephone by following the instructions on your proxy/confidential voting instruction card, or you may give your voting instruction to the Trustee by mail by completing and returning the proxy/confidential voting instruction card accompanying this proxy statement.

Your instructions will tell the Trustee how to vote the number of shares of NextEra Energy common stock in the plans reflecting your proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund. You have this right because the plans deem you to be a “named fiduciary” of the shares of common stock allocated to your account for voting purposes. Your instructions will also determine the vote of a proportionate number of shares of common stock in the NextEra Energy Leveraged ESOP Fund which are not yet allocated to participants. If you do not give the Trustee voting instructions, the number of shares reflecting your proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund will not be voted, but your proportionate share of the unallocated NextEra Energy Leveraged ESOP Fund shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received. The Trustee will vote your shares in accordance with your duly executed instructions received by 1:00 a.m., Eastern time, on Wednesday, May 18, 2011.

You may also revoke previously given voting instructions by 1:00 a.m., Eastern time, on Wednesday, May 18, 2011, by filing written notice of revocation with the Trustee or by giving new voting instructions in any of the ways described above. The Trustee will follow the last timely voting instructions which it receives from you. Your voting instructions will be kept confidential by the Trustee.

What is “householding” and how does it affect me?

NextEra Energy has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name, and do not participate in electronic delivery of proxy materials, will receive only one package containing individual copies of the Notice or proxy materials in paper form for each shareholder of record at the address. This procedure will reduce the volume of duplicate materials shareholders receive, reduce NextEra Energy’s postage fees and conserve natural resources. Shareholders who participate in householding and to whom a full set of proxy materials has been mailed will continue to receive separate proxy cards. If your household receives only a single package containing a copy of the Notice or the proxy materials, and you wish to receive a separate copy for each shareholder of record, please contact Broadridge toll free at 1-800-542-1061, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and separate copies will be provided promptly. You may contact Broadridge at the same telephone number or mailing address if you wish to revoke your consent to future householding mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple packages containing copies of the Notice or proxy materials in paper form, or if you hold shares in more than one account, and in either case you wish to receive only a single package for your household, please contact us in writing at NextEra Energy, Shareholder Services, P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida, 33408-0420 or by calling 1-800-222-4511.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

What are the Board’s recommendations?

Unless you give other instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election as directors of the nominees specified in this proxy statement. (See Proposal 1)

•	FOR ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2011. (See Proposal 2)

•	FOR approval of the NextEra Energy, Inc. 2011 Long Term Incentive Plan (See Proposal 3)

•	FOR approval of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement (See Proposal 4)

•	For 1 YEAR as the frequency with which NextEra Energy will hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers (See Proposal 5)

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In accordance with the discretion of the persons acting under the proxy concerning such other business as may properly be brought before the annual meeting or any adjournment(s) or postponement(s) thereof.

What vote is required to approve the matters proposed?

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Election as directors of the nominees specified in this proxy statement—A nominee for director shall be elected to the Board if the votes cast for such nominee’s election by shareholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such shareholders against such nominee’s election. Each vote to withhold has the same effect as a vote cast against a nominee. If you are a beneficial owner, your broker is not permitted under New York Stock Exchange (“NYSE”) rules to vote your shares on the election of directors if the broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not votes cast, they will have no legal effect on the election of directors. See Director Resignation Policy in the section entitled Corporate Governance and Board Matters for information about NextEra Energy’s policy if a nominee for director fails to receive the required vote.

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Ratification of appointment of independent registered public accounting firm—The appointment of the independent registered public accounting firm will be ratified if the votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote on the matter for such action exceed the number of votes cast by such shareholders against such action (a “Majority Vote”). Since brokers are permitted under NYSE rules to vote your shares on this proposal even if the broker does not receive voting instructions from you, there are not expected to be broker non-votes on this proposal. Abstentions are not considered votes cast and will have no legal effect on whether this proposal is approved.

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Approval of the NextEra Energy, Inc. 2011 Long Term Incentive Plan—A Majority Vote is required to approve the 2011 Long Term Incentive Plan. In addition, under applicable NYSE rules, the minimum vote which will constitute shareholder approval for NYSE listing purposes is a majority of votes cast, provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal. Abstentions are not considered votes cast and will have no legal effect on whether this proposal is approved. However, under the NYSE rules described above, abstentions will be considered as votes cast solely for the purpose of determining whether the total votes cast on the proposal exceed 50% of all shares entitled to vote on the proposal. Brokers are not permitted under NYSE rules to vote your shares on this proposal if the broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not votes cast, they will have no legal effect on whether this proposal is approved and also will not be considered to be votes cast under the NYSE rules described above which require that total votes cast represent over 50% of all shares entitled to vote.

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Advisory approval of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement—A Majority Vote is required to approve this advisory proposal. Brokers are not permitted under NYSE rules to vote your shares on this proposal if the broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not votes cast, they will have no legal effect on whether this proposal is approved. Abstentions are not considered votes cast and will have no legal effect on whether this proposal is approved. The vote on this proposal is advisory and the result of the vote on this proposal is not binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee will be able to consider the voting results when making future decisions regarding named executive officer compensation.

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Advisory vote on the frequency with which NextEra Energy will hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers—Generally, approval of any matter presented to shareholders requires a Majority Vote. However, because this vote is advisory and non-binding, and is intended to indicate the preference of the Company’s shareholders, the frequency option—1, 2 or 3 years—receiving the greatest number of votes will be considered the frequency preferred by the Company’s shareholders. Brokers are not permitted under NYSE rules to vote your shares on this proposal if the broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not votes cast, they will have no legal effect on the voting results for this proposal. You may choose to abstain from voting on this proposal. Abstentions are not considered votes cast and will have no legal effect on the voting results for this proposal. Although this vote is not binding on the Company or the Board, the Board will take into consideration the outcome of the vote in making a determination on the frequency of future advisory votes to approve named executive officer compensation.

What interests do NextEra Energy’s executive officers have in the matters to be acted upon?

The executive officers of NextEra Energy have an interest in the proposal to approve the 2011 Long Term Incentive Plan that is different from the interests of other shareholders. The 2011 Long Term Incentive Plan would provide for payment of equity compensation for service as an executive officer in shares of, or based upon, NextEra Energy common stock. Compensation under this plan will be discretionary and NextEra Energy’s Compensation Committee has not yet determined to whom awards under the plan will be granted and the terms and conditions of such awards.

The Board has taken the above interest into account in recommending that shareholders approve Proposal 3.

Who pays for the solicitation of proxies?

NextEra Energy is soliciting proxies, and it will bear the expense of solicitation. Proxies will be solicited principally by mail and by electronic media, but directors, officers and employees of NextEra Energy or its subsidiaries may solicit proxies personally, or by telephone or by electronic media, but without compensation other than their regular compensation. NextEra Energy has retained Phoenix Advisory Partners to assist in the solicitation of proxies, for which it will be paid a fee of $12,500 plus out-of-pocket expenses. NextEra Energy will reimburse custodians, nominees and other persons for their out-of-pocket expenses in sending the Notice and/or proxy materials to beneficial owners.

Could other matters be decided at the annual meeting?

At the date this proxy statement went to press, the Board did not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement and does not intend to bring before the meeting any matter other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their discretion, including voting to adjourn or postpone the annual meeting to solicit additional proxies with respect to any proposal or for any other reason.

BUSINESS OF THE ANNUAL MEETING

Proposal 1: Election as directors of the nominees specified in this proxy statement

Upon the recommendation of the Governance & Nominating Committee, the Board has nominated the 13 incumbent members listed below for election as directors at the annual meeting. Unless you specify otherwise in your proxy/voting instruction card or in the instructions you give by telephone or Internet, your proxy will be voted FOR the election of the listed nominees. If any nominee becomes unavailable for election, which is not currently anticipated, proxies instructing a vote for that nominee may be voted for a substitute nominee selected by the Board or, in lieu thereof, the Board may reduce the number of directors by the number of nominees unavailable for election.

The Board is currently comprised of 13 members. The Board believes this membership is within an appropriate size range because it facilitates substantive discussions among Board members and allows for contributions by directors having a broad range of skills, expertise, and industry knowledge and diversity of opinion. In addition, because of the complexity of the Company’s businesses, the Board generally believes it is appropriate, as a Board member approaches retirement, to have a slightly larger Board during a period of transition to a new director. Directors serve until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Director Qualifications. The NextEra Energy, Inc. Corporate Governance Principles & Guidelines (“Corporate Governance Principles & Guidelines”), a copy of which is available in the Governance section of the Company’s website at www.nexteraenergy.com/pdf/corporate_governance.pdf, contains Board membership qualifications, including experience, skills and attributes that are considered by the Governance & Nominating Committee in recommending non-employee nominees for a position on the Board. In addition, the Corporate Governance Principles & Guidelines provide that the Company’s chief executive officer is to serve as a director. The Board views itself as a cohesive whole, and includes members who together serve the interests of the Company and its shareholders. Qualifications, attributes and other factors considered by the Governance & Nominating Committee in identifying director nominees include (but are not limited to):

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experience at a strategy and/or policy setting level, or high-level managerial experience in a relatively complex business, government or other organization, or other similar and relevant experience in dealing with complex problems;

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sufficient time to devote to the Company’s affairs (including limiting service on other boards of public companies to a number that permits directors, given their individual circumstances, to perform responsibly all director duties, but in any event with simultaneous service as a director limited to no more than six public companies);

•	character and integrity;

•	an inquiring mind and good judgment;

•	an ability to work effectively with others;

•	whether an individual assists in achieving a mix of directors that represents a diversity of background and experience, including age, gender, race, ethnicity and specialized experience;

•	an ability to represent the balanced interests of the Company’s shareholders as a whole, rather than special constituencies;

•	the individual’s independence as described in applicable listing standards, legislation and regulations;

•

the extent of the individual’s business experience, technical expertise, or specialized skills or experience, and whether the individual, by virtue of particular experience relevant to NextEra Energy’s current or future business, will add specific value as a Board member; and

•

whether the individual would be considered an “audit committee financial expert” or “financially literate” as described in applicable listing standards, legislation, regulations or Audit Committee guidelines.

As discussed more specifically below, the Governance & Nominating Committee considered in particular the contributions to a strong, diverse board of the individual backgrounds and experience of its current directors and nominees, including without limitation experience in: leading and growing businesses; legislative, political and regulatory affairs; customer and client service; environmental compliance; investor relations; international business operations and management; industrial operations; capital raising strategies; executive compensation; renewable energy; nuclear power operations and management; finance; financial instruments; risk management; and strategic planning. The regulated and competitive operations of the Company require an understanding of the regulatory, legislative and political environment affecting public utility and competitive energy operations, the service demands of wholesale and retail power customers, the effect of new technologies on the Company’s strategic direction, the challenges of maintaining growth without sacrificing profitability, the diverse options available for financing the Company’s businesses and the Company’s responsibilities to the customers and communities it serves. The particular experience, qualifications, attributes and skills that led the Governance & Nominating Committee and the Board to conclude, in light of the Company’s business and structure, that each current director and nominee should serve as an NextEra Energy director include (but are not limited to) the following:

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Mrs. Barrat has 36 years of progressively more responsible leadership experience in financial services, including her current service as Vice Chairman, and her previous service as President of Personal Financial Services (one of four principal business units), of Northern Trust Corporation, a Fortune 500 company. She is experienced in building and leading client service businesses that operate in a variety of regulatory jurisdictions and, as a Florida native with a significant part of her company’s business in Florida, she has extensive experience with Florida-based customers and business conditions. In addition, her 13 years of service on the Board have provided her with knowledge and experience regarding the Company’s history and businesses.

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Mr. Beall has 37 years of leadership experience at Beall’s, Inc., the parent company of Beall’s Department Stores, Inc., and Beall’s Outlet Stores, Inc. (collectively, “Beall’s”), during which the company grew from seven stores in Florida and sales of $6 million to over 500 stores in 14 states and over $1 billion in sales. In addition to this experience in growing and leading a business, Mr. Beall has extensive experience with Florida-based customers and business conditions. Further, his more than 21 years of service on the Board have provided him with knowledge and experience regarding the Company’s history and businesses.

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Mr. Brown has 51 years of leadership experience at Brown & Brown, Inc. (“Brown & Brown”), an insurance broker which grew during his tenure from a company with six employees to a public company with operations in 38 states and 5,400 employees. In addition to the risk management expertise and financial acumen gained from his business experience, Mr. Brown has extensive legislative and political experience and knowledge, having served eight years in the Florida legislature, including two years as Speaker of the House. Further, his more than 21 years of service on the Board have provided him with knowledge and experience regarding the Company’s history and businesses.

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Mr. Camaren had 19 years of leadership experience in progressively more senior roles with a large, regulated investor-owned utility. During the years he served as chairman and chief executive officer, the utility had customer growth at a rate that exceeded the industry average and acquired and integrated over 40 utilities. In addition, Mr. Camaren has experience in managing capital expenditures, environmental compliance, regulatory relations and investor relations.

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Mr. Dunn has extensive experience in investment, asset and risk management gained through his 16-year career at Miller, Anderson & Sherrerd and its successor by merger, Morgan Stanley Investment Management. In addition, he is an expert in financial economics, having taught that subject as a professor at, and Dean of, the David A. Tepper School of Business at Carnegie Mellon University. Mr. Dunn has a Ph.D. in industrial administration.

•	Mr. Ferguson has 34 years of leadership experience in progressively more responsible roles at Eastman Chemical Company (“Eastman”), a public company with 2010 revenues of approximately $6 billion and 10,000 employees, culminating in his service as chief executive officer and as executive chairman. He has experience in international business, industrial operations, strategic planning and capital raising strategies, as well as in executive compensation.

•

Mr. Hay has a B.S. degree in electrical engineering and an M.S. degree in industrial administration, and also studied nuclear engineering. He developed an expertise in strategy development and implementation as a strategy consultant, a position he held for nine years. Having served as chief financial officer of the Company from 1999 to 2000 and of another large corporation from 1991 to 1999, Mr. Hay has substantial experience with respect to capital raising, financial planning, mergers and acquisitions, and investor relations. He also has experience in corporate governance, as he serves on the governance committees of two other public companies, and as the chairman of one of those committees. Mr. Hay has been instrumental in the Company’s growth, as market capitalization has increased from $10.6 billion at the end of June 2001 to $21.75 billion at the end of December 2010. Mr. Hay’s knowledge of all aspects of the Company’s business and industry, combined with his strategic vision and his focus on continuous improvement and operational excellence, have contributed greatly to the Company’s achievements as a leader in renewable energy generation, and to its selection as one of Fortune Magazine’s Most Admired Companies for five consecutive years.

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Ms. Jennings has extensive legislative and political experience, having served three years as Lieutenant Governor of the State of Florida and 25 years in the Florida legislature. She recently served as a member of Florida Governor Rick Scott’s transition team. In addition, she has extensive experience in running a Florida-based business and familiarity with the Florida business environment.

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Mr. Kingsley has extensive leadership experience in the operation and management of nuclear power generation facilities and utilities. He is the retired president and chief operating officer of Exelon Corporation, an integrated utility company. Prior thereto, Mr. Kingsley served as president and chief nuclear officer of Exelon Nuclear. Earlier in his career, Mr. Kingsley served as president and chief nuclear officer of the Nuclear Generation Group of Unicom, the parent company of Commonwealth Edison, then the largest nuclear program in the United States, as chief nuclear officer of the Nuclear Generation Group at the Tennessee Valley Authority, as vice president, Nuclear Operations for Middle South Utilities, and in various positions in the nuclear area of The Southern Company. From 1966 to 1971, Mr. Kingsley served as an officer in the United States Navy Nuclear Submarine Force. As a result of his service in these positions, as well as his past service as President of the World Association of Nuclear Operators (WANO), an organization created to improve safety at nuclear power plants around the world, Mr. Kingsley also offers substantial experience concerning all aspects of nuclear safety.

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Mr. Schupp has 26 years of leadership experience as a chief executive officer of both public and private banking organizations, and has experience in reviewing the financial statements of complex businesses, in mergers and acquisitions, in developing and implementing capital raising strategies, in strategic planning and with Florida-based customers and business conditions. In addition, he has experience in such areas as macroeconomic policy, community and economic development and government regulation gained from his service as a director of the Federal Reserve Bank of Atlanta.

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Mr. Swanson has 39 years of progressively more responsible leadership experience at Raytheon Company (“Raytheon”), culminating in his seven years of experience as chief executive officer of a complex public company with international operations, revenues in 2010 of approximately $25 billion and 75,000 employees. He has extensive experience in strategic planning, operations and management, global business operations and complex technologies. He holds a bachelor’s degree in industrial engineering from California Polytechnic State University.

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Mr. Thaman has 19 years of leadership experience at Owens Corning, including his experience as chief financial officer and culminating in his nine years of experience as chairman and three years of experience as chief executive officer of this global public company with 2010 revenues of approximately $5 billion and 16,000 employees. Prior to joining Owens Corning, Mr. Thaman was

Vice President in the New York office of Mercer Management Consulting, a strategy consulting firm. He has experience leading business operations, finance and strategy. His experience as a chief financial officer and chief executive officer has led to his designation as an “audit committee financial expert.”

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Mr. Tookes had many years of operational leadership in senior management positions at large international public companies, which provided him with leadership, financial and global experience, as well as substantial leadership experience in the management of complex technology businesses. His science, engineering and business education and training have provided him with knowledge relevant to the operation of the Company’s businesses. His public company board experience includes service on the audit, finance, compensation, governance and nominating and business ethics committees of various public companies.

Listed below are the 13 nominees for election as directors, their principal occupations and certain other information regarding them. Unless otherwise noted, each director has held his or her present position continuously for five years or more and his or her employment history is uninterrupted.

Sherry S. Barrat	Mrs. Barrat, 61, is vice chairman of Northern Trust Corporation, a financial holding company headquartered in Chicago, Illinois, and a member of Northern Trust’s Management Committee. Prior to being appointed to her current office in February 2011, Mrs. Barrat had served as president of Personal Financial Services for Northern Trust since January 2006. She served as chairman and chief executive officer of Northern Trust Bank of California, N.A., from 1999 through 2005, and as president of Northern Trust Bank of Florida’s Palm Beach Region from 1992 through 1998. Mrs. Barrat joined Northern Trust in 1990 in Miami. Mrs. Barrat has been a director of NextEra Energy since 1998.

Robert M. Beall, II	Mr. Beall, 67, is chairman of Beall’s, which operate retail stores located from Florida to California. Until August 2006, he was also chief executive officer of Beall’s. Mr. Beall is currently, and has been since 2004, a director of SunTrust Banks, Inc., and is currently a director of Blue Cross/Blue Shield of Florida and the National Retail Federation. He is also past chairman of the Florida Chamber of Commerce. Mr. Beall has been a director of NextEra Energy since 1989.

J. Hyatt Brown	Mr. Brown, 73, is, and has been since 1994, chairman of the board of Brown & Brown, a publicly-held insurance broker based in Daytona Beach and Tampa, Florida. He served as chief executive officer of Brown & Brown from 1993 to July 2009, and was president of Brown & Brown from 1961 to 1993. He is also currently a director of Verisk Analytics, Inc. (since 2009) and International Speedway Corporation (since 1987). He was a director of Rock-Tenn Company from 1971 until his retirement in January 2010, a director of SunTrust Banks, Inc. from 1984 until 2008 and a director of BellSouth Corporation from 1994 until its acquisition by AT&T Corp. in 2006. Mr. Brown is a former member of the Florida House of Representatives and served as Speaker of the House from 1978 to 1980. He is a member and past chairman of the Board of Trustees of Stetson University. Mr. Brown has been a director of NextEra Energy since 1989.

James L. Camaren	Mr. Camaren, 56, is a private investor. Until May 2006, he was chairman and chief executive officer of Utilities, Inc. Utilities, Inc. was one of the largest investor-owned water utilities in the United States until March 2002, when it was acquired by Nuon, a Dutch company, which subsequently sold Utilities, Inc. in April 2006. He joined Utilities, Inc. in 1987 and served successively as vice president of business development, executive vice president, and vice chairman, becoming chairman and chief executive officer in 1996. Mr. Camaren has been a director of NextEra Energy since 2002.

Kenneth B. Dunn	Mr. Dunn, 59, is Professor of Financial Economics at the David A. Tepper School of Business at Carnegie Mellon University (the “Tepper School”), a position he has held since July 2002. He also served as Dean of the Tepper School from July 2002 – January 2011. Prior thereto, Mr. Dunn had a 16-year career managing fixed income portfolios at Miller Anderson & Sherrerd and its successor by merger, Morgan Stanley Investment Management. Mr. Dunn is a director of BlackRock, Inc. (since 2005). He has been a director of NextEra Energy since July 2010.

J. Brian Ferguson	Mr. Ferguson, 56, retired from his position as executive chairman of Eastman, a global chemical company engaged in the manufacture and sale of a broad portfolio of chemicals, plastics and fibers, at the end of 2010, having retired as chief executive officer of Eastman in May 2009. Prior to becoming chairman and chief executive officer of Eastman in January 2002, Mr. Ferguson served as president of Eastman’s Chemicals Group, where he had direct responsibility for all chemicals-based business organizations, as well as the manufacturing, sales, pricing and product management, technology and geographical aspects of the business group. He joined Eastman in 1977 and led several of its businesses in the U.S. and Asia. Mr. Ferguson is a director of Owens Corning (since January 2011) and the American Chemistry Council. Mr. Ferguson has been a director of NextEra Energy since 2005.

Lewis Hay, III	Mr. Hay, 55, is the chairman and chief executive officer of NextEra Energy, having relinquished the title of president in December 2006. He became a director, president and chief executive officer of NextEra Energy in June 2001, and chairman of NextEra Energy and chairman and chief executive officer of Florida Power & Light Company in January 2002. Mr. Hay relinquished the title of chief executive officer of Florida Power & Light Company in July 2008. He joined NextEra Energy in 1999 as vice president, finance and chief financial officer. From March 2000 until December 2001 he served as president of NextEra Energy’s competitive energy subsidiary, NextEra Energy Resources, LLC. He is a director of Capital One Financial Corporation (since 2003) and Harris Corporation (since 2002), as well as NextEra Energy’s subsidiary, Florida Power & Light Company.

Toni Jennings	Ms. Jennings, 61, has since 2007 been the chairman of the board of Jack Jennings & Sons, Inc., a family-owned construction business which provides general contractor, construction manager and design builder services. She served as the Lieutenant Governor of the State of Florida from March 2003 through December 2006. Prior to serving in that role, she was a member of the Florida Senate from 1980 until 2000, including two consecutive terms as Senate President, and a member of the Florida House of Representatives from 1976 until 1980. From 1983 until she became Lieutenant Governor, she also served as president of Jack Jennings & Sons. Ms. Jennings is a director of Brown & Brown (since 2007) and the Nemours Foundation. Ms. Jennings has been a director of NextEra Energy since 2007.

Oliver D. Kingsley, Jr.	Mr. Kingsley, 68, is retired, and currently serves as Associate Dean for Special Projects at the Samuel Ginn College of Engineering at Auburn University. Prior to his retirement, Mr. Kingsley served from February 2002 to November 2004 as president and chief operating officer of Exelon Corporation, an integrated utility company, and as president and chief executive officer of Exelon’s subsidiary, Exelon Generation. Prior thereto, Mr. Kingsley served as president and chief nuclear officer of Exelon Nuclear from October 2000 to February 2002. Mr. Kingsley is a director of The Babcock & Wilcox Company (since its July 2010 spin-off from McDermott International, Inc.) and was a director of McDermott International, Inc. from 2004 until July 2010. He has announced his intention not to stand for re-election to the board of The Babcock & Wilcox Company in 2011. Mr. Kingsley has been a director of NextEra Energy since 2007.

Rudy E. Schupp	Mr. Schupp, 60, has been the president and chief executive officer, and a director, of 1st United Bank, a banking corporation located in Boca Raton, Florida, and chief executive officer and a director of its publicly-held parent company, 1st United Bancorp, Inc., since mid-2003. He was the chairman, president and chief executive officer of Republic Security Bank in West Palm Beach, Florida from 1984 until March 2001, and the chairman, president and chief executive officer of its parent company, Republic Security Financial Corporation (“RSFC”), from 1985 until March 2001, when RSFC was acquired by Wachovia Corporation. Following the acquisition, he served as Chairman of Florida Banking of Wachovia Bank, N.A. until December 2001. In March 2002, Mr. Schupp became a managing director of Ryan Beck & Co., an investment banking and brokerage company, a position he held until March 2003. He is a director of the Federal Reserve Bank of Atlanta, a director (and the former chairman) of the Business Development Board of Palm Beach County and a former president of the Florida Bankers Association. Mr. Schupp has been a director of NextEra Energy since 2005.

William H. Swanson	Mr. Swanson, 62, has been the chairman of the board of Raytheon, a company engaged in defense and government electronics, space and airborne systems, information technology, technical services and business and special mission aircraft, since 2004 and Raytheon’s chief executive officer since July 2003. Prior thereto, he served as president of Raytheon from July 2002 to May 2004, as executive vice president of Raytheon and president of its Electronic Systems division from January 2000 to July 2002, and as executive vice president of Raytheon and chairman and chief executive officer of Raytheon Systems Company from January 1998 to January 2000. Mr. Swanson joined Raytheon in 1972 and has held a wide range of leadership positions, including manufacturing manager of the company’s largest operation, senior vice president and general manager of the Missile Systems Division, general manager of Raytheon Electronic Systems, president of Electronic Systems, and chairman and chief executive officer of Raytheon Systems Company. Mr. Swanson has been a director of NextEra Energy since 2009.

Michael H. Thaman	Mr. Thaman, 47, has been president and chief executive officer of Owens Corning, a world leader in building materials systems and composite systems, since December 2007, and has been its chairman since April 2002. Prior to becoming president and chief executive officer, Mr. Thaman had served as senior vice president and chief financial officer of Owens Corning since April 2000. Mr. Thaman joined Owens Corning in August 1992 as director, corporate development, and has held other positions with it since that time. Mr. Thaman has been a director of NextEra Energy since 2003.

Hansel E. Tookes, II	Mr. Tookes, 63, retired from Raytheon, a company engaged in defense and government electronics, space and airborne systems, information technology, technical services and business and special mission aircraft, in December 2002. He joined Raytheon in 1999 as president and chief operating officer of Raytheon Aircraft Company, was appointed chairman and chief executive officer of Raytheon Aircraft Company in 2000, and became president of Raytheon International in 2001. From 1980 until joining Raytheon, Mr. Tookes held a variety of leadership positions with United Technologies Corporation, including serving as president of Pratt & Whitney’s Large Military Engines Group. He is a director of Corning Incorporated (since 2001), Harris Corporation (since 2005), BBA Aviation PLC (since 2007) and Ryder System, Inc. (since 2002). Mr. Tookes has been a director of NextEra Energy since 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF ALL NOMINEES.

Proposal 2: Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2011

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee of the Board appoints the Company’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm to audit the accounts of NextEra Energy and its subsidiaries, as well as to provide its opinion on the effectiveness of the Company’s internal control over financial reporting, for the fiscal year ending December 31, 2011. Although ratification is not required by NextEra Energy’s Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche to shareholders as a matter of good corporate practice. If the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee, but the Audit Committee may decide to retain Deloitte & Touche as NextEra Energy’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of NextEra Energy and its shareholders. Additional information on audit-related matters may be found beginning on page 49 of this proxy statement.

Representatives of Deloitte & Touche will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions from shareholders raised at the meeting.

Unless you specify otherwise in your proxy/voting instruction card or in the instructions you give by telephone or Internet, your proxy will be voted FOR ratification of the appointment of Deloitte & Touche as independent registered public accounting firm for 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF

APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

Proposal 3: Approval of the NextEra Energy, Inc. 2011 Long Term Incentive Plan

Shareholders are asked to consider and vote upon a proposal to approve the NextEra Energy, Inc. 2011 Long Term Incentive Plan (the “2011 LTIP”).

Upon the recommendation of the Compensation Committee, the Board on December 10, 2010 unanimously approved the 2011 LTIP, which will become effective upon receipt of shareholder approval of the plan at the annual meeting. The Board believes that approval of the 2011 LTIP is in the best interests of the Company and its shareholders.

The Board has proposed approval of the 2011 LTIP by shareholders to replace the Company’s current Amended and Restated Long Term Incentive Plan (the “Current Equity Plan” or the “LTIP”), which has been in effect in its original form or in amended form since it was first approved by shareholders in 1994. When the 2011 LTIP becomes effective, no additional awards will be made under the Current Equity Plan.

No awards under the 2011 LTIP have been granted or will be granted unless and until the 2011 LTIP is approved by the Company’s shareholders at the annual meeting. Grants of awards under the 2011 LTIP will be in the discretion of the Compensation Committee and any other committee authorized to grant awards under the plan. Accordingly, it is not possible as of the date of this proxy statement to determine the precise nature or amount, which will be limited to the total number of shares available for issuance, of the awards under the 2011 LTIP that may be subject to future grants to officers and other employees of the Company and its subsidiaries and other affiliates who will be eligible to participate in the 2011 LTIP.

If shareholders do not approve the 2011 LTIP, compensatory equity-based grants to officers and other employees of the Company and its subsidiaries and other affiliates will continue to be made under the Current Equity Plan to the extent of the shares of the Company’s common stock available for issuance under that plan, which for future grants totaled approximately 1,204,926 shares as of March 1, 2011 (without giving effect to additional shares that may become available upon the future forfeiture or cancellation of outstanding awards).

Key Features of 2011 LTIP

As described below, the 2011 LTIP generally provides for:

•	granting of stock options or stock appreciation rights only at an exercise price at least equal to fair market value on the grant date;

•	a ten-year maximum term for stock options and stock appreciation rights;

•	a three-year minimum period for full vesting of time-based restricted stock and deferred stock unit awards;

•	a one-year minimum vesting period for performance-based awards;

•	no vesting in dividends or dividend equivalent rights paid on performance-based awards unless the underlying awards vest;

•	no repricing of stock options or stock appreciation rights without prior shareholder approval; and

•	no reload or “evergreen” share replenishment features.

Summary of Material Provisions of 2011 LTIP

The following summary of the material provisions of the 2011 LTIP is qualified in its entirety by reference to the complete text of the 2011 LTIP, which is attached as Appendix A to this proxy statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2011 LTIP in their entirety.

Unless the context requires otherwise, references to the “Company” in the following summary refer solely to NextEra Energy, Inc. and not to subsidiaries of NextEra Energy, Inc.

Purpose and Eligibility. The 2011 LTIP is intended to (1) provide participants in the 2011 LTIP with an incentive to contribute to the Company’s success and to manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (2) provide a means of obtaining, rewarding and retaining key personnel.

Awards may be granted under the 2011 LTIP only to individuals who are officers or other employees, including employees who are also directors, of NextEra Energy, Inc., its subsidiaries and its other affiliates. Non-employee directors will not be eligible to participate in the 2011 LTIP.

As of March 1, 2011, approximately 15,000 individuals would have been eligible to participate in the 2011 LTIP.

Effective Date. The 2011 LTIP will be effective on the date on which it is approved by the Company’s shareholders.

Term. The 2011 LTIP will terminate automatically ten years after its effective date, unless it is earlier terminated by the Board.

Administration. The 2011 LTIP generally will be administered by a committee (the “Committee”) consisting of two or more directors of the Company. Each such director will be required to qualify as an “independent director” under NYSE rules, a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” within the meaning of section 162(m) of the Internal Revenue Code and related regulations. The Committee initially will be the Compensation Committee and may be a subcommittee of the Compensation Committee that satisfies the foregoing requirements.

The Board also will be authorized to appoint one or more committees of the Board consisting of two or more directors of the Company who need not qualify as “outside directors” within the meaning of section 162(m) of the Internal Revenue Code and related regulations. Any such committees would be authorized to administer the 2011 LTIP with respect to participants who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company and, in this capacity, to grant, and determine all terms of, awards under the 2011 LTIP to such participants. In addition, the 2011 LTIP will authorize the Board to appoint a committee composed of two or more directors of the Company or a qualified senior executive officer under Florida law acting as a committee under the plan to administer the 2011 LTIP with respect to employees who are not subject to the reporting or short-swing trading provisions of Section 16(a) or 16(b) of the Exchange Act and are not “covered employees” within the meaning of section 162(m) of the Internal Revenue Code and related regulations. Any such committee, including any such senior executive officer, would be authorized to grant awards under the 2011 LTIP to such participants and to determine all terms of such awards. Subject to the effectiveness of the 2011 LTIP, the Board has appointed the Company’s chairman and chief executive officer to act as a committee for purposes of this plan provision.

The Board will retain the authority under the 2011 LTIP to exercise any or all of the powers and authorities related to the administration and implementation of the 2011 LTIP.

Except where authority to act on such matters is specifically reserved to the Board under the 2011 LTIP or applicable law, the Committee and each other committee referred to above acting in accordance with the foregoing plan provisions (which will be the “Committee” as defined in the 2011 LTIP) will have full power and authority to interpret and construe all provisions of the 2011 LTIP, any award or any award agreement, and to make all related determinations, including the power and authority to:

•	designate grantees of awards;

•	determine the type or types of awards to be made to a grantee;

•	determine the number of shares of stock subject to an award;

•	establish the terms and conditions of each award;

•	prescribe the form of each award agreement; and

•

subject to limitations in the 2011 LTIP (including the prohibition on repricing of options and stock appreciation rights without shareholder approval), amend, modify or supplement the terms of any outstanding award.

Amendment and Termination. The Board will be authorized to amend, alter, suspend or terminate the 2011 LTIP as to any shares of the Company’s common stock as to which awards have not been made. Any amendment to the 2011 LTIP, however, will be subject to receipt of the approval of the Company’s shareholders if shareholder approval of the amendment is required by any law or regulation or NYSE rule or to the extent determined by the Board. Shareholder approval will be required for any proposed amendment to the 2011 LTIP provisions, which are described below, that prohibit the repricing of outstanding stock options or stock appreciation rights or that generally require the option price of any stock option to be at least equal to the fair market value of the Company’s common stock on the option grant date. Without the consent of the affected grantee of an outstanding award, no amendment, suspension or termination of the 2011 LTIP may impair the rights or obligations under that award.

Awards. The following types of awards may be made under the 2011 LTIP, subject to limitations set forth in the plan:

•	stock options, which may be either incentive stock options or non-qualified stock options;

•	restricted stock;

•	deferred stock units, also referred to as “restricted stock units”;

•	performance shares or other performance-based awards;

•	dividend equivalent rights;

•	stock appreciation rights, or “SARs”; and

•	other equity-based awards, including unrestricted stock.

An incentive stock option is an option that meets the requirements of section 422 of the Internal Revenue Code, and a non-qualified stock option is an option that does not meet those requirements. Restricted stock is an award of the Company’s common stock on which are imposed vesting restrictions that subject the shares to a substantial risk of forfeiture, as defined in section 83 of the Internal Revenue Code. A deferred stock unit is an award that represents a conditional right to receive shares of Company common stock in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. Performance-based awards are awards of options, restricted stock, deferred stock units, SARs or other equity-based awards made subject to the achievement of one or more pre-established performance goals over a performance period established by the Committee. An award of performance shares is a performance-based award representing a right or interest denominated or payable in stock, valued by reference to stock, or otherwise based on or related to stock that is made subject to the achievement of one or more pre-established performance goals over a performance period of up to ten years. Dividend equivalent rights are awards entitling the grantee to receive cash, stock, other awards under the 2011 LTIP or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of stock. An SAR is a right to receive upon exercise, in the form of common stock, cash or a combination of common stock and cash, the excess of the fair market value of one share of common stock on the exercise date over the grant price of the SAR. Unrestricted stock is an award of shares of common stock that is free of restrictions other than those imposed under federal or state securities laws.

The 2011 LTIP provides that each award will be evidenced by an award agreement, which may specify terms and conditions of the award that differ from the terms and conditions which would apply under the 2011 LTIP in the absence of the different terms and conditions in the award agreement.

Awards under the 2011 LTIP may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2011 LTIP, other awards under another compensatory plan of the Company or any of its affiliates (or any business entity that has been a party to a transaction with the Company or any of the Company’s affiliates), or other rights to payment from the Company or any of its affiliates. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

Awards under the 2011 LTIP may be settled in cash, the Company’s common stock, other awards under the 2011 LTIP or other property. The Committee may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by the Committee. No dividend equivalent rights may be granted in connection with, or related to, an award of SARs.

Awards under the 2011 LTIP generally will be granted for no consideration other than past services by the grantee of the award or, if provided for in the award agreement or in a separate agreement, the grantee’s promise to perform future services to the Company or one of its subsidiaries or other affiliates.

Clawback; Forfeiture. Any award granted pursuant to the 2011 LTIP will be subject to mandatory repayment by the grantee to the Company to the extent the grantee is, or in the future becomes, subject to (1) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (2) any law, rule or regulation which imposes mandatory recoupment, under the circumstances set forth in any such law, rule or regulation.

In addition, the Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, Company policy or procedure (including the Company’s Code of Business Conduct & Ethics and its Code of Ethics for Senior Executive & Financial Officers), other agreement, or any other obligation of such grantee to the Company or any affiliate. The Committee may annul an outstanding award if the grantee is terminated for “Cause” as defined in the 2011 LTIP or the applicable award agreement or for “cause” as defined in any other agreement between the Company or such affiliate and such grantee, as applicable.

Shares Available for Issuance. Subject to the adjustments described below, the maximum number of shares of the Company’s common stock that will be available for issuance under the 2011 LTIP will be equal to 14 million shares, plus the number of shares subject to awards outstanding under the Current Equity Plan as of the effective date of the 2011 LTIP which thereafter terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares.

The foregoing number of shares available for issuance under the 2011 LTIP will be increased by the number of shares subject to (1) awards previously granted under a compensatory plan by another business entity and assumed by the Company in connection with a merger, reorganization, separation or other transaction which involves the other business entity and to which section 424(a) of the Internal Revenue Code applies, and (2) awards under the 2011 LTIP granted in substitution for such assumed awards. Further, subject to applicable NYSE rules, shares available for issuance under a shareholder-approved plan of a business entity that is a party to one of the foregoing types of transactions (adjusted as necessary to reflect the transaction) may be used for awards under the 2011 LTIP and will not reduce the number of shares otherwise available for issuance under the 2011 LTIP.

Shares subject to an award granted under the 2011 LTIP will become available for issuance under the 2011 LTIP if the award terminates by expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares (except as set forth below).

Upon the effectiveness of the 2011 LTIP, no additional awards will be made under the Current Equity Plan, except that shares of common stock reserved under the Current Equity Plan prior to the effectiveness of the 2011 LTIP may be issued and delivered following the effectiveness of the 2011 LTIP to settle awards granted under the Current Equity Plan prior to the effectiveness of the 2011 LTIP.

The number of shares available for issuance under the 2011 LTIP will not be increased by the number of shares:

•	deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations;

•	tendered or withheld or subject to an award surrendered in connection with the purchase of shares upon exercise of an option; or

•	purchased by the Company with proceeds from option exercises.

The 2011 LTIP contains limitations on the number of shares available for issuance with respect to specified types of awards. During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, (1) the maximum number of shares of the Company’s common stock subject to options or SARs that may be granted under the 2011 LTIP in a calendar year to any person eligible for an award will be 4.66 million shares and (2) the maximum number of shares of the Company’s common stock that may be granted under the 2011 LTIP, other than pursuant to options or SARs, in a calendar year to any person eligible for an award will be 2.33 million shares. The maximum number of shares available for issuance pursuant to incentive stock options granted under the 2011 LTIP will be the same as the number of shares available for issuance under the 2011 LTIP.

The number and kinds of shares of stock for which awards may be made under the 2011 LTIP, including the share limits described above, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares of the Company’s common stock is increased or decreased or the shares of the Company’s common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of the Company’s common stock effected without receipt of consideration by the Company.

Shares of stock to be issued under the 2011 LTIP will be authorized but unissued shares or, to the extent permitted by applicable law, shares of treasury stock or issued shares that have been reacquired by the Company.

On March 22, 2011, the closing price of the Company’s common stock as reported on the NYSE was $53.89 per share.

Fair Market Value Determination. For so long as the Company’s common stock remains listed on the NYSE, the fair market value of the common stock on an award grant date, or on any other date for which fair market value is required to be established under the 2011 LTIP, will be the closing price of the common stock as reported on the NYSE on such date. If there is no such reported closing price on such date, the fair market value of the common stock will be the closing price of the common stock as reported on the NYSE on the next preceding date on which any sale of common stock shall have been reported on the NYSE.

If the Company’s common stock ceases to be listed on the NYSE and is listed on another established national or regional stock exchange or traded on another established securities market, fair market value will similarly be determined by reference to the closing price of the common stock on the applicable date as reported on such other stock exchange or established securities market.

If the Company’s common stock ceases to be listed on an established national or regional stock exchange or traded on another established securities market, the Committee will determine the fair market value of the common stock by the reasonable application of a reasonable valuation method in a manner consistent with section 409A of the Internal Revenue Code.

Stock Options. An option granted under the 2011 LTIP will be exercisable only to the extent that it is vested. Each option will become vested and exercisable at such times and under such conditions as the Committee may approve consistent with the terms of the 2011 LTIP. No option may be exercisable more than ten years after the option grant date. The Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service.

The exercise price per share under each option granted under the 2011 LTIP may not be less than 100%, or 110% in the case of an incentive stock option granted to a 10% shareholder (as defined in the 2011 LTIP), of the fair market value of the common stock on the option grant date, except in the case of an option granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an affiliate or with which the Company or an affiliate has combined or will combine.

The aggregate fair market value of the common stock determined on the option grant date with respect to which incentive stock options are exercisable for the first time during any calendar year may not exceed $100,000.

Except in connection with a corporate transaction involving the Company (including any stock dividend, distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities or similar transaction), the Company may not, without obtaining shareholder approval, (1) amend the terms of outstanding options to reduce the exercise price of such outstanding options, (2) cancel outstanding options in exchange for options with an exercise price that is less than the exercise price of the original options or (3) cancel outstanding options with an exercise price above the current stock price in exchange for cash or other securities.

Payment of the exercise price for shares purchased pursuant to the exercise of an option may be made in such forms as are approved by the Committee. These forms may include, in the Committee’s discretion, cash, cash equivalents acceptable to the Company, and shares of the Company’s common stock.

Awards of stock options generally will be nontransferable, except for transfers by will or the laws of descent and distribution.

Restricted Stock and Deferred Stock Units. Subject to the provisions of the 2011 LTIP, the Committee will determine the terms and conditions of each award of restricted stock and deferred stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the common stock subject to the award. A grantee of restricted stock will have all the rights of a shareholder, including the right to vote the shares and receive dividends, except to the extent limited by the Committee. Grantees of deferred stock units will have no voting or dividend rights or other rights associated with stock ownership, although the Committee may award dividend equivalent rights on such units.

Grantees will not vest in dividends paid on performance-based awards of restricted stock or in dividend equivalent rights paid on performance-based awards of deferred stock units, and will be required to forfeit and repay to the Company such dividends and dividend equivalent rights, if the performance goals for the underlying awards of restricted stock or deferred stock units are not achieved or such awards otherwise do not vest. In addition, the Committee may subject dividends and dividend equivalent rights paid on time-vested awards of restricted stock and deferred stock units to such forfeiture and repayment obligations if the underlying awards are forfeited before they vest.

Awards of restricted stock and deferred stock units that vest solely by the passage of time may not vest in full in less than three years after the grant date, although such awards may vest pro-rata during such period on a daily, monthly, annual or other basis. Awards of restricted stock and deferred stock units that vest upon achievement of performance goals may not vest in full in less than one year after the grant date. Notwithstanding the foregoing, (1) awards for up to 5% of the maximum number of shares of common stock available for issuance under the 2011 LTIP may be granted pursuant to the 2011 LTIP without being subject to the foregoing vesting restrictions and (2) any dividends or dividend equivalent rights, or other distributions, issued in connection with any award granted under the 2011 LTIP will not be subject to or counted for either of the foregoing vesting restrictions or the 5% share issuance limit.

The restrictions and the restricted period may differ with respect to each grantee of an award. An award will be subject to forfeiture if events specified by the Committee occur before the lapse of the restrictions.

Awards of restricted stock and deferred stock units generally will be nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

Dividend Equivalent Rights. The Committee will be authorized to grant rights to dividend equivalents to a participant in connection with an award under the 2011 LTIP, or without regard to any other award, except that no dividend equivalent right may be granted in connection with, or related to, an award of options or SARs. Dividend equivalent rights will entitle the participant to receive cash or common stock equal in value to dividends paid, or other periodic payments made, with respect to a specified number of shares of common stock. The terms and conditions of awards of dividend equivalent rights will be specified in the applicable award agreement.

Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the fair market value of the stock on the reinvestment date. Dividend equivalent rights may be settled in cash or shares of stock or a combination thereof, in a single installment or in multiple installments, as determined by the Committee.

A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as the other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions which are different from the terms and conditions of the other award, except that dividend equivalent rights credited pursuant to a dividend equivalent right granted as a component of another award which vests or is earned based upon the achievement of performance goals may not vest unless the performance goals for the underlying award are achieved and the underlying award vests.

Dividend equivalents generally will be nontransferable, except for transfers by will or the laws of descent and distribution.

Performance Shares and Other Performance-Based Awards. The Committee may award performance shares and other performance-based awards in such amounts and upon such terms as the Committee may determine. Each grant of a performance-based award will have an initial value or target number of shares of common stock that is established by the Committee at the time of grant. The Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and number of performance shares or other performance-based awards that will be paid out to a grantee. The performance goals generally will be based on one or more of the performance measures described below. Performance awards may be payable in cash, shares of common stock, other awards under the 2011 LTIP or other property.

The 2011 LTIP identifies some conditions that may warrant revision or alteration of performance goals after they are established by the Committee. Such conditions may include the following:

•	change in control of the Company, as defined in the 2011 LTIP and described below;

•	declaration and distribution of stock dividends or stock splits;

•	mergers, consolidations or reorganizations;

•	acquisitions or dispositions of material business units;

•	extraordinary, non-core, non-operating or non-recurring items; and

•	infrequently occurring or extraordinary gains or losses.

The Committee will establish the performance periods for performance-based awards.

Performance Measures. The 2011 LTIP is designed to permit the Committee to grant awards to covered executive officers that will constitute qualified performance-based compensation for purposes of section 162(m) of the Internal Revenue Code.

Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Exchange Act. Under the Internal Revenue Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered executive officers,” that represents qualified performance-based compensation as determined under the Internal Revenue Code. To constitute qualified performance-based compensation, the compensation paid by the Company to its covered executive officers must be paid solely on account of the achievement of one or more objective performance goals established in writing by the Committee while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered officer, a business unit, or the Company, a subsidiary or other affiliate on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected. The Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is achieved.

The 2011 LTIP authorizes the establishment of performance goals based on any one or more of the following performance measures:

•	adjusted earnings;

•	return on equity (which includes adjusted return on equity);

•	earnings per share growth (which includes adjusted earnings per share growth);

•	basic earnings per common share;

•	diluted earnings per common share;

•	adjusted earnings per common share;

•	net income;

•	adjusted earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	operating cash flow;

•	operations and maintenance expense;

•	total shareholder return;

•	operating income;

•

strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, new growth opportunities, market penetration, and goals relating to acquisitions or divestitures, or goals relating to capital-raising and capital management;

•	customer satisfaction, as measured by, among other things, one or more of service cost, service levels, responsiveness, business value, and residential value;

•	environmental, including, among other things, one or more of improvement in, or attainment of, emissions levels, project completion milestones, and prevention of significant environmental violations;

•	common share price;

•

production measures, consisting of, among other things, one or more of capacity utilization, generating equivalent availability, production cost, fossil generation activity, generating capacity factor, Institute of Nuclear Power Operations (INPO) Index performance, and World Association of Nuclear Power Operators (WANO) Index performance;

•	bad debt expense;

•	service reliability;

•	service quality;

•	improvement in, or attainment of, expense levels, including, among other things, one or more of operations and maintenance expense, capital expenditures and total expenditures;

•	budget achievement;

•	health and safety, as measured by, among other things, one or more of recordable case rate and severity rate;

•

reliability, as measured by, among other things, one or more of outage frequency, outage duration, frequency of momentary interruptions, average frequency of customer interruptions, and average number of momentary interruptions per customer;

•	ethics and compliance with applicable laws, regulations and professional standards;

•	risk management;

•	workforce quality, as measured by, among other things, one or more of diversity measures, talent and leadership development, workforce hiring, and employee satisfaction;

•	cost recovery; and

•	any combination of the foregoing.

Performance under any of the foregoing performance measures may be used to measure the performance of (1) the Company and its subsidiaries and other affiliates as a whole, (2) the Company, any subsidiary, and/or any other affiliate or any combination thereof or (3) any one or more business units of the Company, any subsidiary, and/or any other affiliate, as the Committee deems appropriate. In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee. The Committee may select performance under the performance measure of common share price for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee will have the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures.

The Committee will have the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines in a manner consistent with the requirements of section 162(m) for deductibility.

Stock Appreciation Rights. SARs may be granted in conjunction with all or a part of any option or other award granted under the 2011 LTIP, or without regard to any option or other award. The Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares payable as consideration will be delivered or deemed delivered to grantees, and any other terms or conditions of any SAR.

Exercisability of SARs may be subject to future service requirements, to the achievement of one or more of the performance measures described above or to such other terms and conditions as the Committee may impose.

Upon exercise of a SAR, the holder will be entitled to receive, in the specified form of consideration, the excess of the fair market value of one share of common stock on the exercise date over the grant price of the SAR, as determined by the Committee. The grant price of a SAR may not be less than the fair market value of a share of common stock on the grant date, except in the case of a SAR granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an affiliate or with which the Company or an affiliate has combined or will combine.

Except in connection with a corporate transaction involving the Company (including any stock dividend, distribution (whether in the form of cash, shares of stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities or similar transaction), the Company may not, without obtaining shareholder approval, (1) amend the terms of outstanding SARs to reduce the exercise price of such outstanding SARs, (2) cancel outstanding SARs in exchange for SARs with an exercise price that is less than the exercise price of the original SARs or (3) cancel outstanding SARs with an exercise price above the current stock price in exchange for cash or other securities.

Awards of SARs generally will be nontransferable, except for transfers by will or the laws of descent and distribution.

Other Equity-Based Awards. The Committee may grant other types of equity-based or equity-related awards, including the grant or offer for sale of shares of unrestricted stock, in such amounts and subject to such terms and conditions as the Committee may determine. As described above, awards for up to 5% of the maximum number of shares of common stock available for issuance under the 2011 LTIP may be granted pursuant to the 2011 LTIP without being subject to vesting restrictions. Any such awards may involve the transfer of shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of the shares of common stock. Any other equity-based awards granted by the Committee may be subject to performance goals established by the Committee based on one or more of the performance measures described above.

Effect of Corporate Transactions. The 2011 LTIP contains provisions, which are described below, that provide for adjustments to the terms of some types of outstanding awards upon the occurrence of specified kinds of corporate transactions, including transactions that would be deemed to constitute a change in control of NextEra Energy, Inc. within the meaning of the 2011 LTIP, as described below (a “Change in Control”). The provisions of the 2011 LTIP governing such transactions will apply unless a different treatment of the applicable award is specified in the applicable award agreement at the time of grant, in another agreement with the grantee of the award, or in another writing entered into after the time of grant with the consent of the grantee.

Change in Capitalization. The Committee will adjust the terms of outstanding awards under the 2011 LTIP to preserve the proportionate interests of the holders in such awards if the number of outstanding shares of the Company’s common stock is increased or decreased or the shares of the Company’s common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of the Company’s common stock effected without receipt of consideration by the Company. The adjustments will include proportionate adjustments to (1) the number and kind of shares of stock subject to outstanding awards and (2) the per share option price of outstanding options and the per share SAR price of outstanding SARs.

Reorganization not Constituting a Change in Control. If the Company is the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any outstanding option or SAR will pertain to the securities to which a holder of the number of shares of stock subject to such option or SAR would have been entitled immediately after the transaction, with a corresponding proportionate adjustment to the per share option price and per share SAR price. Further, in the event of any such transaction, performance-based awards (and the related performance measures if deemed appropriate by the Committee) will be adjusted to apply to the securities that a holder of the number of shares of stock subject to such performance-based awards would have been entitled to receive immediately after the transaction.

Change in Control in which Awards are not Assumed. Except as otherwise provided in an award agreement, another agreement with the grantee, or another writing, upon the occurrence of a Change in Control in which outstanding awards of options, SARs, restricted stock, deferred stock units, dividend equivalent rights or other equity-based awards are not assumed or continued, the following provisions will apply to the awards (to the extent the awards are not assumed or continued):

•	Except with respect to performance-based awards, either of the following will occur:

•

all outstanding awards of restricted stock, deferred stock units and deferred equivalent rights will be deemed to have vested, and the shares of stock subject to such deferred stock units and dividend equivalent rights will be delivered immediately before the Change in Control, and 15 days before the scheduled completion of the Change in Control, all outstanding options and SARs will become immediately exercisable and will remain exercisable for a period of 15 days (subject to completion of the Change in Control); or

•

the Committee may elect to cancel any outstanding awards of options, restricted stock, deferred stock units, dividend equivalent rights and SARs and require payment or delivery to the holders of such awards an amount in cash or securities having a value (as determined by the Committee), (1) in the case of restricted stock, deferred stock units and dividend equivalent rights (for shares of stock subject thereto), equal to the price per share paid to holders of stock pursuant to the Change in Control and (2) in the case of options or SARs, equal to the product of the number of shares of stock subject to such options or SARs multiplied by the amount, if any, by which (a) the price per share paid to holders of stock pursuant to the Change in Control exceeds (b) the option price or SAR price applicable to such options and SARs.

•

For performance-based awards denominated in stock, (1) if less than half of the performance period has lapsed, the awards will be converted into restricted stock or performance shares assuming target performance has been achieved (or into unrestricted stock if no further restrictions apply), (2) if at least half of the performance period has lapsed, the awards will be converted into restricted stock or performance shares based on actual performance to date (or into unrestricted stock if no further restrictions apply), and (3) if actual performance is not determinable, the awards will be converted into restricted stock or performance shares assuming target performance has been achieved, based on the discretion of the Committee (or into unrestricted stock if no further restrictions apply).

•	Other equity-based awards will be governed by the terms of the applicable award agreement.

Change in Control in which Awards are Assumed. Except as otherwise provided in the applicable award agreement, another agreement with the grantee, or another writing, upon the occurrence of a Change in Control in which outstanding awards of options, SARs, restricted stock, deferred stock units, dividend equivalent rights or other equity-based awards are being assumed or continued, the 2011 LTIP and such awards (to the extent the awards are assumed or continued) will continue in the manner and under the terms specified in any writing providing for assumption or continuation of such awards, which may specify the substitution for such awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof. In the event of such a substitution, appropriate adjustments will be made to the number of shares subject to the original awards (disregarding any transaction consideration that is not common stock) and to option and SAR exercise prices.

Definition of Change in Control. The 2011 LTIP generally defines a “Change in Control” to mean the first to occur of any of the following events:

•

the acquisition by any individual, entity or group of 20% or more of either the outstanding Company common stock or the combined voting power of the outstanding Company voting securities, other than in specified circumstances, including directly from the Company or pursuant to a merger or other business combination which does not itself constitute a Change in Control;

•

a change in the composition of the Board as of December 10, 2010 in which the incumbent directors cease, for any reason, to constitute a majority of the Board, unless each director who was not an incumbent director was elected, or nominated for election, by a majority of the incumbent directors and directors subsequently so elected or nominated, excluding those directors who assumed office as a result of an actual or threatened election contest or other solicitation of proxies by or on behalf of an individual, entity or group other than the Board;

•

consummation of a reorganization, merger, consolidation or other business combination with any other corporation, with respect to which (1) the Company voting securities outstanding immediately prior to the transaction do not, immediately after the transaction, continue to represent (either by remaining outstanding or by being converted into voting securities of the resulting or surviving entity or such entity’s ultimate parent) more than 55% of the outstanding common stock and of the outstanding voting securities of the resulting or surviving entity (or such entity’s ultimate parent), or (2) the incumbent directors of the Company, generally subject to the exceptions described above, constitute less than a majority of the members of the board of directors of the resulting or surviving entity (or such entity’s ultimate parent);

•

consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, after such sale or other disposition, more than 55% of the outstanding shares of common stock of such corporation and the combined voting power of the outstanding voting securities of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Company common stock and outstanding Company voting securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Company common stock and outstanding Company voting securities, as applicable; or

•	approval by the Company’s shareholders of the complete liquidation or dissolution of the Company.

Resales of Shares by Participants. Shares of the Company’s common stock issued pursuant to the 2011 LTIP will be eligible for sale by participants in the public market without restriction under the Securities Act of 1933, except that any shares purchased by an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act of 1933, will be subject to the resale limitations of Rule 144.

A participant who is an affiliate of the Company may sell in the public market the shares issued to the participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (1) 1% of the then-outstanding shares of common stock and (2) the reported average weekly trading volume of the then-outstanding shares of common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to provisions relating to the manner and notice of sale and the availability of current public information about the Company.

Federal Income Tax Consequences. The following summarizes the federal income tax consequences of awards that may be granted under the 2011 LTIP.

Incentive Stock Options. An option holder will not realize taxable income upon the grant of an incentive stock option under the 2011 LTIP. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder.

If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if the Company complies with applicable reporting requirements and section 162(m) of the Internal Revenue Code.

If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Restricted Stock. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the common stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if the Company complies with applicable reporting requirements and with the restrictions of section 162(m) of the Internal Revenue Code.

Dividend Equivalents Rights. Grantees under the 2011 LTIP who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Deferred Stock Units and Performance-Based Awards. A distribution of common stock or a payment of cash in satisfaction of deferred stock units or a performance-based award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or, in the case of a cash award, the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if the Company complies with applicable reporting requirements and with the restrictions of section 162(m) of the Internal Revenue Code.

Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to the Company. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the common stock received by the holder. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to section 162(m) of the Internal Revenue Code and, as to SARs that are settled in shares of common stock, if the Company complies with applicable reporting requirements.

Unrestricted Stock. A holder of shares of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and with the restrictions of section 162(m) of the Internal Revenue Code.

Upon the holder’s disposition of shares of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding. Payment of the taxes imposed on awards made under the 2011 LTIP may be made by withholding from payments otherwise due and owing to the holder.

Unless you specify otherwise in your proxy/voting instruction card or in the instructions you give by telephone or Internet, your proxy will be voted FOR approval of the NextEra Energy, Inc. 2011 Long Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NEXTERA ENERGY, INC. 2011 LONG TERM INCENTIVE PLAN

Securities Authorized For Issuance Under Equity Compensation Plans

NextEra Energy’s equity compensation plan information as of December 31, 2010 is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	7,539,026	(1)	$38.69	(2)	3,126,202
Equity compensation plans not approved by security holders(3)	2,523		$27.11		—

Total	7,541,549		$38.69	(2)	3,126,202

(1)	Includes an aggregate of 5,036,652 outstanding options, 2,175,691 unvested performance share awards (at maximum payout) and 299,963 deferred fully vested performance shares under the LTIP and 26,720 fully vested shares deferred by directors under the Company’s 2007 Non-Employee Directors Stock Plan and its predecessor, the FPL Group, Inc. Amended and Restated Non-Employee Directors Stock Plan, at December 31, 2010.
(2)	Relates to outstanding options only.
(3)	Represents options granted by Gexa Corp. under its Amended and Restated 2004 Incentive Plan and pursuant to various individual grants, all of which were made prior to NextEra Energy’s acquisition of Gexa Corp. All such options were assumed by NextEra Energy in connection with the acquisition of Gexa Corp. and are fully vested and exercisable for shares of NextEra Energy’s common stock. No further grants of stock options will be made under this plan.

Proposal 4: Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Company is asking shareholders to cast an advisory vote on the compensation of the Company’s named executive officers, which is commonly called a “say-on-pay” vote. The advisory vote is to approve the compensation of the Company’s named executive officers as described below (beginning on p. 52) in the Compensation Discussion & Analysis section and in the tabular and narrative disclosure regarding the compensation of the named executive officers which follows the Compensation Discussion & Analysis section. While this vote is not binding on the Compensation Committee, the Board or the Company, it will provide information to the Compensation Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when making future determinations regarding named executive officer compensation.

The fundamental objective of NextEra Energy’s executive compensation program is to motivate and reward actions that the Compensation Committee believes will increase long-term shareholder value. The program is designed to retain, motivate, attract, reward and develop high-quality, high-performing executive leadership whose talent and expertise should enable the Company to create long-term shareholder value. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with the long-term interests of shareholders and other important Company stakeholders, including customers and employees. A significant portion of each named executive’s total compensation opportunity is performance-based and carries both upside and downside potential for the named executives. Named executives (and all of NextEra Energy’s other officers) must build and maintain a significant and continuing equity interest in NextEra Energy. This helps to ensure that their interests are aligned with those of shareholders and that changes in the price of NextEra Energy common stock have a meaningful economic effect on the officers. The executive compensation program’s mix of base salary, long- and short-term incentives, and use of different types of equity compensation awards, along with the Company’s stock ownership guidelines, are designed to encourage the Company’s named executive officers and other officers to take prudent but not excessive risks.

The Executive Compensation section below, including Compensation Discussion & Analysis, provides a more detailed discussion of the Company’s compensation program for its named executive officers.

The discussion reflects that NextEra Energy’s compensation program has been achieving its objective. For example, NextEra Energy’s total shareholder return for the five-year period December 31, 2005 through December 31, 2010 was 48%, which was 28 percentage points better than the total return of the Standard & Poor’s 500 Electric Utilities Index (and 36 percentage points better than the total return of the S&P 500) over the same period, and NextEra Energy’s total shareholder return for the ten-year period ended December 31, 2010, which generally coincides with the tenure of NextEra Energy’s chief executive officer, was 107%, which was 50 percentage points better than the total return of the Standard & Poor’s 500 Electric Utilities Index (and 92 percentage points better than the total return of the S&P 500) over the same period. In addition, the Company:

•	achieved its highest earnings ever in 2010;

•	in March 2011, was ranked America’s most admired electric and gas utility by Fortune Magazine for the fifth consecutive year; and

•	in March 2011, was named one of the world’s most ethical companies by Ethisphere Magazine for the fifth consecutive year.

In accordance with Section 14A of the Exchange Act and the SEC’s rules thereunder, the Company asks shareholders to approve this proposal by approving the following non-binding resolution:

RESOLVED, that the shareholders of NextEra Energy, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K as promulgated by the Securities and Exchange Commission in the NextEra Energy, Inc. proxy statement for the 2011 annual meeting of shareholders, including the Compensation Discussion & Analysis section, the compensation tables and the accompanying narrative discussion.

Unless you specify otherwise in your proxy/voting instruction card or in the instructions you give by telephone or Internet, your proxy will be voted FOR approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF NEXTERA ENERGY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Proposal 5: Non-binding advisory vote on whether NextEra Energy should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers every 1, 2 or 3 years

In Proposal 4 above, the Company asks shareholders to vote on a non-binding advisory basis to approve the compensation of the Company’s named executive officers. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company in this Proposal 5 asks shareholders to cast an advisory vote on the frequency with which shareholders would have an opportunity to provide an advisory “say-on-pay” vote on named executive officer compensation. Shareholders have the option of selecting a frequency of 1, 2 or 3 years, or abstaining. After careful consideration, the Board has determined to recommend that future non-binding advisory votes to approve named executive officer compensation occur every 1 year. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow the Company’s shareholders to provide input on NextEra Energy’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. The Board understands that shareholders may have different views as to what is the best approach for NextEra Energy, and looks forward to hearing from shareholders on this proposal.

Shareholders are not voting to approve or disapprove the Board’s recommendation on the frequency of future non-binding votes on named executive officer compensation. When voting, shareholders may choose among four options for this proposal on the proxy/voting instruction card (or by telephone or Internet):

(1) a “say-on-pay” vote every 1 year;

(2) a “say-on-pay” vote every 2 years;

(3) a “say-on-pay” vote every 3 years; or

(4) abstain from voting.

The frequency option – 1, 2 or 3 years—receiving the greatest number of votes will be considered the frequency preferred by the Company’s shareholders. Although this vote is not binding on the Company or the Board, the Board will take into consideration the outcome of the vote in making a determination on the frequency with which non-binding votes to approve named executive officer compensation will be included in the Company’s proxy statement. The Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote to approve named executive officer compensation more or less frequently than the option preferred by shareholders.

Unless you specify otherwise in your proxy/voting instruction card or in the instructions you give by telephone or Internet, your proxy will be voted for a frequency of every 1 YEAR as the frequency with which NextEra Energy will hold non-binding advisory votes to approve NextEra Energy’s compensation of its named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1 YEAR AS THE FREQUENCY WITH WHICH NEXTERA ENERGY WILL HOLD A NON-BINDING SHAREHOLDER ADVISORY VOTE TO APPROVE NEXTERA ENERGY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

INFORMATION ABOUT NEXTERA ENERGY AND MANAGEMENT

Common Stock Ownership of Certain Beneficial Owners and Management

The following table indicates how much NextEra Energy common stock is beneficially owned by the only person known by the Company to own more than 5% of the Company’s common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(a)
BlackRock, Inc. 40 East 52nd Street New York, New York 10022(b)	26,910,685	(b)	6.4%

(a)	As of March 1, 2011.

(b)	This information has been derived from a statement on Schedule 13G/A of BlackRock, Inc., filed with the SEC on February 7, 2011. As of December 31, 2010, BlackRock, Inc., a parent holding company, reported that it had sole voting and dispositive power with respect to all of the shares reported as beneficially owned.

The following table shows the number of shares of NextEra Energy common stock beneficially owned as of March 1, 2011 by each of NextEra Energy’s directors (all of whom are nominees for director) and each named executive officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of NextEra Energy’s directors and executive officers as a group. As of March 1, 2011, each individual beneficially owns less than 1%, and all directors and executive officers as a group beneficially own approximately 1%, of NextEra Energy common stock. No shares are pledged as security. The table also includes information about stock options and phantom or deferred shares credited to the accounts of NextEra Energy’s directors and executive officers under various compensation and benefit plans.

Name	Common Stock Beneficially Owned					Phantom/Deferred Shares(4)
	Shares Owned(1)		Shares Which May Be Acquired Within 60 Days(2)	Total Shares Beneficially Owned(3)
Sherry S. Barrat	19,860		2,000	21,860		18,875
Robert M. Beall, II	28,460		—	28,460		5,926
J. Hyatt Brown	61,460		—	61,460		8,190
James L. Camaren	22,760		—	22,760		5,621
Moray P. Dewhurst	207,057		484,127	691,184		27,337
Kenneth B. Dunn	2,420		—	2,420		—
J. Brian Ferguson	8,940		1,550	10,490		3,348
Lewis Hay, III	525,068		1,002,070	1,527,138		237,231
Toni Jennings	10,060		—	10,060		—
Oliver D. Kingsley, Jr.	900		7,960	8,860		488
Armando J. Olivera	90,371		337,625	427,996		34,915
Armando Pimentel, Jr.	48,903		49,712	98,615		1,953
James L. Robo	150,521		497,707	648,228		68,235
Rudy E. Schupp	12,860		—	12,860		—
William H. Swanson	5,125		—	5,125		—
Michael H. Thaman	15,860		—	15,860		—
Hansel E. Tookes, II	1,721	(5)	12,060	13,781	(5)	—
All directors and executive officers as a group (27 persons)	1,604,986		2,852,480	4,457,466		438,872

(1)	Includes shares of restricted stock for Messrs. Hay (125,258), Dewhurst (40,484), Olivera (31,276), Pimentel (23,686) and Robo (47,157), as well as for Mrs. Barrat (19,860), Ms. Jennings (10,060), and Messrs. Beall (21,460), Brown (21,460), Camaren (17,260), Dunn (2,420), Ferguson (8,940), Kingsley (400), Schupp (12,460), Swanson (4,840), Thaman (15,860) and Tookes (400) and a total of 571,889 shares of restricted stock for all directors and executive officers as a group. The holders of such shares of restricted stock have voting power, but not dispositive power.

(2)	Includes, for executive officers, shares which may be acquired within 60 days upon the exercise of stock options and, for directors, common stock, the receipt of which has been deferred under the Company’s Deferred Compensation Plan, amended and restated effective January 1, 2003 (the “Frozen Deferred Compensation Plan”) or the NextEra Energy, Inc. Deferred Compensation Plan effective January 1, 2005, as amended and restated through October 15, 2010 (the “Successor Deferred Compensation Plan”) until termination of service as a Board member. The Frozen Deferred Compensation Plan and the Successor Deferred Compensation Plan are collectively referred to as the “Deferred Compensation Plan.” Also includes, for all executive officers as a group, 4,950 shares of common stock, the receipt of which has been deferred under the Deferred Compensation Plan until the first day of the first month after termination of service.

(3)	Represents the total of shares listed under the columns “Shares Owned” and “Shares Which May Be Acquired Within 60 Days.” Under SEC rules, beneficial ownership as of any date includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power as of or within 60 days after such date through the exercise of any stock option or other right.

(4)	Includes phantom shares under the FPL Group, Inc. Supplemental Executive Retirement Plan, amended and restated effective April 1, 1997 (the “Frozen SERP”), and the NextEra Energy, Inc. (f/k/a FPL Group, Inc.) Supplemental Executive Retirement Plan, amended and restated effective January 1, 2005 (the “Restated SERP”). The Frozen SERP and the Restated SERP are collectively referred to as the “SERP.” Also includes phantom shares granted to certain directors in connection with the termination in 1996 of the Company’s non-employee director retirement plan, all of which are payable in cash, as well as, for Mr. Hay (203,655), and Mr. Olivera (23,178) and all directors and executive officers as a group (237,573), shares of common stock, the receipt of which has been deferred under the Deferred Compensation Plan until at least six months after termination of service, as to which they have neither voting nor dispositive power. Also includes, for Mr. Robo, 56,365 shares held by the trustee of a grantor trust pursuant to a deferred stock grant made under the LTIP, as to which he has neither voting nor dispositive power, and for Mr. Dewhurst, 26,734 shares deferred pursuant to the terms of a deferred stock grant under the LTIP.

(5)	Includes 321 shares owned by Mr. Tookes’ wife, as to which Mr. Tookes disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers are required to file initial reports of ownership and reports of changes of their beneficial ownership of the common stock and other equity securities of NextEra Energy with the SEC pursuant to Section 16(a) of the Exchange Act. Based upon a review of these filings and written representations from the directors and executive officers, all required filings were timely made in 2010.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles & Guidelines/Code of Ethics

NextEra Energy has had formal corporate governance standards in place since 1994. The Governance & Nominating Committee is responsible for reviewing the Corporate Governance Principles & Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. NextEra Energy has adopted a Code of Ethics for Senior Executive and Financial Officers which applies to NextEra Energy’s chairman and chief executive officer, vice chairman and chief of staff, president and chief operating officer, chief financial officer, treasurer, chief tax officer, general counsel, chief accounting officer and comptroller, and the presidents and chief executive officers of FPL and NextEra Energy Resources, LLC (“NextEra Energy Resources”), as well as a Code of Business Conduct & Ethics applicable to all representatives of NextEra Energy and its subsidiaries, including directors, officers and employees. The Corporate Governance Principles & Guidelines, Code of Ethics for Senior Executive and Financial Officers and Code of Business Conduct & Ethics are available in the Governance section of the Company’s website at www.nexteraenergy.com/investors/governance.shtml. Any amendments or waivers of the Code of Ethics for Senior Executive and Financial Officers which are required to be disclosed to shareholders under SEC rules will be disclosed on the NextEra Energy website at the address listed above.

Director Resignation Policy

As discussed above, under the Company’s Bylaws, in an uncontested election directors are elected by a majority of the votes cast. The Board has adopted a Policy on Failure of Nominee Director(s) to Receive a Majority Vote in an Uncontested Election (“Director Resignation Policy”), the effect of which is to require that in any uncontested director election, any incumbent director who is not elected by the required vote shall offer to resign, and the Board shall determine whether or not to accept the resignation within ninety days of the certification of the shareholder vote. The Company will report the action taken by the Board under the Director Resignation Policy in a publicly-available forum or document.

The Company’s Bylaws provide that, in a contested election, directors are elected by a plurality of the votes cast.

Director Independence

The Board conducts an annual review regarding the independence from the Company’s management of each of its members, and in addition assesses the independence of any new member at the time that the new member is considered for appointment or nomination for election to the Board. The Board considers all relevant facts and circumstances and uses the criteria set forth in the NYSE corporate governance independence standards (the “NYSE standards”), which are the applicable standards under SEC rules, to assess director independence. These standards are also set forth or referred to in the Corporate Governance Principles & Guidelines, a copy of which is available in the Governance section of the Company’s website at www.nexteraenergy.com/pdf/corporate_governance.pdf. The NYSE standards and the Corporate Governance Principles & Guidelines require that NextEra Energy have a majority of independent directors and provide that the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) in order to determine that the director is independent. As set forth in the Corporate Governance Principles & Guidelines, the Board considers all relevant facts and circumstances in making independence determinations. In particular, when assessing the materiality of a director’s relationship (if any) with the Company, the Board considers materiality both from the standpoint of the director and from the standpoint of persons or organizations with which the director has an affiliation. Material relationships for this purpose may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

In addition to the subjective standard described above, the NYSE standards have objective tests for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if he or she:

•	is an employee of the Company, or has an immediate family member who is an executive officer of the Company, until three years after the employment relationship ended;

•

receives more than $120,000 annually in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service), until three years after that amount is no longer received;

•

is a current partner or employee of Deloitte & Touche, the Company’s independent registered public accounting firm, or has an immediate family member who is either (a) a current partner of Deloitte & Touche or (b) a current employee of Deloitte & Touche who personally works on the Company’s audit, until three years after these relationships with Deloitte & Touche have ended;

•

is an executive officer, or whose immediate family member is an executive officer, of another company where any of the Company’s present executive officers serve on that other company’s compensation committee, until three years after the end of that service or employment relationship; or

•

is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues, until three years after falling below that threshold.

The NYSE standards and the Corporate Governance Principles & Guidelines also require that each of the Compensation Committee, Governance & Nominating Committee and Audit Committee consist entirely of independent directors. The NYSE standards and Rule 10A-3 under the Exchange Act include the additional requirement that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation. Compliance by Audit Committee members with this requirement is separately assessed by the Audit Committee prior to being assessed by the Board.

Based on its review and the NYSE standards, in February 2011 the Board determined that Sherry S. Barrat, Robert M. Beall, II, J. Hyatt Brown, James L. Camaren, Kenneth B. Dunn, J. Brian Ferguson, Toni Jennings, Oliver D. Kingsley, Jr., Rudy E. Schupp, William H. Swanson, Michael H. Thaman and Hansel E. Tookes, II, being all of the non-employee directors of NextEra Energy, are independent under applicable laws, the NYSE standards and the Corporate Governance Principles & Guidelines. In determining that Mr. Schupp is independent, the Board considered that a NextEra Energy Resources subsidiary made an offer to employ Mr. Schupp’s son following his graduation from college as a non-executive business associate in its rotational program for entry-level employees at the standard salary rate, which offer was accepted for employment which is expected to begin in mid-2011.

Board Leadership Structure

NextEra Energy’s chief executive officer serves as chairman of the Company’s Board, and the Board also has an independent Lead Director. As approved by the independent directors, the Lead Director position rotates biennially, except as unusual circumstances may otherwise warrant and generally on a calendar year basis, among the non-management Chairs of the Audit, Compensation, Finance & Investment and Governance & Nominating Committees, in alphabetical committee order, except that no member of the Board will serve as Lead Director for more than one biennial term on a consecutive basis. Since January 1, 2010, J. Hyatt Brown has served as Lead Director.

The Lead Director has the following duties and authorities:

•	to act, on a non-exclusive basis, as liaison between the independent directors and the chairman;

•	to approve the Board agenda and information sent to the Board;

•	to preside at Board meetings in the absence of the chairman and to chair executive sessions of the non-management directors;

•	to approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	to call executive sessions of the independent directors;

•	if requested by major shareholders, to be available, when appropriate, for consultation and direct communication consistent with the Company’s policies regarding communications with shareholders;

•	to communicate Board member feedback to the chief executive officer; and

•	to have such other duties as may from time to time be assigned by the Board.

Executive sessions of the independent directors are provided for in the agenda for each regularly-scheduled Board meeting and each regularly-scheduled Committee meeting (other than quarterly earnings review meetings of the Audit Committee). As noted above, the Lead Director chairs the Board executive sessions, and thereafter meets with the chief executive officer to provide feedback. Committee executive sessions are chaired by the Committee chairs, all of whom are independent directors (with the exception of the Executive Committee, which is chaired by the chairman of the board and meets only on an as-needed basis). The Board believes that having an independent Lead Director, regular Board and Committee executive sessions, a substantial majority of independent Directors and the corporate governance structures and processes described in this proxy statement allow the Board to maintain effective oversight of management.

As set forth in the Corporate Governance Principles & Guidelines, the Board believes that the decision as to who should serve as chairman and as chief executive officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of the Company’s then-existing characteristics or circumstances. In view of the Company’s operating record, including its role as a national leader in renewable energy generation, and the operational and financial opportunities and challenges faced by the Company, the Board’s judgment is that the functioning of the Board is currently best served by maintaining its existing structure of having one individual serve as both chairman and chief executive officer. The Board believes that having a single person acting in the capacities of chairman and chief executive officer promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans and to address its challenges. However, depending on the circumstances, such as during a transition from one chief executive officer to another, the Board believes that it may be appropriate for the role of the chief executive officer and the chairman to be separated.

Board Role in Risk Oversight

The Board discharges its risk oversight responsibilities primarily through its committees, each of which reports its activities to the Board at the next succeeding Board meeting. The risk oversight responsibilities of the committees include the following:

•

Audit Committee. The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, compliance with legal and regulatory requirements, and the Company’s accounting and financial reporting processes. As part of its duties, the Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. The committee also reviews the Company’s risk assessment and risk management policies generally and, as part of this duty, provides oversight to the Corporate Risk Management Committee described below.

•

Finance & Investment Committee. The Finance & Investment Committee is responsible for reviewing and monitoring the Company’s financing plans, making recommendations regarding the Company’s dividend policy, reviewing the Company’s energy trading, marketing and risk management activities and exposure and its major insurance lines, and overseeing the risks associated with financing strategy, financial policies and use of financial instruments, including derivatives.

•

Nuclear Committee. The Nuclear Committee is responsible for reviewing the safety, reliability and quality of nuclear operations, reviewing reports issued by external oversight groups, and reviewing the Company’s long-term strategies and plans relating to its nuclear operations.

•

Compensation Committee. The Compensation Committee is responsible for oversight of compensation-related risks, including reviewing management’s assessment of risks related to employee compensation programs.

NextEra Energy’s chief executive officer serves as the Company’s chief risk officer. In that capacity, the chief executive officer, together with other members of the Company’s senior management team, oversees the execution and monitoring of the Company’s risk management policies and procedures. NextEra Energy’s management maintains a number of risk oversight committees that assess operational and financial risks throughout the Company. NextEra Energy also has a Corporate Risk Management Committee, composed of senior executives, that assesses the Company’s strategic risks and the strategies employed to mitigate those risks. The Board committees discussed above meet periodically with the Company’s senior management team to review the Company’s risk management practices and key findings.

The Board believes that its role in risk oversight does not affect the Company’s leadership structure.

Director Meetings and Attendance

The Board and its committees meet on a regular schedule and also hold special meetings from time to time as deemed necessary and appropriate. The Board met eight times in 2010. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during the period of such director’s Board and committee service.

Absent circumstances that cause a director to be unable to attend the Board meeting held in conjunction with the annual shareholders’ meeting, Board members are required to attend the annual shareholders’ meeting. All of the directors then in office attended the 2010 annual meeting of shareholders, except for Mr. Kingsley, who was ill.

Committees

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance & Investment Committee, the Nuclear Committee and the Executive Committee. The committees regularly report their activities and actions to the full Board, generally at the Board meeting next following the committee meeting. Each of the committees operates under a charter approved by the Board and each committee conducts an annual evaluation of its performance. The charter of each of the Audit Committee, the Compensation Committee and the Governance & Nominating Committee is required to comply with the NYSE corporate governance requirements. There are no NYSE requirements for the charters of the Finance & Investment Committee, the Nuclear Committee or the Executive Committee. Each of the committees is permitted by its charter to act through subcommittees (except the Nuclear Committee, which has one member), and references in this proxy statement to any of those committees include any such subcommittees. Current copies of the charters of the committees are available on the Company’s website in the Governance section at www.nexteraenergy.com/investors/governance.shtml. The current membership and functions of the committees are described below.

Audit Committee

NextEra Energy has an Audit Committee established in accordance with applicable provisions of the Exchange Act and the NYSE standards. The Audit Committee is currently comprised of Ms. Jennings and Messrs. Thaman (Chair), Camaren, Kingsley and Swanson. The Audit Committee met twelve times in 2010, including meeting regularly with Deloitte & Touche, the Company’s independent registered public accounting firm, and the internal auditors, both privately and in the presence of management. The Audit Committee has the authority to appoint or replace the Company’s independent registered public accounting firm and approves all permitted services to be performed by the independent registered public accounting firm. The Audit Committee assists the Board in overseeing the integrity of the financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and the independent registered public accounting firm and the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee is responsible for establishing procedures for (1) the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee conducts an annual self-evaluation. A more detailed description of the Audit Committee’s duties and responsibilities is contained in the Audit Committee Charter, a copy of which is available in the Governance section of NextEra Energy’s website at www.nexteraenergy.com/pdf/audit.pdf.

The Board has determined that each member of the Audit Committee satisfies the “financial literacy” standard of the NYSE and that Michael H. Thaman is an “audit committee financial expert” as that term is defined by applicable SEC regulations and, accordingly, has accounting or related financial management expertise under NYSE standards. In addition, the Board has determined that each member of the Audit Committee, including the audit committee financial expert, is independent under the NYSE standards, Rule 10A-3 under the Exchange Act and the Corporate Governance Principles & Guidelines.

The Audit Committee Report begins at page 49.

Compensation Committee

The Compensation Committee is currently comprised of Mrs. Barrat, Ms. Jennings and Messrs. Ferguson (Chair), Beall, Camaren and Schupp. The Compensation Committee met three times in 2010. The Board has determined that each member of the Compensation Committee is independent under the NYSE standards and the Corporate Governance Principles & Guidelines.

Compensation Committee Authority

The Compensation Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers, evaluate the performance of the chief executive officer in light of those goals and objectives, approve the compensation of the chief executive officer and other executive officers, approve any employment agreements, special supplemental benefits and severance arrangements for the chief executive officer and other executive officers, and make recommendations to the Board with respect to the compensation of the directors. Additional responsibilities include overseeing the preparation of the Compensation Discussion & Analysis section and the annual Compensation Committee Report for inclusion in the Company’s proxy statement, reviewing the results of the Company’s shareholder advisory vote on the compensation of its named executive officers, making recommendations to the Board with respect to incentive compensation plans and other equity-based plans, administering the Company’s annual and long term incentive plans and non-employee directors stock plan, and retaining, and approving the terms of retaining, any outside compensation consultants engaged by the committee to assist in the evaluation of director, chief executive officer and other senior officer compensation. The Compensation Committee conducts an annual self-evaluation. A more detailed description of the Compensation Committee’s authorities, duties and responsibilities is in the Compensation Committee Charter, a copy of which is available in the Governance section of NextEra Energy’s website at www.nexteraenergy.com/pdf/compensation.pdf.

As permitted under the terms of the LTIP, the Board has delegated to the chairman and chief executive officer the authority to make grants under the LTIP to employees who are not executive officers. The Compensation Committee has the authority to review these awards. In addition, the Compensation Committee has delegated to the chief executive officer and the most senior human resources officer its authority to identify participants in the Executive Annual Incentive Plan other than executive officers and establish the terms and conditions pursuant to which incentive compensation for 2010 was, and for 2011 may be, payable to such other participants. The Compensation Committee has not delegated any other authority granted to it.

Compensation Committee Agenda and Processes; Role of External Consultants and Executive Officers

The Compensation Committee plans its agendas to ensure a thorough and thoughtful decision process. Typically, information regarding strategic decisions is presented to the Compensation Committee at one meeting and the committee makes its decision at a subsequent meeting. This allows time for any follow-up to questions from Compensation Committee members in advance of the final decision. Additional agenda items are included as necessary to address current issues.

In 2010, the Compensation Committee engaged Ira T. Kay & Company, LLC (“Kay & Company”), an independent executive compensation consulting firm which performed no other work for NextEra Energy, to provide advice and counsel to the committee in accordance with the committee’s instructions from time to time. In mid-2010, the principal individual who had been serving as the Compensation Committee’s compensation consultant on behalf of Kay & Company ceased doing business as Kay & Company and joined a new executive compensation consulting firm, Pay Governance, LLC (“Pay Governance”). The rights, duties and obligations of Kay & Company were assumed by Pay Governance, which continued to advise the committee through the conclusion of the annual compensation cycle. References to the “Compensation Consultant” mean Kay & Company through June 30, 2010 and Pay Governance thereafter. In 2010, the Compensation Consultant participated in all committee meetings. In accordance with the engagement letter retaining the Compensation Consultant, the scope of the Compensation Consultant’s engagement includes the following potential services, as and when requested by the Compensation Committee:

•	Provide advice to the Compensation Committee on the Company’s principles for its executive compensation program.

•	Review and provide input on the executive compensation disclosure in the annual proxy statement, including the Compensation Discussion & Analysis and other relevant sections.

•	Review and provide advice on the Company’s peer group companies for comparison and analysis of relevant market trends for executive and director compensation

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Analyze and develop recommendations on executive compensation programs, including executive employment agreements, equity incentive plans and programs, short-term bonus and other incentive and capital accumulation/retirement programs.

•	Assist in review and recommendations for the chief executive officer’s compensation package.

•	Analyze and advise on the non-employee director compensation program.

•	Provide updates on key trends, as appropriate.

•	Attend Compensation Committee meetings, as requested.

•	Analyze stock usage, dilution, stock accounting cost and other issues with respect to stock plan economics.

•	Complete any other projects requested by the Compensation Committee.

In accordance with its engagement letter, in 2010 the Compensation Consultant provided the Compensation Committee and the Company with analysis and advice on items such as pay competitiveness (including review of and advice on the composition of the Company’s peer group) and executive compensation program plan design. The Compensation Consultant benchmarked and discussed with the Compensation Committee its recommendations with respect to non-employee director compensation, which is ultimately determined by the Board. The Compensation Consultant also monitored current and emerging market trends and reported to the Compensation Committee on such trends and their impact on Company compensation practices. At the request of the Compensation Committee, the Compensation Consultant prepared and in October 2010 presented to the Board a pay-for-performance analysis of the chief executive officer’s pay and its alignment with Company performance. The Compensation Consultant has also reviewed the Compensation Discussion & Analysis section and the Compensation Committee section of this proxy statement.

In providing these services, the Compensation Consultant reports to and is directed by the Compensation Committee. The Compensation Consultant performed no services for Company management in 2010. The instructions given to the Compensation Consultant in 2010, beyond those that resulted in the provision of the services described in the preceding paragraphs, related primarily to logistical or procedural matters. The Compensation Consultant also cooperated with the Company’s human resources personnel and appropriate executive officers in the performance of their respective services, including assisting them in the development of executive compensation programs for consideration by the Compensation Committee. Unless otherwise directed by the Compensation Committee, the Compensation Consultant may share with appropriate human resources personnel and executive officers information regarding trends, comparative analysis and other matters relating to executive compensation in general or the Company’s programs in particular.

During 2010, the Company’s chief executive officer, general counsel, vice chairman and chief of staff and most senior human resources officer attended all meetings of the Compensation Committee. The committee generally has an executive session at the end of each of its meetings, during which no executive officers are present. During the appropriate executive session(s), the committee evaluates the performance of the chief executive officer, discusses and approves the chief executive officer’s compensation, meets with the Compensation Consultant and discusses and considers such other matters as it deems appropriate.

The chief executive officer provides the Compensation Committee with (1) recommendations on the total compensation opportunities for all executive officers other than himself, (2) input with respect to the individual performance of the other executive officers in connection with the committee’s determination of amounts paid under the Executive Annual Incentive Plan, (3) input with respect to the composition of the Company’s peer group used for competitive comparisons and (4) input on the matrix used to assess the Company’s financial performance under the Executive Annual Incentive Plan. In advance of each year, the chief executive officer, in collaboration with the Company’s chief operating officer and the subsidiary presidents, provides recommended Annual Incentive Plan operating performance indicators to the Compensation Committee for its consideration. In addition, the Executive Compensation Review Board (“review board”), whose members are Messrs. Hay, Dewhurst, Pimentel, Robo, Olivera, the president of NextEra Energy Resources and the executive vice president, human resources, annually performs the initial review of the Company’s (including its subsidiaries’) performance compared to the Executive Annual Incentive Plan operating performance targets, including whether targets have been achieved, exceeded or missed, and makes recommendations based on this review to the Compensation Committee for consideration and appropriate action.

NextEra Energy’s executive compensation program and its compensation program for non-employee directors for 2010 were considered and acted upon by the Compensation Committee at meetings held over an 18-month period, as follows:

October 2009: Reviewed and approved peer group for use in 2010 executive and non-employee director compensation determinations; reviewed and discussed proposed 2010 total target direct compensation opportunity for executive officers; reviewed and evaluated non-employee director compensation and recommended to the Board that the value of the annual equity compensation awards to non-employee directors be increased for 2010.

December 2009: Reviewed and approved amendments to certain executive compensation-related agreements to preserve deductibility of performance-based compensation in accordance with a new interpretation of Internal Revenue Code section 162(m); adopted Policy on Excise Tax Gross-ups in Executive Retention Employment Agreements (the “Excise Tax Gross-up Policy”), which provides that it is the Compensation Committee’s policy not to approve the inclusion of excise tax gross-up provisions in retention agreements initially entered into, or materially modified, on or after the date the Excise Tax Gross-Up Policy was adopted, except in unusual circumstances (as more fully described in the Compensation Discussion & Analysis section of this proxy statement).

February 2010: Reviewed and approved certain annually variable aspects of the Executive Annual Incentive Plan for 2010; reviewed and approved the Company’s adjusted earnings target, operational performance targets and methodology to determine the financial performance matrix for the Executive Annual Incentive Plan for 2010; discussed and approved the chief executive officer’s and the other executive officers’ 2010 total compensation opportunity (including the appropriate mix of base salary, target annual incentive compensation and target long-term incentive compensation); granted 2010 equity compensation to executive officers; approved stock grant to non-employee directors as part of 2010 non-employee director compensation; adopted Policy on Tax Reimbursements on Executive Perquisites, under which, beginning in 2010, the Company generally no longer provides tax reimbursements on perquisites to the named executives (as more fully described in the Compensation Discussion & Analysis section of this proxy statement).

December 2010: Approved 2011 LTIP and recommended its approval to the Board, subject to receipt of shareholder approval.

February 2011: Evaluated corporate performance for 2010 in light of the corporate goals, corporate performance objective and performance targets, certified that the corporate performance objective and applicable performance targets had been achieved and determined annual incentive compensation amounts for executive officers, as well as the number of performance shares payable for the three-year performance period ended December 31, 2010. Reviewed compensation risk assessment (as described below).

Compensation Risk Assessment

In February 2011, the Compensation Committee reviewed management’s analysis of the Company’s compensation program risks and mitigation of those risks, as well as the Company’s ongoing compensation risk management process. During this review, the Committee discussed, among other things, the Board’s overall role in the oversight of the Company’s risk, the Compensation Committee’s role in the oversight of compensation-related risk, the Company’s most significant risks, the relationship of those risks to the Company’s compensation programs and policies, and the compensation risk-related risk mitigation practices and controls which the Company has in place.

The Compensation Committee Report is on page 76.

Governance & Nominating Committee

The Governance & Nominating Committee is currently comprised of Mrs. Barrat and Messrs. Brown (Chair), Ferguson, Swanson and Tookes. Mr. Swanson joined the committee in May 2010. The Governance &

Nominating Committee met five times in 2010. The Board has determined that each member of the committee is independent under the NYSE standards and the Corporate Governance Principles & Guidelines. The committee is responsible for reviewing the size and composition of the Board, identifying and evaluating potential nominees for election to the Board consistent with criteria developed by the committee and approved by the Board, and recommending candidates for all directorships to be filled by the shareholders or, subject to the Director Resignation Policy discussed above, the Board. The committee will consider potential nominees recommended by any shareholder entitled to vote in elections of directors, as discussed below under Consideration of Director Nominees. In addition, the committee is responsible for monitoring and overseeing the Corporate Governance Principles & Guidelines, the Director Resignation Policy, the Related Person Transactions Policy, the Code of Business Conduct & Ethics and the Code of Ethics for Senior Executive and Financial Officers, and recommending any proposed changes to the Board, conducting an annual self-evaluation, and overseeing the evaluation of the Board. The Governance & Nominating Committee is also responsible for retaining, and approving the terms of retaining, any search firm engaged to identify director candidates.

A more detailed description of the Governance & Nominating Committee’s duties and responsibilities is contained in the Governance & Nominating Committee Charter, a copy of which is available in the Governance section of NextEra Energy’s website at www.nexteraenergy.com/pdf/governance.pdf.

Finance & Investment Committee

The Finance & Investment Committee is currently comprised of Ms. Jennings and Messrs. Schupp (Chair), Beall, Brown, Dunn and Tookes. Mr. Dunn joined the committee following his appointment to the Board in July 2010. The Finance & Investment Committee met six times in 2010. The committee’s functions include reviewing and monitoring the Company’s financing plans, reviewing and making recommendations to the Board regarding the Company’s dividend policy, reviewing the Company’s energy trading, marketing and risk management activities and exposure, reviewing certain proposed capital expenditures and reviewing the performance of the Company’s pension, nuclear decommissioning and other investment funds. The Finance & Investment Committee conducts an annual self-evaluation.

A more detailed description of the Finance & Investment Committee’s duties and responsibilities is contained in the Finance & Investment Committee Charter, a copy of which is available in the Governance section of NextEra Energy’s website at www.nexteraenergy.com/pdf/finance.pdf.

Nuclear Committee

Mr. Kingsley is the sole member of the Nuclear Committee, which meets with senior members of the Company’s nuclear division. The Nuclear Committee met three times in 2010. The committee’s purpose is to review the operation of the Company’s nuclear division and make reports and recommendations to the Board with respect thereto.

A more detailed description of the Nuclear Committee’s duties is contained in the Nuclear Committee Charter, a copy of which is available in the Governance section of NextEra Energy’s website at www.nexteraenergy.com/pdf/nuclear.pdf.

Executive Committee

The Executive Committee is currently comprised of Messrs. Hay (Chair), Brown, Ferguson, Schupp and Thaman. The Executive Committee did not meet in 2010. The committee’s function is to provide an efficient means of considering such matters and taking such actions as may require the attention of the Board or the exercise of the Board’s powers or authorities when the Board is not in session.

A more detailed description of the Executive Committee’s duties and responsibilities is contained in the Executive Committee Charter, a copy of which is available in the Governance section of NextEra Energy’s website at www.nexteraenergy.com/pdf/executive.pdf.

Consideration of Director Nominees

Shareholder Nominees

The policy of the Governance & Nominating Committee is to consider properly submitted shareholder nominations of candidates for membership on the Board. See also Identifying and Evaluating Nominees for Directors. In evaluating nominations, the Governance & Nominating Committee seeks to achieve a balance of knowledge, experience and capability and to address the membership criteria set forth below and in Proposal 1 under Director Qualifications. Any shareholder nominations proposed for consideration by the Governance & Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to: Corporate Secretary, NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420. There are separate requirements under SEC regulations and under NextEra Energy’s Bylaws relating to shareholder nominations of persons for election to the Board at a meeting of shareholders. A copy of NextEra Energy’s Bylaws is available in the Governance section of NextEra Energy’s website at www.nexteraenergy.com/pdf/bylaws.pdf. A shareholder who nominates a director candidate must be a shareholder of record on the date he or she gives the nomination notice to NextEra Energy. The advance notice procedure in NextEra Energy’s Bylaws requires that a shareholder’s notice must be given timely and in proper written form to the Corporate Secretary. For nominations at annual meetings to be timely, notice must be delivered in person or by facsimile, or sent by U.S. certified mail and received, at NextEra Energy’s principal executive offices not earlier than the opening of business 120 days and not later than the close of business 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is more than 30 days earlier, or 60 days later, than such anniversary date, similar timeliness requirements, based on the date of the meeting, apply. Similar requirements apply in order for shareholder nominations at special meetings at which the Board has determined directors are to be elected to be timely. To be in proper written form, the notice must include, among other things:

•	information on the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made;

•	information about all direct and indirect holdings or other interests of the shareholder giving notice and the beneficial owner, if any, in the Company’s securities; and

•	information regarding the nominee, including, among other things:

•	information required by the proxy rules of the SEC and the rules of the NYSE; and

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information about all direct and indirect compensation and material relationships between the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made and their respective affiliates and others acting in concert, on the one hand, and the proposed nominee, his affiliates and those acting in concert with him, on the other.

The notice must be accompanied by:

•	a written consent of the proposed nominee consenting to being named as a nominee and to serving as a director if elected; and

•	a completed questionnaire with respect to the background and qualifications of the nominee, and a written representation and agreement to the effect that:

•	the nominee is not and will not become a party to any undisclosed voting commitment;

•	the nominee is not and will not become a party to any undisclosed agreement other than with the Company with respect to compensation, reimbursement or indemnification; and

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the nominee, if elected, will comply with all applicable laws and the publicly-disclosed corporate governance, business conduct, ethics, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies of the Company.

Forms of the questionnaire and written representation and agreement are available upon written request to the Corporate Secretary. See also Shareholder Proposals.

Director Qualifications

In addition to the qualifications for directors set forth under Proposal 1 on page 8 of this proxy statement, no person will be considered for Board membership who is an employee or director of a business in significant competition with the Company or of a major or potentially major customer, supplier, contractor, counselor or consultant of the Company, or an executive officer of a business where a Company employee-director serves on such other business’ board.

Generally, no person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director. However, the Board may, by unanimous action (excluding the affected director), extend a director’s eligibility for one or two additional years, in which event such a director will not be eligible for election as a director if he or she has attained the age of 73 or 74 by the date of election. In October 2009, the Board acted under this authority to extend J. Hyatt Brown’s eligibility for election as a director until the date of election next following his 74th birthday.

Identifying and Evaluating Nominees for Directors

The Governance & Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director if deemed appropriate. Candidates may come to the attention of the committee through current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the committee, and may be considered at any point during the year. As described above, the committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the committee at a regularly scheduled meeting, which is generally but not exclusively the December or February meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are forwarded to the committee. The committee also reviews materials provided by professional search firms or other parties. In evaluating nominations, the committee seeks to achieve a balance of knowledge, experience and capability. See also Director Resignation Policy, above, Shareholder Nominees, above, Director Qualifications, above and as set forth under Proposal 1, and Shareholder Proposals.

Diversity. Diversity is among the factors the Governance & Nominating Committee considers when identifying and evaluating Board nominees. The Corporate Governance Principles & Guidelines provide that, in identifying nominees for director, the Company seeks to achieve a mix of directors that represents a diversity of background and experience, including diversity with respect to age, gender, race, ethnicity and specialized experience. Diversity is weighted equally with the other factors considered when identifying and evaluating Board nominees. In the Board’s annual self-evaluation, it reviews the criteria for skills, experience and diversity reflected in the Board’s membership, and also reviews the Board’s process for identification, consideration, recruitment and nomination of prospective Board members.

Kenneth Dunn, who was appointed to the Board in July 2010, is a nominee for election to the Board this year who has not previously been elected by the shareholders. Mr. Dunn was initially identified to the Governance & Nominating Committee by the chief executive officer as an individual that the committee might wish to consider as a potential candidate for Board service. Mr. Dunn was interviewed by Lead Director and Governance & Nominating Committee chairman Mr. Brown, by Audit Committee chairman Mr. Thaman and by Finance & Investment Committee chairman Mr. Schupp, and was known by Mr. Camaren. The Governance &

Nominating Committee then evaluated Mr. Dunn’s qualifications, background and experience utilizing the criteria discussed under Director Qualifications in Proposal 1 and as set forth above, noting in particular that Mr. Dunn would provide expertise beneficial to the Company in the areas of financial instruments and risk management. Following its evaluation, the Governance & Nominating Committee recommended Mr. Dunn for appointment to the Board.

Communications with the Board

The Board has established procedures by which shareholders and other interested parties may communicate with the Board, any Board Committee, the Lead Director or any one or more other directors. Such parties may write to one or more directors, care of the General Counsel, NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420. They may also contact any member of the Audit Committee with a concern under the NextEra Energy, Inc. Code of Business Conduct & Ethics by calling 561-694-4644.

The Board has instructed the General Counsel to assist the Board in reviewing all written communications to the Board, any Board Committee or any director as follows:

(1) Complaints or similar communications regarding accounting, internal accounting controls or auditing matters will be handled in accordance with the NextEra Energy, Inc. and Subsidiaries Procedures for Receipt, Retention and Treatment of Complaints and Concerns Regarding Accounting, Internal Accounting Controls or Auditing Matters.

(2) All other legitimate communications related to the duties and responsibilities of the Board or any Committee will be promptly forwarded by the General Counsel to the applicable directors, including, as appropriate under the circumstances, to the Chairman of the Board, the Lead Director and/or the appropriate Committee Chair.

(3) All other shareholder, customer, vendor, employee and other complaints, concerns and communications will be handled by management, with Board involvement as advisable.

Communications that are of a personal nature or not related to the duties and responsibilities of the Board, that are unduly hostile, threatening, illegal or similarly inappropriate or unsuitable, that are conclusory or vague in nature, or that are surveys, junk mail, resumes, service or product inquiries or complaints, or business solicitations or advertisements, generally will not be forwarded to any director unless the director otherwise requests or the General Counsel determines otherwise.

Website Disclosures

NextEra Energy will disclose the following matters, if such matters should occur, in the Governance section of its website at www.nexteraenergy.com/investors/governance.shtml:

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any contributions by NextEra Energy to tax exempt organizations of which a director of the Company serves as an executive officer if the contributions exceeded the greater of $1 million or 2% of the organization’s revenues in any single fiscal year during the past three years; and

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any Board determination that service by a member of the Company’s Audit Committee on the audit committees of more than three public companies does not impair the ability of that individual to serve effectively on the Company’s Audit Committee.

Transactions with Related Persons

Related Person Transactions Policy

NextEra Energy maintains a written Related Person Transactions Policy (the “Policy”) that was adopted by the Board in 2007. All Related Person Transactions covered by the Policy are subject to review and approval by the Governance & Nominating Committee. For purposes of the Policy, Related Person Transactions generally are transactions, arrangements or relationships or a series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in an amount equal to or exceeding $120,000 in which NextEra Energy, including any of its subsidiaries, was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest. An indirect interest includes, among other types of interests, an interest held by or through any entity in which any Related Person is employed or is a partner or principal or in a similar position or in which such Related Person has a 5% or greater beneficial ownership interest. Related Persons under the Policy are executive officers, directors and nominees for director of NextEra Energy, any person who is known to NextEra Energy to be the beneficial owner of more than 5% of any class of NextEra Energy’s voting securities (a “Related Shareholder”), and any immediate family member of any of the foregoing persons. The Policy generally is applied in a manner consistent with the requirements of the SEC’s rule relating to the disclosure of transactions with related persons and encompasses review and approval of transactions required to be disclosed by NextEra Energy in accordance with that rule.

In considering whether to approve a Related Person Transaction, the Governance & Nominating Committee (or its Chair, to whom authority has been delegated under certain circumstances) considers such factors as it (or the Chair) deems appropriate, which may include: (1) the Related Person’s relationship to NextEra Energy and interest in the transaction; (2) the material facts of the proposed Related Person Transaction, including the proposed value of such transaction or, in the case of indebtedness, the principal amount that would be involved; (3) the benefits to NextEra Energy of the Related Person Transaction; and (4) an assessment of whether the Related Person Transaction is on terms that are comparable to the terms available to an unrelated third party.

The Policy provides for standing approval for certain categories of Related Person Transactions without the need for specific approval by the Governance & Nominating Committee. These categories include; (1) certain transactions with other companies where the Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of the other company’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other company’s gross annual revenues in its most recently completed fiscal year; (2) charitable contributions, grants or endowments by NextEra Energy to charitable organizations, foundations or universities with which a Related Person’s only relationship is as an employee (other than an executive officer) or a director or trustee, if the aggregate amount involved does not exceed the lesser of $500,000 or 2% of the charitable organization’s total annual receipts in its most recently completed fiscal year; and (3) certain other transactions and arrangements which under SEC rules are excepted from disclosure as transactions with related persons.

Related Person Transactions in 2010

In filings with the SEC, BlackRock, Inc., a global provider of investment, advisory and risk management solutions (“BlackRock”), reported beneficial ownership of more than 5% of NextEra Energy’s outstanding common stock as of December 31, 2009 and December 31, 2010, and therefore was a Related Shareholder under the Related Person Transactions Policy described above for 2010. In 2010, following, and by virtue of, its acquisition of Barclays Global Investors, NA (“BGI”) in late 2009, BlackRock provided investment management services to the NextEra Energy, Inc. Employee Pension Plan and the NextEra Energy Point Beach, LLC Non-Qualified Decommissioning Trust for the Point Beach Nuclear Plant Units under agreements entered into with BGI prior to its acquisition by BlackRock. NextEra Energy believes that the terms of the agreements are comparable to the terms available to an unrelated third party under the same or similar circumstances. For such investment management services in 2010, BlackRock received fees of approximately $163,000 from the pension plan and approximately $932,000 from the nuclear decommissioning trust. In addition, subsidiaries of NextEra Energy invest some of their cash balances with money market funds managed by BlackRock or its affiliates. NextEra Energy estimates that investment management fees paid by those subsidiaries to these funds for 2010 totaled approximately $256,000. In accordance with the Related Person Transactions Policy, the Governance & Nominating Committee reviewed and approved and ratified these relationships and transactions for 2010 and approved the continuation of the relationships for 2011.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee submits the following report for 2010:

In accordance with the written Audit Committee Charter, the Committee assists the Board of Directors (“Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2010, the Committee met twelve times, including four meetings where the Committee discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, the chief accounting officer and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee has reviewed any relationships that may affect the objectivity and independence of the independent registered public accounting firm and has satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, resources and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including the matters required to be discussed by PCAOB Standard AU 380, “Communication with Audit Committees,” and Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” and discussed and reviewed the results of the firm’s audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2010 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

In addition, and in accordance with the Audit Committee Charter, the Committee reviewed and discussed with management and the independent registered public accounting firm management’s internal control report, management’s assessment of the internal control structure and procedures of the Company for financial reporting, and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting, all as required to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s independent registered public accounting firm and management. In discharging our duties as the Audit Committee, we have relied on

(1) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the report of the independent registered public accounting firm with respect to such financial statements.

Respectfully submitted,

Michael H. Thaman, Chair

James L. Camaren

Toni Jennings

Oliver D. Kingsley, Jr.

William H. Swanson

Fees Paid to Deloitte & Touche LLP

The following table presents fees billed for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), for the fiscal years ended December 31, 2010 and 2009.

	2010	2009
Audit Fees(1)	$4,236,000	$4,186,000
Audit-Related Fees(2)	3,614,000	3,389,000
Tax Fees(3)	66,000	61,000
All Other Fees(4)	210,000	26,000
Total	$8,126,000	$7,662,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of NextEra Energy’s and Florida Power & Light’s annual consolidated financial statements for the fiscal year, the reviews of the financial statements included in NextEra Energy’s and Florida Power & Light’s Quarterly Reports on Form 10-Q filed during the fiscal year and the audit of the effectiveness of internal controls over financial reporting, comfort letters, consents, and other services related to SEC matters, services in connection with annual and semi-annual filings of NextEra Energy’s financial statements with the Japanese Ministry of Finance, accounting consultations to the extent necessary for Deloitte & Touche to fulfill its responsibility under PCAOB standards and reviews of supplemental schedules.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NextEra Energy’s and Florida Power & Light’s consolidated financial statements and are not reported under “Audit Fees.” These fees primarily related to audits of subsidiary (non-SEC registrant) financial statements, comfort letters, consents and other services related to subsidiary (non-SEC registrant) financing activities, due diligence pertaining to acquisitions, consultations on accounting standards and on transactions, agreed-upon procedures, examinations related to applications for government grants and the pre-implementation review of internal controls related to new systems.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice and planning. In 2010 and 2009, all tax fees paid related to tax compliance services.

(4)	All Other Fees consist of fees for products and services other than the services reported under the other named categories. In 2010, these fees related to training and to reviews of a government grant process and enterprise risk management reporting. In 2009, these fees primarily related to training and the use of data extraction software.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

In accordance with the requirements of Sarbanes-Oxley, the Audit Committee Charter and the Audit Committee’s pre-approval policy for services provided by the independent registered public accounting firm, all services performed by Deloitte & Touche are approved in advance by the Audit Committee, except for audits of certain trust funds where the fees are paid by the trust. Audit and audit-related services specifically identified in an appendix to the pre-approval policy are pre-approved by the Audit Committee each year. This pre-approval allows management to request the specified audit and audit-related services on an as-needed basis during the year, provided any such services are reviewed with the Audit Committee at its next regularly scheduled meeting. Any audit or audit-related service for which the fee is expected to exceed $250,000, or that involves a service not listed on the pre-approval list, must be specifically approved by the Audit Committee prior to commencement of such work. In addition, the Audit Committee approves all services other than audit and audit-related services performed by Deloitte & Touche in advance of the commencement of such work. The Audit Committee has delegated to the chairman of the committee the right to approve audit, audit-related, tax and other services, within certain limitations, between meetings of the Audit Committee, provided any such decision is presented to the Audit Committee at its next regularly scheduled meeting. The Audit Committee reviews on a quarterly basis a schedule of all services for which Deloitte & Touche has been engaged and the estimated fees for those services. In 2010 and 2009, no services provided to NextEra Energy or Florida Power & Light by Deloitte & Touche were approved by the Audit Committee after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X (which provides for a waiver of the otherwise applicable pre-approval requirement if certain conditions are met).

The Audit Committee has determined that the non-audit services provided by Deloitte & Touche during 2010 and 2009 were compatible with maintaining that firm’s independence.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This compensation discussion and analysis explains NextEra Energy’s 2010 executive compensation program for the executive officers named in Table 1a: Summary Compensation Table (“named executives” or “NEOs”). The material elements of the executive compensation program also apply to NextEra Energy’s other executive officers. Please read this discussion and analysis together with the tables and related narrative about executive compensation beginning on page 77 of this proxy statement.

Executive Summary

NextEra Energy has a strong pay for performance philosophy. The following summarizes the fundamental objective and key elements of the Company’s executive compensation program, and describes the Company’s total shareholder return (“TSR”) over 1, 5 and 10 years, selected NextEra Energy 2010 financial and operational results and other 2010 executive compensation highlights.

Objective and Key Elements of Executive Compensation Program

➢

The fundamental objective of NextEra Energy’s executive compensation program is to motivate and reward actions that the Compensation Committee believes will increase long-term shareholder value. The program is designed to retain, motivate, attract, reward and develop high-quality, high-performing executive leadership whose talent and expertise should enable the Company to create long-term shareholder value.

➢

Each named executive’s total direct compensation opportunity is set with reference to two groups of benchmarked companies, representing the broad competitive labor market from which NextEra Energy expects to draw its executive talent and with which it must compete for that talent. This opportunity is then divided into several categories, the combination of which is designed to support the goals of value creation and appropriate retention.

➢

All NEOs’ compensation includes a significant direct element of equity compensation, including stock options and performance-based restricted stock, supported by robust ownership requirements, that immediately links executive financial success to shareholder value creation. A portion of each NEO’s equity compensation is paid in the form of performance shares, also subject to ownership requirements, based on sustained Company performance against financial and operational metrics. The Compensation Committee has chosen a broad mix of metrics in order to ensure against over-focus on any one or two aspects of the business that might lead to compromising longer term shareholder value creation.

➢

Wherever practical, performance against financial and operational metrics is measured relative to industry performance. If NextEra Energy performs above industry benchmarks, payouts to the NEOs will be above their targeted amounts; conversely, performance below industry benchmarks will lead to NEO payouts below targeted amounts. In recent years, the Company has generally delivered top quartile performance overall within its industry, and, as a consequence, payouts to the NEOs have generally been somewhat above the NEOs’ target opportunities. However, actual performance has and will vary, and, if NextEra Energy’s competitive performance should drop below industry norms, payouts to the named executives would also drop.

➢

The principal financial metrics are adjusted return on equity and adjusted earnings per share growth, both measured over a period long enough to encompass the typical up-and-down cycles expected in the power industry. The Compensation Committee believes that if NextEra Energy sustains better than average performance on these measures over the course of the industry business cycle it will, other things being equal, have the best chance of outperforming its peer companies and delivering shareholder value creation.

➢

The operational metrics chosen by the Compensation Committee are more specific to the industry and the businesses in which the Company competes. Again, however, they are chosen because the Committee believes that sustained superior performance on these measures will, over time, lead to value creation for shareholders. For FPL they focus heavily on measures of cost, reliability and customer satisfaction, in the belief that long term delivery of value to customers is essential for business success. For NextEra Energy Resources they typically reflect objectives necessary to create the preconditions for superior adjusted return on equity and adjusted earnings per share growth. The Compensation Committee also includes a certain number of compliance-oriented objectives, to reinforce the importance of strict compliance with applicable laws and regulations.

➢

Another part of the NEOs’ total compensation opportunity is paid in the form of annual cash incentive, based on performance against the metrics described above in the year under consideration. The Company also provides a competitive base pay and other benefits package to the NEOs, though this portion is generally a smaller fraction of the total opportunity than for the benchmarked peer group.

Pay for Performance

➢

In implementing its pay for performance philosophy, the Compensation Committee focuses on those elements of Company performance most directly affected by decisions and strategies implemented by, and under the control of, the named executive officers. In this context, the Compensation Committee and Board regularly monitor NextEra Energy’s TSR as compared to the TSR of the S&P 500 Electric Utilities Index and the S&P 500.

➢

Consistent with the Company’s philosophy of seeking superior returns over the long term and with its belief that the Company operates in industry and economic cycles that generally have lasted from 7 to 10 years, the Compensation Committee’s primary focus is on the Company’s 10-year TSR as compared to the relevant indices, with additional focus on the 5-year TSR. The Company does not seek to adjust its business mix in reaction to cyclical effects; rather, it seeks superior competitive performance in each segment in which it operates measured over the full length of the appropriate cycle.

➢

As a result, for example, when compared with indices heavily weighted with regulated utilities, NextEra Energy would be expected to underperform in periods where the regulated utilities are more in favor, and outperform when market cycles favor companies with more operations in competitive markets.

➢

During the last three years, the predominant trends affecting the Company’s businesses have included a significant decline in commodity prices and a shift in risk preference in favor of more heavily regulated utilities. These trends continued through the end of 2010. During the three- and one-year periods ending December 31, 2010, the Company has therefore underperformed relative to broad industry TSR benchmarks. Measured over the longer periods of 5 and 10 years, which encompass both rising and falling commodity prices and periods of changing risk preferences, NextEra Energy has outperformed broad industry TSR benchmarks, as set forth in the chart below.

NextEra Energy Total Shareholder Return Through 12-31-10 vs. S&P 500 Indices

	1-year TSR	5-year TSR	10-year TSR
NextEra Energy	2%	48%	107%
S&P 500 Electric Utilities Index, total return	3%	20%	57%
S&P 500, total return	15%	12%	15%

➢

During the five-year period ended December 31, 2010, the chief executive officer’s total direct compensation grew 15%, or 3.3 percentage points more than the Consumer Price Index (“CPI”) inflation rate of 11.7%. Over the same period, the Company delivered a TSR of 48%, or 28 percentage points greater than the S&P 500 Electric Utilities Index total return of 20%.

➢

Consistent with the Compensation Committee’s and the Company’s pay for performance philosophy, 86% of the chief executive officer’s total compensation opportunity is performance-based (comprised of an annual incentive, performance shares, performance-based restricted stock and stock options), and a significant portion of each of the other named executives’ compensation is performance-based.

Selected 2010 Financial and Operational Results

➢	NextEra Energy achieved its highest earnings ever in 2010.

➢	NextEra Energy’s 2010 operational performance highlights include:

FPL:

•	entered into base rate settlement agreement effective through 2012

•	completed 75 megawatt Martin Next Generation Solar Center on time and under budget, and 10 megawatt Space Coast Solar Project ahead of schedule and under budget

•	best ever service reliability (as measured by the average frequency of customer interruptions and the average number of momentary interruptions per customer)

•	top decile fossil generation operations

•	no significant environmental violations

•

top quartile performance in J.D. Power and Associates rankings for customer service, billing and payment, communications and corporate citizenship as judged by residential customers of all large utilities nationally

•

only utility to have been recognized for seventh consecutive year by PA Consulting Group with its ServiceOne™ Award for exceptional customer service, which encompasses nearly all functional areas in customer service, including the contact center, billing, payment, revenue protection, credit and collections, meter reading and safety

NextEra Energy Resources:

•	signed power purchase agreements for 1,282 megawatts of renewable generation in a difficult market environment

•	added 754 megawatts of wind generation assets

•

second best year on record for wind operations with equivalent availability factors (a measure of the amount of time during a given period that an electricity generating unit is available to produce power) of 96.9% and equivalent forced outage rate (the hours of unit failure, measured by unplanned outage hours and equivalent unplanned derated hours, given as a percentage of the total hours of availability of an electricity generating unit) of 2.5%

•	top decile, best-in-class and best ever fossil and hydro operations, with equivalent forced outage rate of 1.2%

•	growth in solar and Canadian wind development, gas infrastructure and transmission businesses

•	no significant environmental violations

Other Highlights

➢

Effective in 2010, the Compensation Committee adopted a policy not to provide tax reimbursements, or “gross-ups,” on perquisites to the named executives. This action followed the Compensation Committee’s adoption in December 2009 of a policy not to provide excise tax gross-ups in new or materially modified change in control agreements.

➢	In light of general economic circumstances, in 2010 the base salaries of all named executives other than Mr. Pimentel were frozen at their 2009 levels.

➢

The stock ownership requirement for the chief executive officer is seven times his base salary. As of March 1, 2011, the chief executive officer actually held NextEra Energy common stock valued (as of that date based on the closing price on the NYSE) at approximately 32 times his 2010 base salary. The stock ownership requirement for the other named executives is three times base salary. As of March 1, 2011, the other NEOs actually held NextEra Energy common stock valued (as of that date based on the closing price on the NYSE) at between 5 times and 22 times their respective 2010 base salaries.

➢	The independent Compensation Consultant is retained directly by, and reports to, the Compensation Committee, and does not provide any services to the Company or its management.

➢

At the direction of the Compensation Committee, in 2010 the Compensation Consultant performed a detailed analysis of the alignment between the chief executive officer’s realized pay and Company performance. Following review of the analysis, the Compensation Committee concluded that the pay of the Company’s chief executive officer (“CEO”) was very well aligned to Company performance over both the short and long-term and that both pay and performance were appropriately positioned in the top quartile as compared to the Company’s energy services industry peers.

➢

In February 2011 the Compensation Committee reviewed management’s analysis of the Company’s compensation program risks and mitigation of those risks, as well as the Company’s ongoing compensation risk management process.

➢

The hedging of NextEra Energy stock, and the pledging of NextEra Energy securities as collateral, are prohibited except in very limited circumstances that must be approved by the Company’s General Counsel.

Executive Compensation Objective and Considerations

The fundamental objective of NextEra Energy’s executive compensation program is to motivate and reward actions that the Compensation Committee believes will increase long-term shareholder value. Through program design and operation, the Compensation Committee seeks to encourage prudent risk taking by the NEOs without establishing incentives for “swing for the fences” behavior. The named executives and other executive officers play a critical role in NextEra Energy’s ability to create value, and it is in shareholders’ interests that their compensation be structured to encourage desired behaviors in order to achieve desired outcomes. The Compensation Committee and the Board believe that it is in the best interest of the Company, its shareholders and its important non-shareholder interest groups (such as customers and employees) to have highly talented, able, highly motivated and high-performing leaders who can sustain and improve upon the Company’s strong performance and manage the Company appropriately in all economic circumstances.

In making executive compensation decisions, the Compensation Committee considers the following general and industry-specific factors:

General Considerations

•

Executive compensation is material to NextEra Energy insofar as it potentially or actually affects executive behavior. The actions of the executive officers, both individually and as a group, are extremely important in shaping business outcomes in both the short and the long term, and long-term results by definition cannot be precisely determined in the short-term. Therefore, it is important to strike a balance between rewarding short-term financial results and rewarding behaviors that are believed to lead to desired results over time.

•

The impact of the NEOs and other executive officers is not only on factors that can be readily measured (e.g., performance indicators), but also on other important subjective variables, including cultural values. Consequently, a focus on objective indicators, while important, must be balanced by other, subjective considerations.

•

Proven, capable senior leaders who know the Company, have continuity with recent industry and Company experience, are of high character and have a track record of success are extremely valuable. Those individuals are attractive to competitors and have many other opportunities available to them, both in public companies and in other sectors of the economy. The cost of locating or developing alternative executives, whether internally or through external recruiting, is high.

•	The leadership of a large, complex organization such as NextEra Energy depends critically upon effective teamwork at the executive officer level, as well as on individual capability.

•

Individuals vary in the value they place on specific compensation elements, but the Company believes in general the highest value is placed on immediately-available, cash compensation. The use of vesting over time and stock ownership requirements, for example, to promote certain behaviors may also reduce the named executive’s perception of the value of the reward. The Company seeks to balance the value of each compensation element to the Company against the named executive’s perceived value of that element.

•

Individuals generally prefer a clear understanding of the factors that will determine their compensation. However, a strictly formulaic approach can lead to undesired behaviors. The Company seeks to provide clarity, to ensure that named executives are focused on the key drivers of success, while also retaining flexibility to recognize particular circumstances.

•	No compensation system can be perfect, and every system, if rigidly applied, can have unintended consequences. Therefore, judgment in application is important.

•

Frequent change in the fundamental structure of compensation programs is undesirable and demotivating to all employees, including executive officers. Therefore, the Company believes that a compensation structure applied fairly, consistently and with the application of judgment over a period of time will be more likely to produce desired long-term results than a compensation structure that often undergoes significant change.

Industry and NextEra Energy-Specific Considerations

•

NextEra Energy’s principal businesses are highly capital-intensive, with long-lived assets. Major, largely irreversible decisions affecting the long-term future of the business are a constant part of decision-making. It is difficult in the short term to measure precisely the effect that good and bad decisions in these areas will have on long-term business prospects. The Company seeks to encourage executive officers to make decisions that are designed to support long-term value creation, which often require substantial capital expenditures, the avoidance of which would otherwise result in higher short-term financial results. As a result, the Company’s choice of performance objectives, as well as the specific values chosen as goals, may change from year to year.

•

NextEra Energy’s rate-regulated utility subsidiary, FPL, is a high-performing utility operating in a service territory where it must, among other things, manage regulatory, environmental and weather-related challenges. NextEra Energy’s competitive energy subsidiary, NextEra Energy Resources, among other things, must manage growth, intense competition, changing technologies, environmental and market rules and regulations, the complexity of the various types of generation it operates and the use of derivatives for risk management. The complexity of its principal businesses requires NextEra Energy to attract, develop and retain executive officers with strong business acumen and commercial skills, which may not have been necessary to run a “traditional utility” business years ago but are required in light of the Company’s current strategy and circumstances.

•

NextEra Energy operates in a highly regulated industry, where current actions and reputation can have long-lasting effects, both positive and negative. The Company believes that it is important that executive officers support and promote the development of cultural values that recognize other non-shareholder interests, including those of customers, regulators and employees, and the potential effect of those interests on shareholder value. It uses the flexibility of the compensation program to support this goal. This may be reflected in a number of ways, including: (1) through the inclusion of non-financial performance indicators, such as customer satisfaction ratings, in assessing performance; (2) through the particular goals established for certain financial indicators; and (3) through the judgment of the Compensation Committee in assessing individual and overall performance relative to a particular set of indicators.

•

Each year, NextEra Energy’s management undertakes a number of initiatives designed to support long-term value creation, the success or failure of which cannot be precisely measured at the time. The Company believes it is important to provide appropriate incentives for such activities and frequently reflects more important initiatives through the inclusion of qualitative factors in goal setting. The Compensation Committee applies its business judgment both in the inclusion of such factors in the Executive Annual Incentive Plan, which also affects multi-year performance programs, and in the qualitative assessment of the degree of achievement of results deemed likely to promote long-term shareholder value.

•

NextEra Energy’s strategy is based in part on the belief that long-term superior performance in its industry generally will come from the relatively steady accumulation of moderate gains relative to its competition, rather than by concentrating on one or two large-scale opportunities. The Compensation Committee factors this into the balance it seeks to strike among the elements of compensation, and in particular it seeks to encourage prudent risk taking without establishing incentives for excessively risky behavior.

•

NextEra Energy’s approach to communications with investors is based on transparency of expectations—that is, the Company seeks to communicate to investors the material drivers of expected future performance as they are known to management at any given time. To promote this, the Compensation Committee believes it is important to align internal and external expectations, and therefore the key drivers of the Company’s annual financial plan are reflected in the executive compensation program.

Elements of Executive Compensation

Focus on Total Compensation Opportunity

The Compensation Committee used its business judgment to determine the appropriate total compensation opportunity for each named executive for 2010. The Committee set each NEO’s total compensation opportunity and each compensation element based on an integrated assessment of a series of factors, including competitive alternatives, individual and team contribution and performance, corporate performance, complexity and importance of role and responsibilities, position tenure, leadership and growth potential and the relationship of the named executive’s pay to the pay of NextEra Energy’s other executive officers. See page 41 of this proxy statement for a discussion of the Compensation Committee’s processes.

There are no material differences in NextEra Energy’s compensation policies or the way in which total compensation opportunity is determined for any named executive. Since the CEO has substantially greater duties, responsibilities and accountabilities than any other named executive, and the competitive market for chief executive officers is substantially more competitive than the markets for other executive officers, Mr. Hay’s 2010 total compensation opportunity, including all elements of his compensation, was higher than the opportunities available to other named executives. As noted below, a greater proportion of Mr. Hay’s 2010 total compensation opportunity was comprised of elements other than base pay, and was therefore variable.

Pay for Performance

The Company believes that a significant portion of each NEO’s total compensation opportunity should be performance-based, reflecting both upside and downside potential, and that the higher the executive’s level, the greater the proportion of total compensation which should vary based on performance. The following pie charts illustrate how this philosophy was reflected in the 2010 total compensation opportunities set for the NEOs:

Because such a high proportion of total compensation is variable and based on performance for the named executives, and because the Company generally targets top quartile or better performance (as compared to the performance of its peers on the specified goals, based on internal reviews of publicly-available information and information provided by consultants and industry associations), NextEra Energy believes that the named executives’ total compensation opportunity should be higher than it otherwise would be if a lesser proportion were variable and the Company were targeting lower performance.

Resources

The Compensation Committee primarily used the following resources to aid in its determination of 2010 total compensation opportunity for each named executive:

➢

“tally sheets” and “walk-away charts”—The Committee reviewed “tally sheets” which included all elements of NEO compensation. The tally sheets were used both to inform the Compensation Committee’s decisions about 2010 total compensation opportunity and as a check to ensure that the Committee saw the full value of all elements of named executives’ annual compensation, both as opportunity and as actually realized. The Compensation Committee also reviewed “walk-away” charts. These charts set forth the aggregate amount each NEO would “walk away” with upon employment termination. The Committee used this tool to review and discuss the actual results of its compensation decisions.

➢

reviews by the CEO—The Committee reviewed and discussed with the CEO (for all NEOs other than himself) such factors as individual and team contribution and performance (measured against the scope and responsibilities of each named executive’s position), complexity and importance of role and responsibilities, position tenure and leadership and growth potential. The CEO made recommendations to the Compensation Committee with respect to the 2010 total compensation opportunity of the other named executives, based in part on each NEO’s attainment in 2009 of individual performance objectives, as well as on the CEO’s assessment of the executive officer’s professional competency in the areas of analysis and problem solving, commercial and professional skills, communications, integrity and compliance, leadership and process/project management.

➢

consultations with the Compensation Consultant—For the CEO, the Compensation Committee, with the assistance of its Compensation Consultant, performed its own review and assessment of factors such as individual and team contribution and performance, leadership, strategic perspective, integrity and management of key external relationships. In addition, in order to provide background for the Compensation Committee’s decisions, the Compensation Consultant provided the Committee with a review of current trends in executive compensation.

➢

pay for performance assessment—In 2010, at the direction of the Compensation Committee, the Compensation Consultant performed a detailed pay-for-performance analysis of the alignment between the chief executive officer’s pay and Company performance, and concluded that the pay of the Company’s chief executive officer was very well aligned to Company performance over both the short and long-term. Over a five year period, the Company performed in the top quartile relative to its energy services industry peers, while realizable pay was commensurate with NextEra Energy’s relative performance and size. See the discussion beginning on page 41 of this proxy statement for additional information about the role of the Compensation Consultant.

➢

market comparisons—The Compensation Committee considered the competitive market for comparable executives and compensation opportunities provided by comparable companies. The primary effect of competition for executive talent is on the aggregate level of the total compensation opportunity available to the NEOs. NextEra Energy believes that it is critical to the Company’s long-term performance to offer its executive officers compensation opportunities broadly commensurate with their competitive alternatives, which may vary from individual to individual and which may extend beyond equivalent positions in the Company’s industry or at other publicly traded or similarly-situated companies.

The Company obtained market comparison information from reviews of available information about a peer group comprised of a set of companies from the energy services industry and a set of companies from general industry. These companies were chosen with input from executive officers (including the CEO) and the assistance of the Compensation Consultant. The Compensation Committee used its business judgment in developing the appropriate peer group, and believes that the use of companies from both the energy services industry and from general industry was appropriate because the Company’s executive officers come from both within and outside of the Company’s industry and their opportunities are not limited to other energy or utility companies.

For 2010, the Compensation Committee conducted a review of the companies comprising the Company’s peer group. All companies in the Company’s 2009 peer group were reviewed based on the following criteria:

For energy services industry companies:

•	publicly-traded companies with a strong United States domestic presence;

•	classified with a Standard Industrial Classification (“SIC”) code similar to the Company’s SIC code;

•	annual revenue greater than $1 billion;

•	a potential source of executive talent; and

•	included in an executive compensation survey database provided by a third party.

For general industry companies:

•	publicly-traded companies with a strong United States domestic presence;

•	in the Fortune 500 in 2009;

•	considered highly reputable and highly regarded for operational excellence, product/service leadership or customer experience;

•	sustained revenues between 50% and 200% of the Company’s revenues;

•	fewer than 150,000 employees;

•	either heavily industrialized, highly regulated or a producer of consumer staples;

•	in industries which may be potential sources of executive talent;

•	no unusual executive pay arrangements;

•	included in an executive compensation survey database provided by a third party; and

•	contribute to diversity of industry representation in this segment of the peer group.

All energy services industry companies included in the Company’s 2009 peer group met these criteria and were retained by the Compensation Committee for the 2010 peer group. Three general industry companies included in the Company’s 2009 peer group did not meet some of these criteria, and two—Honeywell International, Inc. and The McGraw-Hill Companies, Inc.—were not included in the 2010 peer group. The third, Hess Corporation (“Hess”), was retained because, although its revenues fell outside the listed range in 2008, the Compensation Committee believed that, based upon its revenues for the first half of 2009, Hess’ revenues would return to that range for 2009. To replace the two removed general industry companies, the Compensation Committee chose the following companies which met the above criteria, primarily for the following reasons:

•

Anadarko Petroleum Corporation—chosen because it: (1) is heavily industrialized; (2) operates in a industry similar to Hess, and includes Hess among its peers; (3) operates in a highly regulated environment; (4) has operations primarily in the United States; and (5) produces a consumer staple.

•

Waste Management, Inc.—chosen because it: (1) has a strong United States domestic presence; (2) is an industry leader; (3) sells a time-tested product which has pricing power in any economic cycle; and (4) provides services to a customer base similar to that of an electric utility.

The executive compensation programs of the following companies were reviewed as market comparators for 2010:

Energy Services Industry	General Industry
Allegheny Energy, Inc.	Air Products and Chemicals, Inc.
American Electric Power Company, Inc.	Alcoa Inc.
Consolidated Edison, Inc.	Anadarko Petroleum Corporation
Constellation Energy Group, Inc.	CIGNA Corporation
Dominion Resources, Inc.	Colgate-Palmolive Company
Duke Energy Corporation	Devon Energy Corporation
Edison International	E. I. du Pont de Nemours and Company
Entergy Corporation	Eaton Corporation
Exelon Corporation	Emerson Electric Co.
FirstEnergy Corp.	Fluor Corporation
PG&E Corporation	General Dynamics Corporation
Progress Energy, Inc.	Hess Corporation
Public Service Enterprise Group Incorporated	Kellogg Company
Sempra Energy	Murphy Oil Corporation
The Southern Company	Principal Financial Group, Inc.
Xcel Energy Inc.	Schlumberger Limited
SunTrust Banks, Inc.
Texas Instruments Incorporated
Union Pacific Corporation
Waste Management, Inc.
Xerox Corporation

Although the Compensation Committee did not target specific total compensation levels relative to industry norms (a so-called “percentile” approach), it generally reviewed peer company data at the 50th percentile for the general industry companies and the 75th percentile for the energy services industry companies. The Committee believed these levels were appropriate because:

•	it is the Company’s practice to make a relatively high portion of each NEO’s compensation performance-based (i.e., at risk) as compared to its peers;

•	the Company’s operations are generally more complex and of a greater size than those of its energy services industry peer companies; and

•

the Company’s 2009 market capitalization, net income and 3-year and 5-year adjusted earnings per share growth were at or above the 50th percentile of its general industry peer companies and at or above the 75th percentile of its energy services industry peer companies.

However, when making market comparisons, the Compensation Committee, its advisors and the executive officers also considered other statistics as and when they deemed appropriate, including, for example, median performance, data outliers and individual company data.

Pay Mix

Each named executive’s 2010 total compensation opportunity was primarily comprised of a mix of the following compensation elements:

•	base salary;

•	annual performance-based incentive; and

•	longer-term performance-based equity incentives (a mix of stock options, restricted stock and performance shares).

This mix can change from time to time as the Company’s needs and objectives and external circumstances change. In addition, the Company seeks to provide competitive personal and retirement benefits for its named executives. The Compensation Committee periodically reviews the Company’s benefits and retirement programs for executive officers and the effect that the Committee’s compensation decisions have on those programs. When determining the proportion of total compensation that each compensation element constituted in 2010, the Compensation Committee reviewed current market practices and industry trends, taking into consideration the Company’s preference for emphasizing performance-based compensation and de-emphasizing fixed compensation. Within the performance-based compensation category, the Compensation Committee sought to focus the efforts of the named executives on a balance of short, intermediate and long-term goals. In addition, the Compensation Committee considered the named executives’ perception of the relative values of the various elements of compensation and sought input from the CEO and the Compensation Consultant. See the pie charts on page 58 for illustrations of the 2010 target pay mixes set for the NEOs.

Base Pay

NextEra Energy provides its named executives with base pay because the Company recognizes that a fixed amount of cash is an important component of compensation and is highly valued by executive officers. In general, the Company provides the named executives with base pay at levels consistent with those offered by companies in the Company’s peer group. Base pay is established by the Compensation Committee taking into account the nature and responsibilities of the position, the expertise and performance of the named executive over the prior year, the competitiveness of the market for the named executive’s services, the effect that changes in base pay have on certain other compensation components and the recommendations of the CEO (except in the case of his own compensation). No rigid formula is applied; rather, the Compensation Committee exercises its business judgment. Base pay represented a relatively small proportion of 2010 total compensation opportunity (approximately 14% for the CEO and ranging from approximately 19% to 26% for the other NEOs). In general, base pay as a percentage of total compensation opportunity decreases as an executive officer’s level of responsibility increases.

2010 Base Pay for the Named Executives

In 2010, in recognition of general economic circumstances, the base pay of the NEOs was not increased, other than the base pay of Mr. Pimentel, which increased by $27,825 to $584,325 based upon the competitiveness of Mr. Pimentel’s pay in relation to his corresponding peer group, the nature and responsibilities of his position, his expertise and performance, and the recommendation of the CEO.

Annual Incentive Compensation

General

The NextEra Energy, Inc. Amended and Restated Executive Annual Incentive Plan (the “Annual Incentive Plan”) focuses the named executives’ attention on shorter-term attainment of high levels of operating and financial performance. Named executives are eligible for annual incentive compensation under the Annual Incentive Plan based primarily upon the level of achievement, both by the individual officer and the Company, of performance goals established prior to the beginning of each year, as well as on the Compensation Committee’s assessment of individual performance, following consideration of input from the CEO with respect to the named executives other than himself.

Description of the Annual Incentive Plan

For 2010, the Compensation Committee assigned each named executive a target annual incentive, expressed as a percentage of base pay, under the Annual Incentive Plan. The chart on page 67 sets forth the dollar value of these targets for the NEOs in 2010.

The Compensation Committee approved for 2010 for purposes of the Annual Incentive Plan a financial performance matrix for all named executives based on the Company’s adjusted earnings per share growth and adjusted return on equity. Adjusted earnings per share and adjusted return on equity are not financial measurements calculated in accordance with generally accepted accounting principles (“GAAP”). Adjusted earnings, as defined by NextEra Energy, are the Company’s consolidated net income, as reported in the audited annual financial statements as determined in accordance with GAAP, excluding the effects of: (1) changes in the mark-to-market value of non-qualifying hedges, (2) other than temporary impairments on investments, (3) extraordinary items, (4) non-recurring charges or gains (e.g., restructuring charges), (5) discontinued operations, (6) regulatory and/or legislative changes and/or changes in accounting principles, (7) labor union disruptions and (8) acts of God such as hurricanes. The Compensation Committee used objectives and measures based on adjusted earnings because it believes that adjusted earnings provide a more meaningful representation of the Company’s fundamental earning power than net income calculated in accordance with GAAP. Therefore, the Committee believes that using adjusted earnings best aligns named executives’ motivations with the Company’s strategy and with shareholders’ long-term interests. NextEra Energy also uses adjusted earnings internally for financial planning, for analysis of performance and for reporting financial results to the Board. In addition, the Company uses earnings expressed in this fashion when communicating its earnings outlook to analysts and investors. Adjusted return on equity, as defined by NextEra Energy, is equal to the Company’s adjusted earnings divided by average common shareholders’ equity, expressed as a percentage. Adjusted earnings per share, as defined by NextEra Energy, are equal to the Company’s adjusted earnings divided by weighted average diluted shares outstanding.

The financial performance matrix, which is illustrated below, compares the Company’s adjusted earnings per share growth and adjusted return on equity with annual earnings per share growth and return on equity measures derived from actual annual results of the Standard & Poor’s 500 Electric Utilities Index. For 2010, the Compensation Committee approved the use of a ten-year average (2001-2010) of the Standard & Poor’s 500 Electric Utilities Index to determine the bottom tricile, median and top tricile levels for both the adjusted return on equity and the adjusted earnings per share growth components of the financial performance matrix. To keep the matrix as current as possible, the Compensation Committee approved the use of approximated 2010 data as one of the ten years in the average, using three quarters of actual data plus analysts’ estimates for the full year. The Compensation Committee approved this methodology because it believed it to be generally representative of historical industry performance absent abnormal conditions, centered at the middle of the deemed historical industry performance. The matrix is designed to provide relatively greater rewards if the Company outperforms the indexed measures and relatively lower rewards if it does not. The Compensation Committee approved the use of triciles in the matrix to lessen the effect of atypical peer company results during the actual years used to establish historical industry performance. The numbers in the following matrix set forth the range of possible ratings for corporate financial performance. A “1” indicates overall corporate financial performance at industry average, while higher ratings indicate corporate financial performance superior to industry average, and lower ratings indicate corporate financial performance which lags industry average.

In addition, for all executive officers other than the chief executive officer, the Compensation Committee, after consultation with the chief executive officer, approved multiple operational performance goals at each of the Company’s principal subsidiaries (see Operational Performance Goals, below). In general, the operational performance goals were set at performance levels equal to or above the top quartile of performance in the Company’s industry in prior years, based on internal reviews of publicly-available information and information provided by consultants and industry associations. The Compensation Committee believes that the financial performance matrix, together with the operational performance goals, provided a balanced scorecard of Company performance in 2010. During the year, regular reports were made to the Board about the Company’s performance as compared to the operational performance goals.

In lieu of subsidiary operational performance goals for the chief executive officer, for 2010 the Compensation Committee assessed the CEO’s performance against a strategic performance scorecard which included the following objectives which were approved by the Compensation Committee for 2010 following discussion with the CEO:

•	Strategic perspective

•	Leadership

•	Integrity

•	Developing and deploying management talent

•	Role as Chairman of the Board

•	Management of key external relationships

•	Additional key objectives agreed upon by the Compensation Committee and the CEO based upon the Company’s budget and strategic plan

Each NEO’s annual incentive compensation under the Annual Incentive Plan is subject to attainment of an adjusted earnings objective for NextEra Energy and to a cap, each of which was set by the Compensation Committee in early 2010. For 2010 performance, the Compensation Committee determined that adjusted earnings for purposes of the objective would be determined in the same manner as described above with respect to the determination of adjusted earnings in connection with the financial performance matrix. Meeting the adjusted earnings objective is a condition to the payment of any annual incentive compensation under the Annual Incentive Plan. If the adjusted earnings objective is met, the actual amount of annual incentive compensation paid is determined, subject to the cap, with reference to the financial performance matrix, the operational performance goals (or, for the CEO, the performance scorecard) and the Compensation Committee’s assessment, following consideration of recommendations by the CEO for all executive officers other than himself, of individual performance. For 2010, the adjusted earnings objective for NextEra Energy was $500 million, which the Company exceeded, and, in accordance with the cap, no executive officer could earn more than 200% of the executive’s targeted annual incentive.

Subject to the overall cap, the Annual Incentive Plan is not a strictly formulaic plan which would require the Compensation Committee to look at results determined by formula and then exercise discretion to alter the formula-derived results. Instead, the Compensation Committee reviews the Company’s performance compared to the adjusted earnings objective, the financial performance matrix and the operational performance goals, and then exercises its business judgment and discretion to evaluate the individual performance (and business unit or subsidiary performance) of the named executives. The Company has structured the Annual Incentive Plan to meet applicable Internal Revenue Service (“IRS”) criteria to qualify the amounts paid under the plan as “qualified performance-based compensation” in most circumstances. See Tax Considerations.

Financial Performance Matrix

After the end of 2010, the Compensation Committee reviewed the Company’s 2010 performance against the financial performance matrix. The Company’s 2010 adjusted return on equity of 13.2% and adjusted earnings per share growth of 6.2% placed it in the upper right corner in the financial performance matrix, indicating performance far superior to industry average.

Operational Performance Goals

As a general principle, the Company seeks to set operational performance goals at levels that represent excellent performance, superior to the results of typical companies in NextEra Energy’s industry, and that require significant effort on the part of the executive team. The Company believes that goals that are set too low may fail to result in the best performance attainable, while goals that are set too high can be demotivating. FPL’s typical performance goals are generally equal to or better than the top quartile performers in its industry and NextEra Energy Resources targets earnings growth and profitability goals that are well above utility industry norms (in both cases based on internal reviews of publicly-available information and information provided by consultants and industry associations). Over time, the Compensation Committee seeks to maintain this basic principle. Depending upon the nature of the specific operational performance goal, from year to year this can mean a progressive increase in goal, no change, or an occasional reduction, where external or other factors affect the expected level of a goal (for example, the effect of significant scheduled plant upgrades on the nuclear division’s availability goal).

After the end of 2010, the review board assessed whether the operational performance goals had been achieved, exceeded or missed, the degree of difficulty of achieving each goal, and the Company’s performance with respect to each goal as compared to industry performance on the same measure, and arrived at an aggregate determination for the Company’s 2010 performance as compared to the goals, which was that in general such performance significantly exceeded the goals. After reviewing and discussing the specific operational performance goals achieved, exceeded or missed, and, to the extent exceeded or missed, by what margin such goals had been exceeded or missed, the review board concluded that the Company’s overall achievement of the operational performance goals was generally better than it had been in recent years, and therefore assigned a value to the achievement of those goals that was higher than in previous years. The determination of the review board was then presented to the Compensation Committee for consideration and approval, with the Compensation Committee retaining ultimate authority and discretion to accept or modify all or any part of the determination of the review board. For 2010, the Compensation Committee reviewed and discussed the review board’s recommendations, considering whether goals had been achieved, exceeded or missed, the Company’s performance with respect to each goal as compared to industry performance on the same measure and, to the extent exceeded or missed, by what margin the goals had been exceeded or missed (as set forth in the charts below), and determined to accept the recommendation of the review board.

The following charts set forth, for 2010, the operational performance goals and the actual performance achieved, or an assessment of the difficulty of achievement of those performance goals which the Company has determined to be confidential and whether those operational performance goals were met or exceeded, or instead were missed.

Florida Power & Light Company:
Indicator	Goal	Actual	Weight
Operations & maintenance costs (plan-adjusted)(1)	$1,434 million(1)	$1,419 million(1)	40%
Capital expenditures (plan-adjusted)(1)	$2,607 million(1)	$2,506 million(1)
Fossil generation availability(2)	top decile performance	beat goal—top decile performance	30%
Nuclear industry composite performance index(3)	aggressive goal	missed goal
Service reliability—service unavailability (minutes)	within the top quartile (80 minutes)	missed goal—but performance significantly better than industry average (83.5 minutes)
Service reliability—average frequency of customer interruptions	1.41 interruptions per customer per year (average)	1.22—FPL’s best performance ever
Service reliability—average number of momentary interruptions per customer	14.9 momentary interruptions per customer per year	12.3—FPL’s best performance ever
Employee safety—OSHA recordables(4)/200,000 hours	1.59	1.45—FPL’s best performance ever	30%
Significant environmental violations	0	0
Customer satisfaction—residential value surveys	aggressive goal	beat goal
Customer satisfaction—business value surveys	aggressive goal	beat goal

NextEra Energy Resources:
Indicator	Goal	Actual	Weight
Earnings (plan-adjusted)(1)	$927 million(1)	$800 million(1)	40%
Return on equity	17.7%	15.8%
Meet budgeted cost goals	$1,443 million	$1,389 million
Employee safety—OSHA recordables(4)/200,000 hours	1.20	.67	33%
Significant environmental violations	0	0
Nuclear industry composite performance index(3)	well above industry average	just missed—but above industry average
Equivalent forced outage rate(5)	top quartile performance	beat goal—top decile performance and NextEra Energy Resources’ best performance ever
Hedged budgeted gross margin for 2011	≥85%	85%
Performance under FERC and NERC reliability standards(6)	No significant violations	No significant violations
New U.S. wind development / acquisitions	1,000 MW	619 MW	27%
New growth opportunities in solar, gas infrastructure, transmission, Canadian wind and M&A	aggressive goal	well above goal
Pre-tax income contribution from all asset optimization, marketing and trading activities	aggressive goal	just missed goal

(1)

Certain of the financial performance indicators used in the Annual Incentive Plan are calculated in a manner consistent with NextEra Energy’s planning and budgeting process and how management reviews its performance relative to that plan, and are not, or do not relate directly to, financial measures calculated in accordance with GAAP. For information about the Company’s results of operations for 2010, as presented in accordance with GAAP, investors should review the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and should not rely on any adjusted amounts or non-GAAP financial measures set forth above. The following explains how the plan-adjusted amounts are calculated from NextEra Energy’s audited consolidated financial statements: (a) FPL operations & maintenance costs (plan-adjusted) is a measure that includes most but not all operations & maintenance expenses and includes certain expenses not classified as operations & maintenance expenses under GAAP but reported for state regulatory purposes as operations & maintenance expenses (material exclusions in 2010 were expenses recovered through cost recovery clauses); (b) FPL capital expenditures (plan-adjusted) are presented on an accrual basis, include nuclear fuel payments and exclude certain costs not classified as capital expenditures under GAAP in the consolidated statement of cash flows but reported for state regulatory purposes as capital expenditures; and (c) NextEra Energy Resources’ earnings (plan-adjusted) exclude the mark-to-market effect of non-qualifying hedges and net other than temporary losses on securities held in NextEra Energy Resources’ nuclear decommissioning funds.

(2)	“Fossil generation availability” measures the amount of time during a given period that a power generating unit is available to produce power.

(3)	The “nuclear industry composite index” referenced is the Institute of Nuclear Power Operations, or INPO, index. INPO promotes the highest levels of safety and reliability in the operation of commercial nuclear power plants by establishing performance objectives, criteria and guidelines for the nuclear power industry and conducting regular detailed evaluations of all nuclear power plants in North America. The INPO index is an 18-month rolling average of a nuclear plant’s, and a company’s nuclear fleet’s, performance against operating performance measures.

(4)	“OSHA” is the United States Occupational Safety and Health Administration. An OSHA recordable injury is an occupational injury or illness that requires medical treatment more than simple first aid and must be reported under OSHA regulations.

(5)	The “equivalent forced outage rate” is computed as the hours of unit failure (unplanned outage hours and equivalent unplanned derated hours) given as a percentage of the total hours of the availability of an electricity generating unit.

(6)	“FERC” is the Federal Energy Regulatory Commission and “NERC” is the North American Electric Reliability Corporation.

2010 Annual Incentive Awards for the Named Executives

Each named executive’s 2010 annual incentive compensation was determined based on a rating (“NextEra Energy performance rating”) derived by combining the Company’s financial performance as measured by the financial performance matrix (weighted 50%) and the Company’s operational performance as compared to the operational performance goals (or the performance scorecard, in the case of the CEO) (weighted an aggregate of 50%, with weights assigned to categories of performance goals as indicated in the chart above). The NextEra Energy performance rating for 2010, determined in this manner, was 1.64.

The NextEra Energy performance rating determined as set forth in the previous paragraph may be adjusted for each named executive by the Compensation Committee based on individual performance. The Compensation Committee uses this aspect of the executive compensation program in particular to reinforce performance expectations with respect to attributes that cannot readily be quantified, such as teamwork, the promotion of appropriate cultural values and leadership development. The individual performance adjustment typically is between 80% and 150%, with 150% being the maximum individual performance factor. The Compensation Committee determines the individual performance factors based on recommendations from the CEO (for all of the named executives other than himself). For the named executives other than the CEO, the 2010 individual performance factor was based primarily upon the intangible factors listed above, as well as each NEO’s performance relative to a set of objectives agreed upon with the CEO at the beginning of the year. For the CEO, the Compensation Committee determines the individual performance factor. The Compensation Committee determined Mr. Hay’s 2010 individual performance factor based on the Committee’s assessment of Mr. Hay’s performance against the strategic performance objectives set for him at the beginning of the year (as described on page 63) and the Company’s overall performance, including, among other considerations:

•	achievement of adjusted return on equity of 13.2%—top quartile performance compared to the Standard & Poor’s 500 Electric Utilities Index in a challenging economic and commodity price environment;

•	achievement of strong adjusted earnings per share growth of 6.2%;

•	executed on financing plans and raised a Company-record amount of capital;

•	achieved best-ever safety performance;

•	executed power purchase agreements for 1,282 megawatts of renewable generation in a challenging market environment;

•	added 754 megawatts of wind generation assets;

•	delivered top decile fossil and hydro generation operations;

•	FPL frequency of interruptions per customer was the lowest in company history;

•	FPL customer service continued to have strong performance, earning the ServiceOne™ Award for the seventh consecutive year;

•	ranked America’s most admired electric and gas utility by Fortune Magazine for the fourth consecutive year in 2010, and achieved the same ranking in 2011;

•	named one of the 10 most innovative companies in the United States by Fortune Magazine; and

•	named one of the world’s most ethical companies by Ethisphere Magazine for the fourth consecutive year in 2010, and for the fifth consecutive year in 2011.

The following illustrates the determination of the 2010 annual incentive for each NEO:

annual incentive =	(NextEra Energy performance rating x individual performance factor) x target annual incentive

The NextEra Energy performance rating multiplied by the individual performance factor is the “Total Performance Factor,” which is a term used in the discussion of performance share awards beginning on page 69.

In years where the Company’s performance is above or substantially above the performance of its peers as evidenced by industry benchmarks, as it was in 2010, the Company expects that annual incentive awards will be paid to the NEOs at a rate exceeding the target rate. For 2010, the NEOs’ annual incentive awards were as follows:

Named Executive Officer	2010 Target Annual Incentive	2010 Annual Incentive Award
Lewis Hay, III	$1,293,500	$2,328,300
Armando Pimentel, Jr.	$409,028	$703,527
James L. Robo	$665,280	$1,144,282
Moray P. Dewhurst	$412,860	$677,090
Armando J. Olivera	$426,698	$733,921

The amounts set forth above for the NEOs’ 2010 annual incentive awards are also set forth in the “Non-Equity Incentive Plan Compensation” column (column (g)) in Table 1a: Summary Compensation Table.

Equity-Based Compensation

General

Equity-based compensation is designed to reward longer-term performance, to retain executives and to more closely align the interests of the Company’s executives with the interests of its shareholders, all of which are intended to support the creation of long-term shareholder value. In general, and consistent with its performance-based compensation philosophy, NextEra Energy’s named executives have a higher proportion of their total compensation comprised of equity-based elements than of cash elements. All equity awards are subject to vesting restrictions, so they are not immediately payable and are at risk of forfeiture until all vesting requirements are met. While all NextEra Energy equity awards are inherently performance-based, the Compensation Committee structures equity grants to named executives to meet IRS criteria for “qualified performance-based compensation.” See Tax Considerations. Under the Company’s Stock Ownership Policy and Stock Retention Policy, NEOs must retain equity valued at a specified multiple of their annual base salaries by the third anniversary of their appointment as NEOs and, until such requirement is met, must retain at least two-thirds of their vested (and, in the case of stock options, exercised) equity compensation, net of shares withheld for taxes (and, in the case of stock options, net of shares tendered to pay all or a portion of the exercise price). All NEOs are in compliance with this requirement. See Stock Ownership and Retention Policies.

In 2010, the Compensation Committee awarded a mix of restricted stock, non-qualified stock options and performance shares to the named executives under the LTIP as a part of their total compensation opportunity for 2010.

Equity Compensation Mix

The Compensation Committee awards each type of equity compensation described above because the Committee believes each rewards shareholder value creation in a different way. Although the value of all forms of equity-based compensation is directly affected by both increases and decreases in the price of NextEra Energy’s common stock, performance shares most directly focus named executives on the multi-year sustained achievement of challenging financial and operational goals, as the number of shares ultimately earned depends upon the level of performance of the Company and the named executive over a three-year performance period. Stock options reward the named executives only if NextEra Energy’s stock price increases and remains above the stock price on the date on which the options were granted. Restricted stock is affected by all stock price changes, so its value to named executives is affected by both increases and decreases in the Company’s stock price. Stock options and restricted stock granted to the NEOs in 2010 vest ratably over three years (subject, in the case of the restricted stock, to the attainment of performance objectives).

In determining the appropriate mix of equity compensation components, the Compensation Committee primarily considers the following factors:

•	the mix of these components at competitor and peer companies;

•	the perceived value to the NEO of each element;

•	the retention value of each element and other values important to the Company, including, for example, the tax and accounting consequences of each type of award; and

•	the advice of the Compensation Consultant.

After the Compensation Committee uses its business judgment to determine the appropriate mix of equity compensation components, the target award level for each equity-based element is expressed as a percentage of each NEO’s base salary, which percentage has remained generally stable over the past several years. The target dollar value for each component is converted to a number of shares of equivalent value (estimated present value for stock options). All other things being equal, a higher NextEra Energy common stock price on the date of grant results in the award of fewer shares, and a lower NextEra Energy common stock price results in the award of more shares.

2010 Equity-Based Compensation Awards Mix for the Named Executives

In 2010, the Compensation Committee granted the following mix of equity-based compensation to NextEra Energy’s named executive officers:

	Mix of Equity-Based Compensation Awards(1)
Named Executive Officer	Restricted Stock	Options	Performance Shares
Lewis Hay, III	45%	13%	42%
Armando Pimentel, Jr.	46%	20%	34%
James L. Robo	41%	24%	35%
Moray P. Dewhurst	44%	23%	33%
Armando J. Olivera	42%	22%	36%

(1)	Calculation of mix percentages based on the grant date present value of each grant as a percentage of each NEO’s total equity-based compensation.

Equity Grant Practices

Equity awards are granted by the Compensation Committee to the named executives each year effective on the date of the Board meeting in mid-February, which is a date that is normally set more than a year in advance of the meeting. The Compensation Committee believes that granting equity in this way is appropriate because the

Company typically releases year-end earnings in late January or early February, so all relevant news generally should be available to the market on the grant date.

Equity awards may also be made to new executive officers upon hire or promotion, generally coincident with the Compensation Committee meeting either prior to, or next following, the date of hire or promotion. The Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about the Company which has not been publicly disseminated. The exercise price of options granted is equal to the closing market price of NextEra Energy’s common stock on the effective date of grant.

Restricted Stock

Restricted stock awards that are granted to NextEra Energy’s named executives are subject to time and performance-based vesting conditions. Shares of restricted stock which would otherwise vest in any year strictly upon the passage of time do not vest unless and until the Compensation Committee certifies that NextEra Energy’s adjusted earnings for the prior year equal or exceed the adjusted earnings objective under the Annual Incentive Plan designated in advance by the Compensation Committee. NextEra Energy’s adjusted earnings exceeded the designated level in 2009, resulting in the vesting of restricted stock as set forth in the aggregate in Table 4: 2010 Option Exercises and Stock Vested, and in 2010.

In addition, because the Compensation Committee intends for the grant date present value of restricted stock awards to equal the fair market value of an equivalent number of shares of the Company’s common stock absent the vesting condition, dividends are paid on restricted stock awards as and when dividends are paid on the common stock. However, any dividends paid to the named executives on restricted stock awards granted after January 2007 that do not vest must be repaid by the executive within 30 days following the forfeiture of the award.

See Table 2: 2010 Grants of Plan-Based Awards for information about the restricted stock awarded to the NEOs in 2010 and the description following that table for information about the material terms and conditions applicable to those restricted stock awards.

Non-Qualified Stock Option Awards

The Compensation Committee grants non-qualified stock options, rather than incentive stock options, primarily because the tax treatment of non-qualified stock options is more favorable to the Company than the treatment of incentive stock options. The LTIP expressly prohibits repricing of awarded options without shareholder approval. See Table 2: 2010 Grants of Plan-Based Awards for information about the stock options granted to the NEOs in 2010 and the description following that table for further information about the material terms and conditions applicable to stock options.

Performance Share Awards

Each named executive is granted a target number of performance shares each year, with the performance period over which the shares may be earned beginning on January 1 in the year of grant and ending three years later (e.g., January 1, 2010 through December 31, 2012). At the end of the performance period, the average of the named executive’s Total Performance Factor (NextEra Energy performance rating times individual performance factor) under the Annual Incentive Plan for the three years in the performance period (with a maximum of 160%) is multiplied by the NEO’s target number of shares to determine the number of shares of NextEra Energy common stock to be issued. The Compensation Committee believes that this is an appropriate way to measure the Company’s long-term performance because it motivates a sustained focus by the NEOs on the operational performance goals that the Committee believes most appropriately correlate with long-term shareholder value creation.

During the performance period shares are not issued, the named executive may not sell or transfer his contingent right to receive performance shares and dividends are not paid. As a consequence, the value of the performance shares on the date of grant is less than the fair market value of the target number of shares. See

Table 2: 2010 Grants of Plan-Based Awards for information about the performance shares awarded to the NEOs in 2010, and Table 4: 2010 Option Exercises and Stock Vested for information about the performance shares issued for the three-year performance period which began on January 1, 2008 and ended on December 31, 2010. See also the description following Table 2 for further information about the material terms and conditions applicable to performance shares.

Stock Ownership and Retention Policies

One of the reasons that NextEra Energy provides equity-based awards is to align named executives’ interests with those of the Company’s shareholders. The Company believes it is important for executive officers to accumulate a significant amount of NextEra Energy common stock. NextEra Energy’s named executives (and all other executives) are subject to a stock ownership policy and, until the required ownership level is reached, a stock retention policy. The Company believes these policies strongly reinforce NextEra Energy’s executive compensation philosophy and objectives. At the same time, the Company recognizes that the accumulation of a large, undiversified position in NextEra Energy common stock can at some point create undesired incentives, and it permits its officers some degree of diversification once the target level of holdings is reached.

Under the stock ownership policy, officers are expected, within three years after appointment to office, to own NextEra Energy common stock with a value of a multiple of their base salaries. Shares of NextEra Energy common stock or share units held in NextEra Energy’s employee benefit plans and deferred compensation plan are credited toward meeting this requirement. Shares subject to unexercised options do not count toward the calculation of required holdings. In 2008, the Compensation Committee significantly increased the number of shares which must be owned under the stock ownership policy for the CEO (increased from three to seven times base salary rate) and for senior executive officers (increased from two to three times base salary rate). The current multiples are as follows:

Chief Executive Officer	seven times base salary rate
Senior executive officers	three times base salary rate
Other officers	one times base salary rate

As of December 31, 2010, all named executives owned common stock in excess of the requirement under the stock ownership policy, as shown in the following table:

Named Executive Officer	Required Number of Shares Under Stock Ownership Policy(1)	Shares Owned(2)
Lewis Hay, III	174,159	673,796
Armando Pimentel, Jr.	33,718	34,537
James L. Robo	47,987	186,538
Moray P. Dewhurst	34,034	218,315
Armando J. Olivera	35,175	105,232

(1)	Determined based on the closing price of NextEra Energy common stock of $51.99 on December 31, 2010, as reported on the NYSE.

(2)	As of December 31, 2010, computed as required under the stock ownership policy, including shares deferred under the Deferred Compensation Plan, phantom shares in the SERP and, for Messrs. Dewhurst and Robo, shares underlying a deferred retirement award under the LTIP.

Under the stock retention policy, until such time as the requirements of the stock ownership policy are met, NextEra Energy expects executive officers to maintain shares sufficient to satisfy a minimum retention ratio of at least two-thirds, determined by dividing the number of shares and share units owned by the number of shares acquired (cumulatively, from date of appointment as an executive officer) through long-term equity incentive plan awards. Shares subject to options do not count toward the calculation of required retention until the options are exercised. Officers who fail to comply with these minimum retention guidelines may not be eligible for future equity-based compensation awards for a two-year period. The chief executive officer may approve the modification or reduction of the minimum retention requirements (other than for himself) to address the special needs of a particular officer. No NEO was subject to the Company’s stock retention requirements as of December 31, 2010.

Benefits

General

NextEra Energy provides its executive officers with a comprehensive benefits program which includes health and welfare, life insurance and other personal benefits. For programs to which employees contribute premiums, executive officers pay the same premiums as other exempt employees. Retirement and other post-employment benefits are discussed below under Post-Employment Compensation. These benefits are an integral part of the total compensation package for named executives, and the aggregate value is included in the information reviewed by the Compensation Committee annually to ensure reasonableness and appropriateness of total rewards. In addition, NextEra Energy believes that the intrinsic value placed on personal benefits by the named executives is generally greater than the incremental cost of those benefits to the Company.

Personal Benefits

NextEra Energy provides its executive officers with personal benefits not generally available to all other employees. In many cases, these personal benefits improve efficiency by allowing the executive officers to focus on their critical job responsibilities and/or increasing the hours they can devote to work. Some of these benefits also serve to better secure the safety of the executive officers and their families. The personal benefits are intended to promote desired behaviors and/or leverage the executive officers’ time and have generally been in existence in their present form for many years. The Compensation Committee and its compensation consultant periodically review the personal benefits offered by the Company to ensure that the program is competitive and producing the desired results. The personal benefits are considered part of the overall executive compensation program and are presented in this light (1) as part of the total compensation package approved by the Compensation Committee at the time of an executive officer’s hire or promotion, (2) as part of the Compensation Committee’s review of each NEO’s annual total compensation and (3) in compensation discussions with executive officers. The Compensation Committee believes the benefits the Company and the individual derive from these personal benefits more than offset their incremental cost to the Company.

Policy on Tax Reimbursements on Executive Perquisites

After reviewing the reasons that the Company previously had provided tax reimbursements (sometimes referred to as “gross-ups”) on perquisites to the NEOs, and considering the emerging trend toward the elimination of those tax reimbursements, in February 2010 the Compensation Committee adopted the NextEra Energy, Inc. Policy on Tax Reimbursements on Executive Perquisites (the “Perquisite Gross-up Policy”). Under the Perquisite Gross-up Policy, the Company no longer provides tax reimbursements on perquisites to the named executives. The Company may, in circumstances where the Compensation Committee deems it appropriate, provide tax reimbursements as part of a plan, policy or arrangement applicable to a broad base of management employees of the Company, such as a relocation or expatriate tax equalization policy.

See footnote 2 to Table 1b: Supplemental All Other Compensation for a description of the personal benefits provided to the named executives.

Use of Company-Owned Aircraft

Company aircraft are available to the named executives, as well as other employees and directors, for business travel, which includes, in the judgment of the Company’s Governance & Nominating Committee, travel by NEOs to Company-approved outside board meetings and travel in connection with physical examinations. Among other things, business use of the aircraft by executives maximizes time efficiencies, provides a confidential environment for business discussions and enhances security. NextEra Energy permits limited non-business use of Company aircraft by named executives when that use does not interfere with the use of Company aircraft for business purposes. Non-business use is generally discouraged, however, and all non-business travel on Company aircraft must be approved in advance by the chief executive officer. Named executives must pay the Company for their non-business use based on the rate prescribed by the IRS for valuing noncommercial flights (which is not the same as the incremental cost to the Company of the flight used for valuation of personal benefits in Table 1a: Summary Compensation Table and Table 1b: Supplemental All Other Compensation). A named executive traveling on Company aircraft for business purposes also must seek approval of the chief executive officer for his guests, spouse and/or other family members to travel on Company aircraft. Where the NEO is traveling on Company business and seating is otherwise available on the aircraft for accompanying passengers, there is essentially no incremental cost to the Company. Unless their travel is important to carrying out the business responsibilities of the NEO, the Company requires payment by the NEO for these passengers as described above. All non-business use of Company aircraft is reported to and reviewed by the Governance & Nominating Committee annually. In 2010, the named executives’ use of Company aircraft for non-business purposes represented approximately 62 passenger flight hours and for travel to Company-approved outside board meetings and annual physical examinations represented approximately 75 passenger flight hours. Company aircraft were used for a total of approximately 4,077 passenger flight hours in the aggregate in 2010.

Post-Employment Compensation

General

NextEra Energy expects continued and consistent high levels of individual performance from all executive officers as a condition of continued employment. The Company has in the past terminated the employment of executive officers who were unable to sustain the expected levels of performance, and it would do so in the future should that become necessary.

All of the named executives, with the exception of Mr. Hay, are “employees at will.” NextEra Energy does not have in place agreements or arrangements which require the Company to provide post-termination compensation for terminations unrelated to a change in control or potential change in control, retirement, death or disability to any of the named executives except for Mr. Hay. Mr. Hay’s employment is governed by an employment agreement. However, NextEra Energy has a long-standing practice of providing reasonable severance compensation to executive officers terminated other than for cause, and the Compensation Committee makes such determinations on a case-by-case basis, taking into account all relevant circumstances, including the executive officer’s past accomplishments, term of employment, reasons for separation, potential risks and the executive’s agreement not to compete with the Company or solicit the Company’s employees or customers. No such severance was provided to any named executive in 2010.

Change in Control

Each of the named executives is a party to an executive retention employment agreement (“Retention Agreement”) with the Company. The Compensation Committee has concluded that the Retention Agreements are desirable in order to align NEO and shareholder interests under some unusual conditions, as well as useful and, in some cases, necessary to attract and retain senior executive talent.

In connection with a change in control of the Company, it can be important to secure the dedicated attention of executive officers whose personal positions are at risk and who have other opportunities readily available to them. By establishing compensation and benefits payable under various merger and acquisition scenarios, change in control agreements enable the named executives to set aside personal financial and career objectives and focus on maximizing shareholder value. These agreements help to minimize distractions such as the officer’s concern about what may happen to his position, and help to keep the officer objective and neutral in analyzing opportunities that may arise. Furthermore, they ensure continuity of the leadership team at a time when business continuity is of paramount concern. Without the Retention Agreements, the Company would have a greater risk of losing key executives in times of uncertainty.

Policy on Excise Tax Gross-ups in Retention Agreements

In December 2009, the Compensation Committee adopted the NextEra Energy, Inc. Policy on Excise Tax Gross-ups in Executive Retention Employment Agreements (the “Excise Tax Gross-up Policy”). The Excise Tax Gross-up Policy provides that:

•

It is the Compensation Committee’s policy not to approve the inclusion of excise tax gross-up provisions in retention agreements initially entered into, or materially modified, on or after the date the Excise Tax Gross-Up Policy was adopted.

•

In unusual circumstances where the Compensation Committee believes that accommodations are appropriate in order to facilitate the recruitment of a new executive, an excise tax gross-up provision may be included in the executive’s retention agreement, but, in such circumstance, the excise tax gross-up would be limited to payments triggered by both a change in control and termination of employment and would be subject to a two-year sunset provision.

Although the Excise Tax Gross-up Policy was formally adopted in December 2009, the Compensation Committee actually ceased to approve the inclusion of excise tax gross-up provisions in Retention Agreements beginning in January 2009. Therefore, the Retention Agreements for Mr. Dewhurst and three other executive officers do not include excise tax gross-up provisions.

The material terms of the Retention Agreements are described under Potential Payments Upon Termination or Change in Control. When Retention Agreements were initially entered into with the Company’s executive officers in 2002, the Compensation Committee believed that the payment and benefit levels were generally consistent with similar existing agreements entered into by comparable companies and approved the following terms for the following reasons:

Term	Reason
Agreement becomes effective on, among other things, the date a merger agreement is signed or the incumbent directors cease to constitute a majority of the Board	Taking into account the relatively long period of time it takes to obtain all approvals required in a business combination involving a utility, this is the appropriate time to begin a retention/protection period
Three year employment period	Not considered a long period of time in the business environment
Severance amount/benefit continuation	Considered typical for senior executives
Accelerated vesting of equity	Considered a retention incentive and typical for senior executives

Employment Agreement with Chief Executive Officer

The Company is a party to an agreement with Mr. Hay (the “Hay Agreement”) that provides for his continued employment as Chairman and CEO of NextEra Energy and for certain payments and benefits in the case of termination of his employment other than for cause or upon a change in control. Obligations in the event of a change in control are governed by Mr. Hay’s Retention Agreement, which supersedes the Hay Agreement in the event of a change in control. The Compensation Committee approved the Hay Agreement because the Committee believed that it was in the Company’s interest to more formally secure the services of a high-

performing and valuable leader and to lessen the risk that Mr. Hay’s services would be successfully sought by another company. In addition, the Hay Agreement binds Mr. Hay to non-solicitation and confidentiality agreements which are valuable to the Company.

The Compensation Committee believes that the terms of the Hay Agreement, which were negotiated with Mr. Hay and are more fully described under Employment Agreement with CEO following Table 2: 2010 Grants of Plan-Based Awards, are, on the whole, comparable to similar agreements at competitor and peer companies, and comparable to what Mr. Hay would likely be offered should he choose to seek employment elsewhere. At the time that the Hay Agreement was originally entered into in 2005, the Compensation Committee reviewed the estimated value of the termination benefits set forth in the agreement, and was advised by its outside counsel that the severance formula and overall design of the agreement were in the middle of the range of practices for severance for chief executive officers of U.S. public companies.

Retirement Programs

Employee Pension Plan and 401(k) Plan

NextEra Energy maintains two retirement plans which qualify for favorable tax treatment under the Internal Revenue Code: a non-contributory defined benefit pension plan and a defined contribution 401(k) plan. These plans are available to substantially all NextEra Energy employees. Each of the named executives participates in both plans. The 401(k) plan is more fully described following Table 2: 2010 Grants of Plan-Based Awards and the pension plan is more fully described following Table 5: Pension Benefits.

Supplemental Executive Retirement Plan (“SERP”)

Current tax laws place various limits on the benefits payable under tax-qualified retirement plans, such as NextEra Energy’s defined benefit pension plan and 401(k) plan, including a limit on the amount of annual compensation that can be taken into account when applying the plans’ benefit formulas. Therefore, the retirement incomes provided to the named executives by the qualified plans generally constitute a smaller percentage of final pay than is typically the case for other Company employees. In order to make up for this shortfall and maintain the market-competitiveness of NextEra Energy’s executive retirement benefits, NextEra Energy maintains an unfunded, nonqualified SERP for its executive officers, including the named executives. For the named executives, compensation included under the SERP is annual base salary plus the annual cash incentive award, unlike the qualified plans, which include base salary only. NextEra Energy believes it is appropriate to include annual cash incentive awards for purposes of determining retirement plan benefits (both defined benefit pension and 401(k)) for the named executives in order to ensure that the named executives can replace in retirement a proportion of total compensation similar to that replaced by other employees participating in the Company’s defined benefit pension and 401(k) plans, bearing in mind that base pay alone comprises a relatively smaller percentage of a named executive’s total compensation.

In connection with the hiring of Mr. Pimentel in February 2008, the Compensation Committee approved a supplement to the SERP which provided Mr. Pimentel with an opening SERP cash balance account balance of $150,000, and in addition provided that $150,000 would be added to his SERP cash account balance on each of the first and second anniversaries of his hiring. The Compensation Committee approved these actions in order to partially offset the significant benefits that Mr. Pimentel forfeited from his prior employer in order to accept the Company’s offer of employment. Mr. Pimentel’s SERP balance will not vest until he completes five years of service with the Company.

For additional information about the defined benefit plan benefit formulas under the SERP, see Table 5: Pension Benefits and accompanying descriptions.

Individual SERP arrangement for Mr. Hay

In 2002, NextEra Energy entered into an agreement to provide Mr. Hay with a defined benefit retirement benefit that is competitive with those of other CEOs in order to encourage Mr. Hay to remain with the Company until a mutually agreed-upon retirement date. The Compensation Committee concluded that it was desirable to provide separate supplemental retirement benefits for Mr. Hay which provide a targeted final retirement benefit at normal retirement age at a higher percentage of covered pre-retirement earnings than the SERP would otherwise provide. For additional information, see Table 5: Pension Benefits and the accompanying discussion.

In 2005, Watson Wyatt Worldwide, which was then serving as the Compensation Committee’s compensation consultant, reviewed Mr. Hay’s individual SERP agreement and advised the Compensation Committee that his target retirement benefits are consistent with those provided other CEOs in the energy services industry, and are within competitive ranges for general industry. Furthermore, the compensation consultant concluded that the definitions in the individual SERP agreement for final average pay, income replacement percentages and early retirement reduction factors are within normal ranges of competitive practice.

Deferred Compensation Plan

NextEra Energy sponsors a non-qualified, unfunded Deferred Compensation Plan, which allows eligible highly compensated employees, including the named executives, to voluntarily and at their own risk elect to defer certain forms of compensation prior to the compensation being earned and vested. NextEra Energy makes this opportunity available to its highly compensated employees as a financial planning tool and an additional method to save for retirement. Deferrals by executive officers generally result in the Company deferring its obligation to make cash payments or issue shares of its common stock to those executive officers.

The Compensation Committee does not view the Deferred Compensation Plan as providing executives with additional compensation. Deferred cash compensation is credited to a recordkeeping account that provides investment opportunities which mirror the Company’s 401(k) plan investment choices. As with the 401(k) plan, Deferred Compensation Plan participants bear the investment risk. Deferred vested performance shares are credited to a second form of recordkeeping account, and an amount equal to the value of ordinary dividends, plus interest thereon, is credited quarterly. Participants in the Deferred Compensation Plan are general creditors of the Company and the deferral of the payment obligation provides a financial advantage to the Company.

Clawback Provisions

The Company’s chief executive officer and chief financial officer are subject to Section 304 of the Sarbanes-Oxley Act of 2002, which would require them to disgorge bonuses, other incentive- or equity-based compensation and profits on sales of company stock that they receive within the 12-month period following the public release of financial information by the Company if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

The Dodd-Frank Act requires that, following the issuance of implementing regulations by the SEC, companies must implement and disclose a clawback policy that provides that, in the case of an accounting restatement due to the material noncompliance of the company with any financial reporting requirement, the company will recover from all present and former executive officers any incentive-based compensation (including stock options) received in excess of what would have been paid based on the company’s results after giving effect to the accounting restatement during the 3-year period preceding the date on which the company is required to prepare the restatement, regardless of whether there was any fraud or misconduct involved. The Compensation Committee has reviewed the requirements of the Dodd-Frank Act and intends to adopt such a policy promptly following the issuance of the SEC implementing regulations.

As noted above under Equity-Based Compensation – Restricted Stock, any dividends paid to the named executives on restricted stock awards granted after January 2007 that do not vest must be repaid by the executive within 30 days following the forfeiture of the award.

Tax Considerations

The Compensation Committee carefully considers the tax impact of the Company’s compensation programs on NextEra Energy as well as on the named executives. However, the Compensation Committee believes that decisions regarding executive compensation should be primarily based on whether they result in positive long-term value for the Company’s shareholders and other important stakeholders. For example, the Compensation Committee has considered the impact of tax provisions such as section 162(m) in structuring NextEra Energy’s executive compensation program and, to the extent reasonably possible in light of its compensation goals and objectives, the compensation paid to the NEOs has been structured so as to qualify as qualified performance-based compensation deductible by the Company for federal income tax purposes under section 162(m). However, in light of the competitive nature of the market for executive talent, the Compensation Committee believes that it is more important to ensure that the named executives remain focused on building shareholder value than to use a particular compensation practice or structure solely to ensure tax deductibility. Therefore, in some cases the compensation paid to named executives is nondeductible, including in 2010 a portion of Mr. Hay’s base salary, the value of certain of Mr. Hay’s personal benefits and the dividends accruing on Mr. Hay’s unvested restricted stock, which the Committee believes is appropriate and immaterial to the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management and its compensation consultants the Compensation Discussion & Analysis required by applicable SEC rules which precedes this Report, and, based on its review and those discussions, the Committee recommended to the Board that the Compensation Discussion & Analysis set forth above be included in the Company’s proxy statement for the 2011 Annual Meeting of Shareholders.

Respectfully submitted,

J. Brian Ferguson, Chair

Sherry S. Barrat

Robert M. Beall, II

James L. Camaren

Toni Jennings

Rudy E. Schupp

When reviewing the narrative, tables and footnotes which follow, note that, in order to meet the goals and objectives of NextEra Energy’s executive compensation program as described in Compensation Discussion & Analysis, the Compensation Committee primarily focuses on, and values, each named executive’s total compensation opportunity at the beginning of the relevant performance periods. Since many elements of total compensation are variable based on performance and are not paid to the named executive for one, two or three years (and in some instances longer) after the compensation opportunity is first determined, the amounts reported in some of the tables in this proxy statement may reflect compensation decisions made prior to 2010 and in some cases reflect amounts different from the amounts that may ultimately be paid.

Table 1a: Summary Compensation Table

The table below provides certain information about the compensation paid to, or accrued on behalf of, the named executives. It is important to keep in mind the following when reviewing the table:

(1) The “Salary” column includes the base salary for each NEO in 2010, 2009 and 2008.

(2) The “Bonus” column contains zeroes for all NEOs other than Mr. Pimentel, because no discretionary bonuses were paid with respect to 2010, 2009 or 2008 to any NEO, other than a signing bonus paid to Mr. Pimentel in 2008 in connection with his commencement of employment with the Company.

(3) The amounts shown in the “Stock Awards” and the “Option Awards” columns are based on the aggregate grant date fair value of awards computed under applicable accounting rules for all equity compensation awards granted to each NEO in 2010, 2009 and 2008, respectively.

(4) The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflects the actuarially-determined change in the present value of the pension benefit payable to each NEO in the applicable year.

Table 1a: Summary Compensation Table

Name and Principal Position(a)	Year (b)	Salary ($)(c)		Bonus ($)(d)		Stock Awards (2)(3) ($)(e)		Option Awards (2)(9) ($)(f)		Non-Equity Incentive Plan Compensation (15)($)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(16) (17)($)(h)	All Other Compensation (16)(18) ($)(i)	Total ($)(j)
Lewis Hay, III Chairman and CEO of NextEra Energy and Chairman of FPL	2010 2009 2008	$1,293,500 1,293,500 1,255,800		$ $	0 0 0	$6,666,532 6,743,843 7,048,568	(4)	$892,894 724,310 748,400	(10)	$2,328,300 1,746,225 2,400,000	$2,061,641 3,877,089 0	$317,350 375,961 560,919	$13,560,217 14,760,928 12,013,687

Armando Pimentel, Jr. Executive VP, Finance and CFO of NextEra Energy and Executive VP, Finance and CFO of FPL	2010	584,325			0	1,106,684	(5)	249,995	(11)	703,527	269,433	78,322	2,992,286
	2009	556,500			0	993,994		178,849		518,102	269,342	99,810	2,616,597
	2008	446,250			50,000	926,676		172,656		657,825	192,340	53,417	2,499,164

James L. Robo President and COO of NextEra Energy	2010	831,600			0	2,364,430	(6)	659,998	(12)	1,144,282	235,782	138,688	5,374,780
	2009	831,600			0	2,389,323		535,383		798,336	257,814	141,563	4,954,019
	2008	756,000			0	2,235,074		517,968		1,082,592	200,977	273,465	5,066,076

Moray P. Dewhurst Vice Chairman and Chief of Staff of NextEra Energy	2010	589,800			0	1,643,541	(7)	449,999	(13)	677,090	122,683	62,012	3,545,125
	2009	204,162	(1)		0	3,735,801		519,398		199,904	109,320	27,932	4,796,517
	2008	260,102	(1)		0	1,707,285		388,476		263,198	54,131	69,410	2,742,602

Armando J. Olivera President and CEO of FPL	2010	609,568			0	1,589,926	(8)	409,997	(14)	733,921	769,858	137,870	4,251,140
	2009	609,568			0	1,599,314		332,587		482,169	1,490,135	132,446	4,646,219
	2008	594,700			0	1,605,787		345,312		636,924	205,540	319,696	3,707,959

(1)	Mr. Dewhurst retired from the Company in May 2008 and returned to the Company as Vice Chairman and Chief of Staff in August 2009. The salary shown for 2009 is the amount earned by Mr. Dewhurst in 2009, when his annual base salary rate was $589,800. The salary shown for 2008 is the amount earned by Mr. Dewhurst prior to his retirement, when his base salary rate was also $589,800.

(2)	The amounts shown are based on the aggregate grant date fair value of equity-based compensation awards granted during the relevant year valued in accordance with applicable accounting rules. These amounts were not realized by the NEOs during such year, and the realized value of awards which vest at a later date is likely to be different from the amount listed, based on, among other things, the performance of the Company and the price of the Company’s common stock. See Table 4: 2010 Option Exercises and Stock Vested for the value of the NEOs’ equity awards which vested in 2010. Under applicable accounting rules, the Company determines the grant date fair value of equity-based compensation and recognizes it over the vesting period (using the straight-line basis for awards with graded vesting schedules as well as for awards with cliff vesting schedules). The expense recognized during the applicable year for each NEO therefore reflects the partial expense recognition of equity awards granted during such year plus the partial expense recognition of equity awards granted in earlier years which were not yet vested (or which became vested) during the applicable year. See Note 11—Common and Preferred Stock—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the years ended December 31, 2010 and December 31, 2009, and Note 12—Common and Preferred Stock—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for the assumptions used in this valuation. In accordance with SEC rules, the amounts in these columns are consistent with the grant date estimate of compensation cost to be recognized over the service period, without reduction for estimated forfeitures.

(3)	Includes restricted stock awards and performance share awards. As described in footnote (2) above, performance share awards are valued in accordance with applicable accounting rules. The performance rating assumption used for expensing all performance share awards under applicable accounting guidance is 1.40 (i.e. target shares multiplied by 1.40); although the accounting valuation assumes a certain level of future performance, the actual realized value of the shares at payout could be different based on actual performance and the Company’s stock price. An amount equal to the value of the difference between the assumed and actual performance rating, if any, is expensed (or credited) in the year the performance shares are issued (which is the year after the year in which the applicable performance period ends).

(4)	Stock awards for Mr. Hay include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2010: 68,382 shares of restricted stock granted on 2/12/2010 and 64,463 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/12/2010; (b) 2009: 60,908 shares of restricted stock granted on 2/13/2009 and 58,032 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/13/2009; and (c) 2008: 51,694 shares of restricted stock granted on 2/15/2008 and 44,765 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/15/2008. The maximum payout of performance shares is 1.60; therefore, the maximum aggregate grant date fair value of these awards granted in 2010, 2009 and 2008 is 103,141 shares or $4,057,567, 92,851 shares or $4,163,448 and 71,624 shares or $4,233,695, respectively. Vesting of these shares is subject to the attainment of performance goals.

(5)	Stock awards for Mr. Pimentel include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2010: 12,881 shares of restricted stock granted on 2/12/2010 and 9,436 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/12/2010; (b) 2009: 10,126 shares of restricted stock granted on 2/13/2009 and 7,622 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/13/2009; and (c) 2008: 7,298 shares of restricted stock granted on 2/15/2008 and 5,493 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/15/2008. The maximum payout of performance shares is 1.60; therefore, the maximum aggregate grant date fair value of these awards granted in 2010, 2009 and 2008 is 15,098 shares or $593,955, 12,195 shares or $546,833 and 8,789 shares or $519,506, respectively. Vesting of these shares is subject to the attainment of performance goals.

(6)	Stock awards for Mr. Robo include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2010: 25,630 shares of restricted stock granted on 2/12/2010 and 21,724 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/12/2010; (b) 2009: 22,817 shares of restricted stock granted on 2/13/2009 and 19,557 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/13/2009; and (c) 2008: 16,480 shares of restricted stock granted on 2/15/2008 and 14,126 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/15/2008. The maximum payout of performance shares is 1.60; therefore, the maximum aggregate grant date fair value of these awards granted in 2010, 2009 and 2008 is 34,758 shares or $1,367,380, 31,291 shares or $1,403,097 and 22,602 shares or $1,335,981, respectively. Vesting of these shares is subject to the attainment of performance goals.

(7)	Stock awards for Mr. Dewhurst include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for (a) 2010: 18,828 shares of restricted stock granted on 2/12/2010 and 14,263 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/12/2010; (b) 2009: 22,905 shares of restricted stock granted on 8/17/2009, 25,219 shares under a deferred retirement award granted on 8/17/2009 and two performance share grants-one for 8,804 shares and one for 5,188 shares-at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 8/17/2009; and (c) 2008: 13,341 shares of restricted stock granted on 2/15/2008 and 10,202 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/15/2008. The maximum payout of performance shares is 1.60; therefore, the maximum aggregate grant date fair value of these awards granted in 2010 is 22,821 shares or $897,778; in 2009, 14,086 shares or $722,773 and 8,301 shares or $443,678; and in 2008 is 16,323 shares or $964,864. With the exception of the deferred retirement award, vesting of these shares is subject to the attainment of performance goals.

(8)	Stock awards for Mr. Olivera include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2010: 17,220 shares of restricted stock granted on 2/12/2010 and 14,620 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/12/2010; (b) 2009: 15,186 shares of restricted stock granted on 2/13/2009 and 13,161 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/13/2009; (c) 2008: 11,772 shares of restricted stock granted on 2/15/2008 and 10,202 performance shares at target (before multiplying by 1.40 as set forth in footnote (3)) granted on 2/15/2008. The maximum payout of performance shares is 1.60; therefore, the maximum aggregate grant date fair value of these awards granted in 2010, 2009 and 2008 is 23,392 shares or $920,241, 21,058 shares or $944,223 and 16,323 shares or $964,864, respectively. Vesting of these shares is subject to the attainment of performance goals.

(9)	Non-qualified stock options valued on the dates of grant using the Black-Scholes option pricing model with the following variables:

Description	Market	Strike	Volatility	Yield	Interest Rate	Expected Life	Black-Scholes
For the 2/12/2010 grant:	$45.57	$45.57	20.74%	4.39%	2.91%	6 yr.	$5.90
For the 2/13/2009 grant:	$50.91	$50.91	19.02%	3.71%	2.68%	6 yr.	$6.57
For the 8/17/2009 grant to Mr. Dewhurst:	$56.42	$56.42	20.23%	3.35%	2.97%	6 yr.	$8.65
For the 2/15/2008 grant:	$64.69	$64.69	17.33%	2.75%	3.24%	6 yr.	$9.90

Stock option compensation expense varies based upon the grant date fair value of the stock, expected life of the option, dividend yield, risk-free interest rate and volatility of the stock price. In 2006, NextEra Energy revised its expected life of the option assumption based on the actual historical exercise practices of its optionees.

(10)	Option awards for Mr. Hay include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2010: 151,338 non-qualified stock options granted on 2/12/2010; (b) 2009: 110,245 non-qualified stock options granted on 2/13/2009; and (c) 2008: 75,596 non-qualified stock options granted on 2/15/2008.

(11)	Option awards for Mr. Pimentel include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2010: 42,372 non-qualified stock options granted on 2/12/2010; (b) 2009: 27,222 non-qualified stock options granted on 2/13/2009; and (c) 2008: 17,440 non-qualified stock options granted on 2/15/2008.

(12)	Option awards for Mr. Robo include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2010: 111,864 non-qualified stock options granted on 2/12/2010; (b) 2009: 81,489 non-qualified stock options granted on 2/13/2009; and (c) 2008: 52,320 non-qualified stock options granted on 2/15/2008.

(13)	Option awards for Mr. Dewhurst include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2010: 76,271 non-qualified stock options granted on 2/12/2010; (b) 2009: 60,046 non-qualified stock options granted on 8/17/2009; and (c) 2008: 39,240 non-qualified stock options granted on 2/15/2008.

(14)	Option awards for Mr. Olivera include the aggregate grant date fair value of awards valued in accordance with applicable accounting rules for: (a) 2010: 69,491 non-qualified stock options granted on 2/12/2010; (b) 2009: 50,622 non-qualified stock options granted on 2/13/2009; and (c) 2008: 34,880 non-qualified stock options granted on 2/15/2008.

(15)	Non-equity incentive plan compensation is the amount earned by each named executive in 2010, 2009 and 2008 under the Annual Incentive Plan. In 2009 and in 2008, the amount earned by Mr. Dewhurst was adjusted for actual service. For 2008, other than with respect to Mr. Dewhurst, half of the amount set forth above was paid in cash and the other half was paid through a grant of unrestricted shares of the Company’s common stock under the LTIP. For additional information about these awards, see Table 2: 2010 Grants of Plan-Based Awards and Compensation Discussion & Analysis.

(16)	NextEra Energy maintains both defined benefit and defined contribution retirement plans (as described in Compensation Discussion & Analysis—Post-Employment Compensation—Retirement Programs). Values for Company contributions to defined benefit and defined contribution retirement plans (both qualified and nonqualified) are split between columns (h) and (i), respectively.

(17)	All amounts in this column reflect the one-year change in the actuarial present value of each named executive’s accumulated benefit under the tax-qualified defined benefit employee pension plan and the SERP. In 2008, NextEra Energy changed its pension measurement date from September 30 to December 31. In light of this change, 2008 amounts were annualized (thereby adjusting the 15 month period to a 12 month period) with respect to all NEOs other than Mr. Pimentel.

a) For Mr. Hay, the amounts were calculated by subtracting estimates of his accrued benefit (payable at age 65) in the defined benefit plan at the pension plan measurement date and the prior pension plan measurement date. These accrued benefit estimates are based on the number of years of credited service shown in Table 5: Pension Benefits as of the current and prior measurement dates and his current covered compensation as of the current and prior measurement dates. After the accrued benefits are determined in the form of annuities payable at age 65, the annuities are converted to lump sum values payable at age 65 (annualized as described above for 2008). The lump sum amounts at age 65 for Mr. Hay were calculated using assumptions consistent with those used for accounting purposes. For 2010 and 2009, Mr. Hay’s change in present values was reported based on applicable accounting guidance for an individual SERP contract. For 2009, this change caused a $795,690 increase in his present value as of the prior measurement date. The specific interest rates and other assumptions used to estimate these values are:

For 2010: (i) the discount rate on December 31, 2009 was 5.00%; (ii) the discount rate on December 31, 2010 was 4.50%; (iii) the age 65 lump sum amount as of December 31, 2009 was calculated using the 2010 Pension Protection Act (“PPA”) lump sum IRC 417(e) 3-segment rates (based on an August 2009 lookback) of 3.60%; 5.31% and 5.47% and the PPA 2010 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); (iv) the age 65 lump sum amount as of December 31, 2010 was calculated using the 2011 PPA lump sum IRC 417(e) 3-segment rates (based on an August 2010 lookback) of 2.21%; 4.61% and 5.46% and the PPA 2011 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); and (v) assumed retirement age is 65 and no pre-retirement decrements are assumed. The slight decreases in both the discount rate and the lump sum interest rates for the period 1/1/2010 through 12/31/2010, as compared to the decreases in the discount rate and lump sum interest rate for the prior year, resulted in a lesser effect on the change in the present value of Mr. Hay’s benefits as of December 31, 2010, as compared to the prior year. There were no changes in the underlying benefit plans.

For 2009: (i) the discount rate on December 31, 2008 was 6.90%; (ii) the discount rate on December 31, 2009 was 5.00%; (iii) the age 65 lump sum amount as of December 31, 2008 was calculated using the 2009 PPA lump sum IRC 417(e) 3-segment rates (based on an August 2008 lookback) of 4.78%; 5.45% and 5.46% and the PPA 2009 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); (iv) the age 65 lump sum amount as of December 31, 2009 was calculated using the 2010 PPA lump sum IRC 417(e) 3-segment rates (based on an August 2009 lookback) of 3.60%; 5.31% and 5.47% and the PPA 2010 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); and (v) assumed retirement age is 65 and no pre-retirement decrements are assumed. The change in the discount rate from December 31, 2008 to December 31, 2009, as described above, was the primary cause of the increase in the present value of Mr. Hay’s benefits as of December 31, 2009. There were no changes in the underlying benefit plans.

For 2008: (i) the discount rate on September 30, 2007 was 6.00%, (ii) the discount rate on December 31, 2008 was 6.90%; (iii) lump sum amounts were calculated using a 6.50% discount rate and Revenue Ruling 2007-67 mortality rates; and (iv) assumed retirement age is 65 and no pre-retirement decrements are assumed. The change in pension value for Mr. Hay was a decrease of $110,725; therefore in accordance with applicable SEC rules, the amount set forth in the Summary Compensation Table for 2008 is $0. There were no changes in the underlying benefit plans.

b) For Messrs. Pimentel and Robo, the amounts are calculated by subtracting from their respective accrued pension benefits (which are equal to their respective cash balance account balances in the employee pension plan and in the SERP) at December 31 of each year (the pension plan measurement date used for financial statement reporting purposes) their respective accrued pension benefits at December 31 of the prior year (annualized for Mr. Robo as described above for 2008). Since Mr. Pimentel was first employed by the Company in 2008, his accrued pension benefit at the beginning measurement date was $0.

c) For Mr. Dewhurst, the amounts are calculated by subtracting from his accrued pension benefit (which is equal to his cash balance account balance in the employee pension plan plus his SERP benefit) at December 31 of the relevant year his accrued pension benefit at December 31 of the prior year (annualized as described above for 2008). In 2010 and 2009, the SERP present value as of

12/31/2010 and 12/31/2009, respectively, includes the benefit earned subsequent to his return to the Company and his monthly life annuity benefit of $2,605 that commenced 12/1/2008 and continued upon his return, converted to a present value at 12/31/2010 using a 4.50% discount rate and the 2011 PPA annuitant mortality table for males with generational improvements assumed and at 12/31/2009 using a 5.00% discount rate and the 2010 PPA annuitant mortality table, for males with generational improvements assumed. In 2008 only, the SERP portion is calculated by subtracting the accrued benefit (which is the cash balance account balance in the SERP) at September 30, 2007 from the present value at December 31, 2008 of the $2,605 monthly single life annuity benefit that Mr. Dewhurst began receiving on December 1, 2008, annualized as described above. The following assumptions were used for determining the present value at December 31, 2008 of the future SERP annuity payments: discount rate of 6.90% and the 2009 PPA annuitant mortality table for males with generational improvements assumed.

d) For Mr. Olivera, the amounts were calculated by subtracting from the estimates of his accrued benefit (payable at age 65) in the defined benefit plan at December 31 of the relevant year the estimates of his accrued benefit (payable at age 65) at the prior December 31. These accrued benefit estimates are based on the number of years of credited service shown in Table 5: Pension Benefits as of the current and prior December 31 and Mr. Olivera’s current covered compensation as of the current and prior December 31. After the accrued benefits are determined in the form of annuities payable at age 65, the annuities are converted to lump sum values payable at age 65 (annualized as described above for 2008). The lump sum amounts at age 65 for Mr. Olivera were calculated using assumptions consistent with those used by NextEra Energy’s actuaries to calculate plan disclosures under generally accepted accounting principles. The specific interest rates and other assumptions used to estimate these values are:

For 2010: (i) the discount rate on December 31, 2009 was 5.00%, (ii) the discount rate on December 31, 2010 was 4.50%; (iii) the age 65 lump sum amount as of December 31, 2009 was calculated using a 5.50% discount rate and the PPA 2010 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); (iv) the age 65 lump sum amount as of December 31, 2010 was calculated using a 5.00% discount rate and the PPA 2011 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); and (v) assumed retirement age is 65 and no pre-retirement decrements are assumed. The slight decrease in the discount rates for the period 1/1/2010 through 12/31/2010 as compared to the large decrease in the discount rates for the prior year resulted in a lesser effect on the change in the present value of Mr. Olivera’s benefits as of December 31, 2010, as compared to the prior year. There were no changes in the underlying benefit plans.

For 2009: (i) the discount rate on December 31, 2008 was 6.90%, (ii) the discount rate on December 31, 2009 was 5.00%; (iii) the age 65 lump sum amount as of December 31, 2008 was calculated using a 6.50% discount rate and the PPA 2009 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); (iv) the age 65 lump sum amount as of December 31, 2009 was calculated using a 5.50% discount rate and the PPA 2010 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); and (v) assumed retirement age is 65 and no pre-retirement decrements are assumed. The decreases in both the discount rate and the lump sum interest rate from the prior year were the primary causes of the increase in the present value of Mr. Olivera’s benefits as of December 31, 2009. There were no changes in the underlying benefit plans.

For 2008: (i) the discount rate on September 30, 2007 was 6.00%, (ii) the discount rate on December 31, 2008 was 6.90%; (iii) the age 65 lump sum amount as of September 30, 2007 was calculated using a 5.00% discount rate and Revenue Ruling 2001-62 mortality rates; (iv) the age 65 lump sum amount as of December 31, 2008 was calculated using a 6.50% discount rate and the PPA 2009 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); and (iv) assumed retirement age is 65 and no pre-retirement decrements are assumed. There were no changes in the underlying benefit plans.

The Deferred Compensation Plan permits deferral of salary (up to 100%), annual incentive (up to 100%), and performance shares (up to 100%). Deferred cash compensation (salary and annual incentive) is “invested” in phantom investments which mirror the investment vehicles offered to the participants in the Company’s 401(k) plan and are not guaranteed by the Company. Under applicable SEC rules, these earnings are not included in this table.

No above-market interest was credited in 2010, 2009 or 2008 under the Deferred Compensation Plan. Earnings on deferred performance shares are also included in Table 6: Nonqualified Deferred Compensation.

(18)	Additional information about the amounts set forth in the “All Other Compensation” column may be found in Table 1b: Supplemental All Other Compensation, which immediately follows.

The table below (Table 1b) provides additional information regarding column (i) of Table 1a: Summary Compensation Table.

Table 1b: Supplemental All Other Compensation

Name	Year	Total From Summary Compensation Table ($)	Contributions to Defined Contribution Plans(1) ($)	Perquisites and Other Personal Benefits(2) ($)	Tax Reimbursements(3) ($)
Lewis Hay, III	2010	$317,350	$144,388	$172,962	$0
	2009	375,961	175,387	158,771	41,803
	2008	560,919	324,590	184,288	52,041
Armando Pimentel, Jr.	2010	78,322	52,321	26,001	0
	2009	99,810	57,635	31,152	11,024
	2008	53,417	19,937	22,497	10,983
James L. Robo	2010	138,688	77,423	61,265	0
	2009	141,563	90,815	37,927	12,822
	2008	273,465	171,279	81,838	20,348
Moray P. Dewhurst	2010	62,012	37,512	24,500	0
	2009	27,932	15,368	9,939	2,626
	2008	69,410	39,629	22,852	6,929
Armando J. Olivera	2010	137,870	51,859	86,011	0
	2009	132,446	59,188	56,125	17,133
	2008	319,696	259,130	45,612	14,954

(1)	NextEra Energy maintains both defined benefit and defined contribution retirement plans. Amounts attributable to the defined benefit plans are reported in Table 1a: Summary Compensation Table under column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” Amounts attributable to the defined contribution plans are reported under “All Other Compensation” and are further described below under Additional Disclosure Related to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table. This column includes employer matching contributions to the Company’s qualified 401(k) plan of $11,638 for 2010 and 2009 for each NEO, except, in 2009 only, for Mr. Dewhurst, for whom employer matching contributions of $9,698 were made; and $10,925 for 2008 for each NEO, except Messrs. Dewhurst and Pimentel, for whom employer matching contributions of $5,042 and $8,404, respectively, were made, plus the Company’s contribution to the nonqualified defined contribution portion of the SERP in each year for each NEO who was then employed by the Company. In connection with the termination of the Company’s split-dollar life insurance program at the end of 2007, the Company’s contribution to the nonqualified defined contribution portion of the SERP in 2008 included a one-time credit for Messrs. Hay, Robo and Olivera that was substantially equivalent in value to the cash value of the benefit accrued as of the termination date on behalf of each officer in his respective split dollar life insurance policy.

(2)

This column includes, for each of 2010, 2009 and 2008, the aggregate incremental cost to NextEra Energy of providing personal benefits to the NEOs. For each NEO, the personal benefits reported for 2010 in this column include: annual premiums for $5 million in umbrella coverage under a group personal excess liability insurance policy; reimbursement for professional financial planning and legal services; the cost of the officer’s participation in an executive vehicle program which includes use of a Company-leased passenger vehicle, fuel and other ancillary costs; fees paid for travel programs such as airline memberships and hospitality room memberships (except for Mr. Hay), and any transactional fees associated with personal travel booked through the Company’s travel agents; costs for maintenance of a residential home security system and central station monitoring (except for Mr. Pimentel); and, for Mr. Hay, costs for club memberships used primarily for business but also available for personal and family use. For Messrs. Hay and Olivera, the personal benefits reported in this column also include the incremental cost to the Company of indemnity medical insurance, which covers 100% of eligible medical expenses for the officers and, for Mr. Hay, his eligible dependents. The incremental cost to the Company of the indemnity medical insurance for Mr. Hay ($30,856) and Mr. Olivera is equal to the total annual premiums, less (i) annual contributions made by each of Mr. Hay and Mr. Olivera, and (ii) an amount equal to an equivalent Company contribution assuming each of Mr. Hay and Mr. Olivera would otherwise participate in the broad-based employee medical plan with the highest participation rate. For

Messrs. Hay, Dewhurst and Olivera the personal benefits reported in this column also include the costs of participation in a voluntary annual physical exam, including lodging costs and related expenses. For all NEOs except Mr. Dewhurst, the personal benefits reported in this column also include premiums for a life insurance benefit in an amount equal to 2.5 times salary, which is higher than the benefit available to all employees (which is one times salary, with a maximum of $150,000), in each case without cost, under the Company’s broad-based employee life insurance plan. For all NEOs, except for Messrs. Pimentel and Dewhurst, the personal benefits reported in this column also include the incremental cost to the Company for personal use of Company-owned aircraft, which is the variable operating costs of such use, net of payments to the Company by or on behalf of the NEOs, as is generally required by Company policy for such personal use. Variable operating costs include fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, excise taxes and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of statute miles the Company aircraft flew to derive an average variable cost per mile. The incremental cost incurred was $57,609 for Mr. Hay and $30,467 for Mr. Olivera. Under SEC rules, personal use of aircraft includes travel undertaken to participate in certain outside board meetings, which the Company views as having a useful business purpose. In addition, for Messrs. Hay and Olivera, personal use of the aircraft included travel undertaken to participate in a voluntary annual executive physical. The NEO’s family members may accompany the NEO on flights on Company aircraft, although the aggregate incremental cost to the Company for such accompanying travel is de minimis.

(3)	Effective January 1, 2010, the Compensation Committee adopted a policy discontinuing the provision of tax reimbursements on perquisites to named executives. See Compensation Discussion & Analysis for a description of this policy. For each named executive for 2009 and 2008, represents reimbursements for taxes due on income imputed to the officer (in the manner required by the Internal Revenue Code) for participation in certain perquisites.

Table 2: 2010 Grants of Plan-Based Awards

The following table provides information about the cash and equity incentive compensation awarded to the named executives in 2010. It is important to keep in mind the following when reviewing the table:

(1) Columns (c), (d) and (e) below set forth the range of possible payouts established under the Annual Incentive Plan for 2010, and are not amounts actually paid to the NEOs. The actual amounts paid with respect to 2010 under the Annual Incentive Plan, which is a Non-Equity Incentive Plan, as that term is used in the heading for columns (c), (d) and (e) of this table, are set forth in Table 1a: Summary Compensation Table in column (g), entitled “Non-Equity Incentive Plan Compensation.”

(2) The number of shares listed under “Estimated Future Payouts Under Equity Incentive Plan Awards” (columns (g) and (h)), represent grants of performance shares and restricted stock, the material terms of which are described below this table.

(3) The number of shares listed under “All Other Option Awards: Number of Securities Underlying Options” (column (j)) and the exercise price set forth under “Exercise or Base Price of Option Awards” (column (k)) represent the number and exercise price of non-qualified stock option grants, the material terms of which are described below this table.

(4) In the column headed “Grant Date Fair Value of Stock and Option Awards” (column (l)), the top number is the grant date fair value of the performance share award, the middle number is the grant date fair value of the restricted stock award and the last number is the grant date fair value of the stock options granted.

Table 2: 2010 Grants of Plan-Based Awards

Name(a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(3) (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Lewis Hay, III	—	$0	$1,293,500	$2,587,000	—	—	—	—	—	—	—
	2/12/2010				0	64,463	103,141				$3,550,364(5)
	2/12/2010				0	68,382	68,382				3,116,168 (6)
	2/12/2010								151,338	45.57	892,894 (7)
Armando Pimentel, Jr.	—	0	409,028	818,055	—	—	—	—	—	—	—
	2/12/2010				0	9,436	15,098				519,697 (5)
	2/12/2010				0	12,881	12,881				586,987 (6)
	2/12/2010								42,372	45.57	249,995 (7)
James L. Robo	—	0	665,280	1,330,560	—	—	—	—	—	—	—
	2/12/2010				0	21,724	34,758				1,196,471 (5)
	2/12/2010				0	25,630	25,630				1,167,959 (6)
	2/12/2010								111,864	45.57	659,998 (7)
Moray P. Dewhurst	—	0	412,860	825,720	—	—	—	—	—	—	—
	2/12/2010				0	14,263	22,821				785,549 (5)
	2/12/2010				0	18,828	18,828				857,992 (6)
	2/12/2010								76,271	45.57	449,999 (7)
Armando J. Olivera	—	0	426,698	853,395	—	—	—	—	—	—	—
	2/12/2010				0	14,620	23,392				805,211 (5)
	2/12/2010				0	17,220	17,220				784,715 (6)
	2/12/2010								69,491	45.57	409,997 (7)

(1)	Non-Equity Incentive Plan awards are paid under the Annual Incentive Plan, the material terms of which are described in Compensation Discussion & Analysis. For 2010, amounts payable were paid in cash in February 2011. See column (g) of Table 1a: Summary Compensation Table.

(2)	Each named executive was granted awards of performance shares and restricted stock under the LTIP in 2010. Performance shares were granted in 2010 for a three-year performance period ending December 31, 2012. The number of shares which will ultimately be paid to each named executive at the end of the performance period will be determined by multiplying the NEO’s target number of performance shares by a three-year average of the NEO’s Total Performance Factor under the Annual Incentive Plan, expressed as a percentage, which may not exceed 160% of the target award. Restricted stock awards granted in 2010 vest at the rate of one-third per year beginning one year from the date of grant, subject to certification by the Compensation Committee each year of the attainment of the NextEra Energy corporate performance objective under the Annual Incentive Plan for the previous year. If the objective is not achieved, the restricted stock which was scheduled to vest is forfeited. See footnotes (5) through (9) to Table 3: 2010 Outstanding Equity Awards at Fiscal Year End for further information about the vesting of restricted stock.

(3)	Non-qualified stock options granted under the LTIP in 2010. The stock options generally vest and become exercisable at the rate of one-third per year beginning approximately one year from date of grant and are fully exercisable after three years. See footnote (1) to Table 3: 2010 Outstanding Equity Awards at Fiscal Year End for further information about the vesting of stock options. All options were granted at an exercise price of 100% of the closing price of NextEra Energy common stock on the date of grant.

(4)	The amounts shown are based on the value of the equity-based compensation grants as of the 2010 grant dates under applicable accounting rules. These amounts were not realized by the NEOs during 2010, and the realized value of awards which vest at a later date is likely to be different from the amount listed, based on, among other things, the performance of the Company and the price of the Company’s common stock. See Table 4: 2010 Option Exercises and Stock Vested for the value of the NEOs’ equity awards which vested in 2010. Under applicable accounting rules, the Company determines the grant date fair value of equity-based compensation and recognizes it over the vesting period (using the straight-line basis for awards with graded vesting schedules as well as for awards with cliff vesting schedules). The expense recognized during 2010 for each NEO therefore reflects the partial expense recognition of equity awards granted during 2010 plus the partial expense recognition of equity awards granted in earlier years which were not yet vested (or which became vested) during 2010. See Note 11—Common and Preferred Stock—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for the assumptions used in this valuation. In accordance with SEC rules, the amounts in these columns reflect the actual accounting cost without reduction for estimated forfeitures.

(5)	As described in footnote (4) above, the grant date fair value of performance share awards was determined under applicable accounting rules. This valuation reflects a discount of $6.23 per share for the 2010 grants because dividends are not paid on performance shares during the three-year performance period. The performance rating assumption used for expensing all performance share awards under applicable accounting rules is 1.40 (i.e. target shares multiplied by 1.40); although the accounting valuation assumes a certain level of future performance, the actual value at payout could be different based on actual performance and the price of the Company’s common stock.

(6)	As described in footnote (4) above, the grant date fair value of restricted stock awards was determined under applicable accounting rules.

(7)	As described in footnote (4) above, the grant date fair value of stock option awards was determined under applicable accounting rules, but without any reductions for estimated forfeitures. The estimated values shown for stock option grants were determined using the Black-Scholes option pricing model, based on the following assumptions: for all options, the volatility is equal to 20.74% and the dividend yield (which represents the per-share annualized dividends as of the grant date divided by the annualized fair market value of the common stock) is equal to 4.39%. The risk-free interest rate is equal to 2.91%, based on the interest rate on a U.S. Treasury zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise of six years. The values do not take into account risk factors such as non-transferability or risk of forfeiture.

Additional Disclosure Related to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table

Material Terms of Performance Shares Granted to NEOs

•	three year performance period;

•

paid in shares of NextEra Energy common stock, based primarily on the average of the NEO’s Total Performance Factor under the Annual Incentive Plan for each year in the performance period, capped at 160%;

•	dividends are not paid or accrued during the performance period;

•	may vest in full or in part in the event of the occurrence of certain events, such as a change in control, death, disability or some retirements;

•	forfeited if employment terminates prior to end of performance period in all other instances; and

•	award agreement includes non-solicitation and non-competition provisions.

Material Terms of Restricted Stock Granted to NEOs

•

if corporate performance objective (as established under the Annual Incentive Plan) is met as of end of preceding year, vests one-third per year for three years beginning approximately one year from date of grant;

•	if corporate performance objective (as established under the Annual Incentive Plan) is not met in any year, restricted stock scheduled to vest in that year is forfeited;

•	corporate performance objective is attainment of NextEra Energy adjusted earnings goal under the Annual Incentive Plan for the previous year (or similar measure chosen by the Compensation Committee);

•	dividends are paid on restricted stock as and when declared by the Company but are subject to repayment by NEO if awards are forfeited prior to vesting;

•	NEOs have the right to vote their shares of restricted stock;

•

may vest in full or in part prior to or on normal vesting date and, in some circumstances, without regard to satisfaction of performance condition, in the event of the occurrence of certain events, such as a change in control, death, disability or some retirements;

•	forfeited if employment terminated prior to vesting in all other instances; and

•	award agreement includes non-solicitation and non-competition provisions.

Material Terms of Stock Options Granted to NEOs

•	vest and become exercisable one-third per year for three years beginning approximately one year from date of grant;

•	exercise price equal to closing price of NextEra Energy common stock on date of grant (February 12, 2010);

•	generally expire ten years from date of grant;

•	may vest in full or in part prior to normal vesting date in the event of the occurrence of some events, such as a change in control, death, disability or some retirements;

•	forfeited if employment terminated prior to vesting in all other instances; and

•	award agreement includes non-solicitation and non-competition provisions.

Material Terms of Deferred Retirement Awards Granted to Messrs. Robo (in 2006) and Dewhurst (in 2009)

•	shares representing Company’s obligation to Mr. Robo are held in a grantor (rabbi) trust;

•	dividends are reinvested (or deemed reinvested) in shares of the Company’s common stock;

•	vest 50% in 2011 and 50% in 2016 for Mr. Robo; vest 50% in 2012 and 50% in 2017 for Mr. Dewhurst;

•

mandatory deferral of all vested shares plus accumulated dividends and shares obtained with reinvested dividends, until retirement or termination of employment (with certain exceptions for death, disability or change in control); and

•	award agreement includes non-solicitation and non-competition provisions.

Determination of Amount Payable Under Annual Incentive Plan to NEOs

See Compensation Discussion & Analysis for a description of the criteria used to determine the amount payable to each NEO under the Annual Incentive Plan (Non-Equity Incentive Plan Compensation).

Salary and Bonus as a Proportion of 2010 Total Compensation

Using only the amounts set forth in column (c), “Salary,” for all NEOs (as no discretionary bonuses were paid to the NEOs in 2010) in Table 1a: Summary Compensation Table, the salaries of each of the NEOs as a proportion of 2010 total compensation were as follows:

Mr. Hay—10%

Mr. Pimentel—20%

Mr. Robo—15%

Mr. Dewhurst—17%

Mr. Olivera—14%

These proportions are consistent with the Company’s philosophy of paying NEOs a higher percentage of performance-based compensation and a lower percentage of fixed compensation.

Employment Agreement with CEO

The Hay Agreement provides for Mr. Hay to be employed as the chief executive officer of NextEra Energy and to serve as a director and chairman of NextEra Energy’s Board for an initial term of three years which began on January 1, 2005. Each January 1 beginning in 2006 the term of employment is extended an additional year unless either party gives a notice of non-extension no later than 90 days prior to January 1. No such notice has been given. The Hay Agreement does not establish Mr. Hay’s compensation; however, reduction of his then current base salary, target annual incentive bonus, target long term incentive compensation or aggregate employee benefits (with certain exceptions), failure to re-elect Mr. Hay as chairman (with certain exceptions) and chief executive officer, or the assignment to Mr. Hay of duties materially inconsistent with his position constitute “good reason” for Mr. Hay to terminate his employment and receive the termination benefits set forth in the agreement. The Hay Agreement also provides certain benefits upon termination of employment due to death, disability, retirement on or after age 65, retirement prior to, on or after age 65 with the consent of the Board, or without cause. Such termination benefits are described in Potential Payments Upon Termination or Change in Control, below.

In the event that Mr. Hay’s Retention Agreement (described in Potential Payments Upon Termination or Change in Control, below) becomes effective and his employment is terminated under the circumstances specified in the Retention Agreement, he will be entitled to the compensation and benefits provided under the Retention Agreement instead of any compensation or benefits payable or provided to him under the Hay Agreement.

Defined Contribution Retirement Benefits

NextEra Energy maintains a tax-qualified defined contribution 401(k) plan in which an employee may elect to defer some portion of his or her covered earnings (which excludes annual incentive compensation), and NextEra Energy matches the employee contributions in accordance with a specified formula. In a 401(k) plan, the employee bears the investment risk. Employees who choose to enroll in the 401(k) plan may contribute between 1% and 50% of covered earnings, subject to certain limits contained in the Internal Revenue Code, and the Company provides matching contributions, in the form of NextEra Energy common stock, up to 4.75% of covered earnings to the specified IRS limit. In 2010, each of the NEOs participated in the 401(k) plan and received the maximum Company matching contribution allowable under IRS rules, which for 2010 was $11,638.

The nonqualified SERP provides a defined contribution benefit to each NEO which is designed to (1) make up for the lost Company matching contributions on the 401(k) due to IRS limits, and (2) provide Company matching contributions on annual incentive compensation (which is a significant percentage of named executive cash compensation). Therefore, under the SERP, each NEO’s defined contribution account is credited annually with phantom NextEra Energy common stock with a value equal to 4.75% of base earnings above IRS limits plus annual incentive compensation. Each such account is also credited annually with additional phantom NextEra Energy common stock with a value based on phantom dividend income on the phantom shares in the account.

For each NEO, the defined contribution benefits described here are included under column (i), “All Other Compensation,” of Table 1a: Summary Compensation Table and described in footnote (1) to Table 1b: Supplemental All Other Compensation.

Table 3: 2010 Outstanding Equity Awards at Fiscal Year End

The following table provides information about equity incentive awards awarded to the named executives in 2010 and in prior years. It is important to keep in mind the following when reviewing the table:

(1) With respect to Option Awards, the options listed in column (b), “Number of Securities Underlying Unexercised Options (#) Exercisable,” are fully vested and exercisable as of December 31, 2010 by the NEO. If the NEO had exercised all or a part of these options in 2010, the value realized upon exercise would be listed in Table 4: 2010 Option Exercises and Stock Vested. The Compensation Committee deems the value of unexercised fully-vested options to be a current asset of the NEO and attributable to compensation earned in prior years, and does not consider this amount, or the current value of unvested options (which are listed in column (c)), when making compensation determinations.

(2) The number of shares listed in column (i), “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested,” includes both performance shares, at maximum payout level (in accordance with applicable SEC rules), prior to the expiration of the performance period, and restricted stock prior to the satisfaction of the performance and time criteria required for vesting. The number of shares listed in column (g), “Number of Shares or Units of Stock That Have Not Vested,” includes a deferred retirement award for Messrs. Robo and Dewhurst.

(3) As required by SEC rules, the amounts listed in column (j), “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represent the value of restricted stock and performance share awards at maximum payout levels. These amounts were not realized by the NEOs during 2010, and the value of awards which vest at a later date is likely to be different from the amount listed, based on, among other things, the performance of the Company and the price of the Company’s common stock.

Table 3: 2010 Outstanding Equity Awards at Fiscal Year End

Name (a)	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable (b)	Number of Securities Underlying Unexercised Options(#) Unexer- cisable(1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2)(#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(10) (j)
Lewis Hay, III	100,000	0	0	27.68	9/17/2011
	150,000	0	0	26.32	2/11/2012
	150,000	0	0	27.56	2/13/2013
	150,000	0	0	32.46	2/14/2014
	100,000	0	0	36.95	1/03/2015
	90,000	0	0	41.76	2/16/2016
	62,531	0	0	59.05	2/15/2017
	50,398	25,198	0	64.69	2/15/2018
	36,749	73,496	0	50.91	2/13/2019
	0	151,338	0	45.57	2/12/2020
								322,211	(5)	$16,751,750	(5)
Armando Pimentel, Jr.	11,627	5,813	0	64.69	2/15/2018
	9,074	18,148	0	50.91	2/13/2019
	0	42,372	0	45.57	2/12/2020
								49,355	(6)	2,565,966	(6)
James L. Robo	100,000	0	0	27.56	2/13/2013
	100,000	0	0	32.46	2/12/2014
	60,000	0	0	36.95	1/03/2015
	50,000	0	0	41.76	2/16/2016
	43,773	0	0	59.05	2/15/2017
	34,880	17,440	0	64.69	2/15/2018
	27,163	54,326	0	50.91	2/13/2019
	0	111,864	0	45.57	2/12/2020
						56,365	$2,930,416	112,384	(7)	5,842,844	(7)
Moray P. Dewhurst	100,000	0	0	26.32	2/11/2012
	100,000	0	0	27.56	2/13/2013
	100,000	0	0	32.46	2/12/2014
	60,000	0	0	36.95	1/03/2015
	46,028	0	0	41.76	2/16/2016
	24,762	0	0	59.05	2/15/2017
	6,898	0	0	64.69	2/15/2018
	21,016	39,030	0	56.42	8/17/2019
	0	76,271	0	45.57	2/12/2020
						26,734	1,389,901	75,780	(8)	3,939,802	(8)
Armando J. Olivera	33,333	0	0	26.32	2/11/2012
	50,000	0	0	27.56	2/13/2013
	100,000	0	0	32.46	2/12/2014
	60,000	0	0	36.95	1/03/2015
	50,000	0	0	41.76	2/16/2016
	35,834	0	0	59.05	2/15/2017
	23,254	11,626	0	64.69	2/15/2018
	16,874	33,748	0	50.91	2/13/2019
	0	69,491	0	45.57	2/12/2020
								75,717	(9)	3,936,527	(9)

(1)	All stock options are non-qualified. All options listed as exercisable at December 31, 2010 were fully vested at that date. Options listed as unexercisable at December 31, 2010 vest as follows:

Name	Grant Date	Vest Date	No. Options
Lewis Hay, III	2/12/2010	2/15/2011	50,446
		2/15/2012	50,446
		2/15/2013	50,446
	2/13/2009	2/15/2011	36,748
		2/15/2012	36,748
	2/15/2008	2/15/2011	25,198
Armando Pimentel, Jr.	2/12/2010	2/15/2011	14,124
		2/15/2012	14,124
		2/15/2013	14,124
	2/13/2009	2/15/2011	9,074
		2/15/2012	9,074
	2/15/2008	2/15/2011	5,813
James L. Robo	2/12/2010	2/15/2011	37,288
		2/15/2012	37,288
		2/15/2013	37,288
	2/13/2009	2/15/2011	27,163
		2/15/2012	27,163
	2/15/2008	2/15/2011	17,440
Moray P. Dewhurst	2/12/2010	2/15/2011	25,423
		2/15/2012	25,424
		2/15/2013	25,424
	8/17/2009	5/15/2011	23,418
		5/15/2012	15,612
Armando J. Olivera	2/12/2010	2/15/2011	23,163
		2/15/2012	23,164
		2/15/2013	23,164
	2/13/2009	2/15/2011	16,874
		2/15/2012	16,874
	2/15/2008	2/15/2011	11,626

(2)	Mr. Robo was granted 47,893 shares in 2006 and Mr. Dewhurst was granted 25,219 shares in 2009 as deferred retirement awards, which vest in equal installments on 3/15/2011 and 3/15/2016 (Mr. Robo) and 6/15/2012 and 6/15/2017 (Mr. Dewhurst). The shares will continue to be deferred following vesting in most circumstances. Shares representing the Company’s obligation to Mr. Robo are held in a grantor (rabbi) trust. Dividends are reinvested. In 2010, the trustee of the grantor trust acquired 4,177 shares in respect of Mr. Robo’s award; 1,515 deferred shares were added with respect to Mr. Dewhurst’s award in 2010 upon the reinvestment of dividend equivalents.

(3)	Market value of the unvested deferred retirement awards is based upon the closing price of NextEra Energy common stock on December 31, 2010 of $51.99.

(4)	Performance shares vest on the last day of the applicable performance period, with payouts determined by the Compensation Committee at its first meeting after the end of the year. Because the end of the performance period for the performance shares granted to each of the NEOs in 2008 was December 31, 2010, these performance shares are not included in Table 3: 2010 Outstanding Equity Awards at Fiscal Year End and are included in Table 4: 2010 Option Exercises and Stock Vested under columns (d) and (e), “Stock Awards—Number of Shares Acquired on Vesting” and “Stock Awards—Value Realized on Vesting,” and discussed in footnotes (2) and (3) to that table.

(5)	Mr. Hay’s outstanding performance shares at maximum payout level aggregated 195,992 shares with a market value on December 31, 2010 of $10,189,624. 58,032 performance shares at target were granted on February 13, 2009 (performance period beginning 1/1/2009 and ending 12/31/2011) and 64,463 performance shares at target were granted on February 12, 2010 (performance period beginning 1/1/2010 and ending 12/31/2012). Also includes 126,219 shares of restricted common stock with a market value of $6,562,126 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
restricted common stock	2/12/2010	2/15/2011	22,794
		2/15/2012	22,794
		2/15/2013	22,794
restricted common stock	2/13/2009	2/15/2011	20,303
		2/15/2012	20,303
restricted common stock	2/15/2008	2/15/2011	17,231

(6)	Mr. Pimentel’s outstanding performance shares at maximum payout level aggregated 27,292 shares with a market value on December 31, 2010 of $1,418,911. 7,622 performance shares at target were granted on February 13, 2009 (performance period beginning 1/1/2009 and ending 12/31/2011) and 9,436 performance shares at target were granted on February 12, 2010 (performance period beginning 1/1/2010 and ending 12/31/2012). Also includes 22,063 shares of restricted common stock with a market value of $1,147,055 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
restricted common stock	2/12/2010	2/15/2011	4,293
		2/15/2012	4,294
		2/15/2013	4,294
restricted common stock	2/13/2009	2/15/2011	3,375
		2/15/2012	3,375
restricted common stock	2/15/2008	2/15/2011	2,432

(7)	Mr. Robo’s outstanding performance shares at maximum payout level aggregated 66,049 shares with a market value on December 31, 2010 of $3,433,887. 19,557 performance shares at target were granted on February 13, 2009 (performance period beginning 1/1/2009 and ending 12/31/2011) and 21,724 performance shares at target were granted on February 12, 2010 (performance period beginning 1/1/2010 and ending 12/31/2012). Also includes 46,335 shares of restricted common stock with a market value of $2,408,957 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
restricted common stock	2/12/2010	2/15/2011	8,544
		2/15/2012	8,543
		2/15/2013	8,543
restricted common stock	2/13/2009	2/15/2011	7,606
		2/15/2012	7,606
restricted common stock	2/15/2008	2/15/2011	5,493

(8)	Mr. Dewhurst’s outstanding performance shares at maximum payout level were 45,208 shares with a market value on December 31, 2010 of $2,350,364. 5,188 performance shares at target were granted on August 17, 2009 (performance period beginning 1/1/2010 and ending 12/31/2010, with vesting on 5/15/2011), 8,804 performance shares at target were granted on August 17, 2009 (performance period beginning 1/1/2010 and ending 12/31/2011, with vesting on 5/15/2012) and 14,263 performance shares at target were granted on February 12, 2010 (performance period beginning 1/1/2010 and ending 12/31/2012). Also includes 30,572 shares of restricted common stock with a market value of $1,589,438, which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
restricted common stock	2/12/2010	2/15/2011	6,276
		2/15/2012	6,276
		2/15/2013	6,276
restricted common stock	8/17/2009	5/15/2011	7,297
		5/15/2012	4,447

(9)	Mr. Olivera’s outstanding performance shares at maximum payout level were 44,449 shares with a market value on December 31, 2010 of $2,310,904. 13,161 performance shares at target were granted on February 13, 2009 (performance period beginning 1/1/2009 and ending 12/31/2011) and 14,620 performance shares at target were granted on February 12, 2010 (performance period beginning 1/1/2010 and ending 12/31/2012). Also includes 31,268 shares of restricted common stock with a market value of $1,625,623 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
restricted common stock	2/12/2010	2/15/2011	5,740
		2/15/2012	5,740
		2/15/2013	5,740
restricted common stock	2/13/2009	2/15/2011	5,062
		2/15/2012	5,062
restricted common stock	2/15/2008	2/15/2011	3,924

(10)	Market value is based upon the closing price of NextEra Energy common stock on December 31, 2010 of $51.99.

Table 4: 2010 Option Exercises and Stock Vested

The following table provides information about the NEOs’ stock awards which vested in 2010. It is important to keep in mind the following when reviewing the table:

(1) The “Number of Shares Acquired on Vesting” (column (d)) represents performance shares granted in 2008 for a three-year performance period which ended in 2010, as well as restricted stock vesting in 2010 from grants made in 2007, 2008 and 2009. The Compensation Committee looks at the value of these grants as of the date of grant, rather than as of the date of vesting, when making compensation determinations.

(2) The “Value Realized on Vesting” (column (e)) represents the aggregate payout value of the vested performance shares and vested restricted stock described above.

Table 4: 2010 Option Exercises and Stock Vested

Name(a)	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting(2) (#) (d)	Value Realized on Vesting(3)($) (e)
Lewis Hay, III	300,000	$7,247,040	(1)	124,792	$6,332,820
Armando Pimentel, Jr.	0	0		14,597	744,453
James L. Robo	150,000	3,210,000	(1)	40,248	2,034,137
Moray P. Dewhurst	0	0		12,559	664,613
Armando J. Olivera	46,667	1,131,211	(1)	27,903	1,405,883

(1)	The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the market price of the Company’s common stock upon exercise and the exercise price of the stock options. Stock options were exercised, in accordance with plans adopted in accordance with SEC Rule 10b5-1, by Mr. Hay on September 10, 2010; Mr. Robo on July 8 and 9, 2010; and Mr. Olivera between January 4, 2010 and August 24, 2010.

(2)	Includes for Mr. Hay 53,168 shares of restricted stock and 71,624 performance shares; for Mr. Pimentel 5,809 shares of restricted stock and 8,788 performance shares; for Mr. Robo 18,071 shares of restricted stock and 22,177 performance shares; for Mr. Dewhurst 11,161 shares of restricted stock and 1,398 performance shares (representing a prorated portion of his original award); and for Mr. Olivera 13,009 shares of restricted stock and 14,894 performance shares.

(3)	For Mr. Hay $2,422,866 is attributable to vested restricted stock and $3,909,954 is attributable to performance shares. For Mr. Pimentel $264,716 is attributable to vested restricted stock and $479,737 is attributable to performance shares. For Mr. Robo $823,495 is attributable to vested restricted stock and $1,210,642 is attributable to performance shares. For Mr. Dewhurst $588,296 is attributable to vested restricted stock and $76,317 is attributable to performance shares. For Mr. Olivera $592,820 is attributable to vested restricted stock and $813,063 is attributable to performance shares.

Table 5: Pension Benefits

The table and description below provide information about the NEOs’ pension benefits. It is important to keep in mind that the “Present Value of Accumulated Benefit” (column (d)) listed for the SERP includes the present value of such benefits in the defined benefit portion of the SERP only, and that disclosure of information related to the defined contribution portion of the SERP can be found in the next table, Table 6: Nonqualified Deferred Compensation.

Table 5: Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Lewis Hay, III(2)	NextEra Energy, Inc. Employee Pension Plan	11	$186,087	$0
	SERP(1)	11	14,537,045	0
Armando Pimentel, Jr.(3)	NextEra Energy, Inc. Employee Pension Plan	3	33,686	0
	SERP(1)	3	692,718	0
James L. Robo(3)	NextEra Energy, Inc. Employee Pension Plan	9	118,275	0
	SERP(1)	9	1,026,303	0
Moray P. Dewhurst(4)	NextEra Energy, Inc. Employee Pension Plan	8	128,718	0
	SERP(1)	8	588,297	31,263
Armando J. Olivera(5)	NextEra Energy, Inc. Employee Pension Plan	39	984,437	0
	SERP(1)	39	5,145,822	0

(1)	NextEra Energy’s non-qualified SERP provides both defined benefit and defined contribution benefits. See Additional Disclosure Related to Pension Benefits Table, below. The defined benefit portion of the SERP is shown in this table, while values attributable to the defined contribution portion of the SERP are included in Table 1a: Summary Compensation Table under column (i), “All Other Compensation” (values for which are detailed in Table 1b: Supplemental All Other Compensation), and are also reported in Table 6: Nonqualified Deferred Compensation under columns (c), (d) and (f).

(2)	For Mr. Hay, the amounts shown are based on estimates of his accrued benefit in the specified plans as of December 31, 2010 that is payable at normal retirement age as defined in the employee pension plan and in his individual SERP, which is age 65. These estimates are based on the number of years of credited service shown in the table and on Mr. Hay’s current covered compensation. After calculating the accrued benefit at December 31, 2010 in the form of an annuity payable at age 65, the annuity value is converted to a lump sum value payable at age 65. These calculations were performed using assumptions consistent with those used by NextEra Energy to calculate the expense under applicable accounting guidance for Mr. Hay’s individual SERP. The specific interest rates and other assumptions used to estimate these values are as follows: (1) the discount rate on December 31, 2010 is 4.50%; (2) lump sum amount was calculated using the 2011 PPA lump sum IRC 417(e) 3-segment rates (based on an August 2010 lookback) of 2.21%; 4.61% and 5.46% and the PPA 2011 IRC Section 417(e) mortality table (Revenue Ruling 2007-67 mortality); and (3) assumed retirement age is 65 and no pre-retirement decrements are assumed. Mr. Hay is fully vested in these benefits.

(3)	For Messrs. Pimentel and Robo, the amounts shown are their accrued pension benefits as of December 31, 2010, which are equal to their cash balance account values in the tax qualified employee pension plan and in the SERP at December 31, 2010. Mr. Pimentel is fully vested in the employee pension plan, but not in the SERP. Mr. Robo is fully vested in both plans. Each NEO is entitled to his fully vested accrued account values upon termination of employment.

(4)	For Mr. Dewhurst, the amounts shown are his accrued pension benefits as of December 31, 2010, which are equal to his cash balance account value in the tax qualified employee pension plan, the cash balance account value earned in the SERP subsequent to his return to the Company in 2009, and the present value at December 31, 2010 of the $2,605 monthly single life annuity benefit that Mr. Dewhurst commenced on December 1, 2008 from the SERP. (Note that this monthly life annuity benefit continued upon his return in 2009.) The following assumptions were used for determining the present value as of December 31, 2010 of these SERP annuity payments: discount rate of 4.50% and the 2011 PPA annuitant mortality table, for males with generational improvements assumed. Mr. Dewhurst is fully vested in these benefits. As of August 17, 2009, his return date, Mr. Dewhurst had not commenced distributions from the tax qualified employee pension plan.

(5)

For Mr. Olivera, the amounts shown are based on estimates of his accrued benefit in the specified plans as of December 31, 2010 that is payable at normal retirement age as defined in the employee pension plan and in the SERP, which is age 65. No participant is eligible for unreduced benefits prior to age 65. These estimates are based on the number of years of credited service shown in the table and on Mr. Olivera’s current covered compensation. After calculating the accrued benefit at December 31, 2010 in the form of an annuity payable at age 65, the annuity value is converted to a lump sum value payable at age 65. These calculations were performed using assumptions consistent with those used by NextEra Energy’s actuaries to calculate plan disclosures under generally accepted accounting principles. The specific interest rates and other assumptions used to estimate these values are as follows: (1) the discount rate on December 31, 2010 is 4.50%; (2) lump sum amounts were calculated using a 5.00% discount rate and Revenue Ruling 2007-67 mortality rates; and (3) assumed retirement age is 65 and no pre-retirement decrements are assumed. Mr. Olivera is fully vested in both benefits.

Additional Disclosure Related to Pension Benefits Table

NextEra Energy maintains two non-contributory defined benefit retirement plans: a tax-qualified employee pension plan and a non-qualified SERP.

Employee Pension Plan

NextEra Energy’s tax-qualified employee pension plan is a cash balance plan in which credits to each active, full-time employee’s account are determined as a percentage of his or her monthly covered earnings; “basic crediting” is 4.5% until the fifth anniversary of employment, and 6.0% thereafter. Covered earnings for each NEO are limited to base salary and do not include annual incentive compensation, long term incentive compensation or any other compensation included in Table 1a: Summary Compensation Table. Each employee’s cash balance account is also credited quarterly with interest at an annual rate that is equal to the average yield on one-year Treasury Constant Maturities for the 12 months ending December 31 of the preceding calendar year. The interest crediting rate is subject to a 4% minimum and 14% maximum. For 2010, the interest crediting rate was 4.00%. Benefits under the cash balance formula are not reduced for employer contributions to Social Security or other offset amounts.

Under the qualified employee pension plan, benefits are cliff-vested after three full years of service and employees may become fully vested if they are participants in the qualified plan at a time when the Company decides to transfer a portion of pension plan assets to fund retiree medical benefits. All named executives are fully vested. All vested participants are eligible for lump sum payment of benefits following termination of employment, and certain annuity forms of payment are also available to most employees, including the NEOs.

SERP

For the reasons described in Compensation Discussion & Analysis, NextEra Energy maintains an unfunded SERP for its executive officers, including the NEOs. For NEOs who became SERP participants on or after April 1, 1997 (when the qualified employee pension plan was converted to a cash balance plan), except for Mr. Hay, the SERP’s defined benefit formula provides two times the normal cash balance crediting rate of the qualified employee pension plan (“double basic credits”). The normal cash balance crediting rate is 4.5% prior to 5 years of service, and 6% thereafter. Double the basic crediting rate is therefore 9% and 12%, respectively. Benefits for Messrs. Dewhurst, Pimentel and Robo are calculated in this manner. In order to offset the significant benefits that Mr. Pimentel forfeited from his prior employer in order to accept the Company’s offer of employment, Mr. Pimentel also received an opening SERP cash balance account balance of $150,000, and an additional $150,000 on each of his first and second anniversaries with the Company.

For NEOs who were SERP participants on March 31, 1997, a final-average-pay defined benefit formula in place prior to the cash balance change is applied to covered earnings. This formula is based on years of service and average monthly pay (defined as the average of the highest five consecutive years out of the last ten years of service), with an offset for employer contributions to Social Security. Currently, no SERP participants receive any additional credits to years of service; actual years of participating service are used to determine benefits. The target benefit at 39 years of service, prior to any reductions for the Social Security offset or retirement before the normal retirement age of 65, is 52.25% of final average pay (for 40 or more years of service, the target benefit is 52.5% of final average pay). Benefits for Mr. Olivera are calculated in this manner. No participant is eligible for unreduced benefits prior to age 65. However, reduced benefits are payable for early retirement prior to age 65 if a participant is at least age 55 with at least 10 years of participating service. As of December 31, 2010, Mr. Olivera was eligible for early retirement. If Mr. Olivera had retired on December 31, 2010, the reduction to his age 65 benefit, calculated in the manner described above, would have been 18% (based on an early retirement age of 61.33 years). The early retirement benefit reduction between the ages of 62 and 65 is 2% per year. The benefit calculated in this manner would be offset by the benefit payable under the employee pension plan described above.

As described in Compensation Discussion & Analysis, in 2002 NextEra Energy entered into an agreement with Mr. Hay to provide a supplemental defined benefit retirement benefit. Under this agreement, the Company will provide a benefit equal to 65% of Mr. Hay’s “final average pay,” which is his highest average annual compensation (annual salary plus annual incentive award) for either (1) his final three years of employment or (2) the three years preceding his final year of employment. This supplemental benefit will be reduced by the actuarial equivalent of the benefits to which he is entitled under the qualified employee pension plan and the defined benefit portion of the SERP. If Mr. Hay terminates his employment prior to age 65, the benefit will be reduced on a pro rata basis if he fails to complete at least fifteen years of service with NextEra Energy or its subsidiaries, and it will be further reduced on an actuarial basis as a result of its early distribution after attainment of age 55 with at least 10 years of service. The agreement provides a minimum annual benefit, in the form of a joint and 50% survivor annuity (equal to 50% of final average pay) payable to Mr. Hay and his surviving spouse upon his termination of employment with NextEra Energy and its subsidiaries. If Mr. Hay’s termination of employment occurs prior to his normal retirement age (age 65), this minimum benefit will be reduced on an actuarial basis.

SERP benefits are cliff-vested after five full years of service and all named executives, except Mr. Pimentel, are fully vested. All vested participants are eligible for lump sum payment of benefits following termination of employment (subject to timing restrictions imposed by section 409A of the Internal Revenue Code), or may elect certain annuity forms of payment.

Table 6: Nonqualified Deferred Compensation

The table and description below provide information about the NEOs’ nonqualified deferred compensation. It is important to keep in mind the following when reviewing the table:

(1) The amounts shown under the heading “Aggregate Earnings in Last FY” (column (d)) represent earnings in the Deferred Compensation Plan and earnings in the defined contribution portion of the SERP.

(2) The amounts shown under the heading “Aggregate Withdrawals/Distributions” (column (e)) represent withdrawals/distributions from the Deferred Compensation Plan.

(3) The amounts shown under the heading “Aggregate Balance at Last FYE” (column (f)) represent balances in the Deferred Compensation Plan and in the defined contribution portion of the SERP.

Table 6: Nonqualified Deferred Compensation

Name(a)	Executive Contributions in Last FY(1)($) (b)	Registrant Contributions in Last FY(2)($) (c)	Aggregate Earnings in Last FY(3)($) (d)	Aggregate Withdrawals/ Distributions(4)($) (e)	Aggregate Balance at Last FYE(5)($) (f)
Lewis Hay, III	$0	$132,750	$589,403	$0	$22,161,960
Armando Pimentel, Jr.	0	40,683	1,759	0	101,561
James L. Robo	0	65,785	12,669	0	617,123
Moray P. Dewhurst	0	25,874	24,979	49,709	205,073
Armando J. Olivera	0	40,221	62,311	0	2,320,232

(1)	The Deferred Compensation Plan permits deferral of salary (up to 100%), annual incentive (up to 100%), and performance shares (up to 100%). None of the NEOs elected to defer 2010 compensation.

(2)	The SERP includes a defined contribution component which provides a match on executives’ base and annual incentive earnings above the IRS limit, which was $245,000 for 2010. The 4.75% match is the same as the match opportunity provided to participants in the Company’s 401(k) Plan. As with the 401(k) Plan, crediting of matching contributions under the defined contribution component of the SERP is in the form of stock (specifically, phantom NextEra Energy common stock). All amounts shown in this column are also included in Table 1a: Summary Compensation Table in column (i), “All Other Compensation” (values for which are detailed in Table 1b: Supplemental All Other Compensation).

(3)	Earnings include the sum of each participant’s annual earnings in the Deferred Compensation Plan and in the defined contribution portion of the SERP. Deferred Compensation Plan earnings were as follows: Mr. Hay $552,954, Mr. Dewhurst $24,597 and Mr. Olivera $49,489. Messrs. Pimentel and Robo have not deferred any compensation. Earnings for the defined contribution component of the SERP were as follows: Mr. Hay $36,449, Mr. Pimentel $1,759, Mr. Robo $12,669, Mr. Dewhurst $382 and Mr. Olivera $12,822. None of these amounts are included in Table 1a: Summary Compensation Table, since no above-market interest was credited in 2010.

(4)	In light of his May 2008 retirement, during 2010 Mr. Dewhurst received distributions totaling $49,709 from the Deferred Compensation Plan.

(5)	Deferred Compensation Plan accounts include fully vested and earned compensation, plus earnings. The Company views deferred compensation as a vehicle for retirement planning, rather than as a means of providing additional compensation. As of December 31, 2010, Deferred Compensation Plan balances were as follows: Mr. Hay $20,416,368 (of which $14,261,237 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2010), Mr. Dewhurst $173,722 (all of which was previously reported as compensation in prior Summary Compensation Tables for years prior to 2010) and Mr. Olivera $1,710,013 (of which $4,540 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2010). Messrs. Pimentel and Robo have not deferred any cash compensation or performance shares and therefore they have no balances in the Deferred Compensation Plan. Balances for the defined contribution component of the SERP were as follows: Mr. Hay $1,745,592 (of which $1,166,777 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2010), Mr. Pimentel $101,561 (of which $57,530 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2010), Mr. Robo $617,123 (of which $468,480 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2010), Mr. Dewhurst $31,351 (of which $5,670 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2010), and Mr. Olivera $610,219 (of which $458,830 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2010).

Additional Disclosure Related to Nonqualified Deferred Compensation Table

Cash deferral elections under the Deferred Compensation Plan must be made prior to the period in which they are earned and can range, in whole percentages, from 1% to 100% of a participant’s base salary and/or annual incentive award. Equity deferral elections must be made by December 31st of the year preceding the beginning of the applicable performance period, and participants electing to defer performance shares may defer all or a portion of the payout amount. Deferred compensation earnings are not guaranteed by the Company.

The Company’s contributions to the SERP for each named executive are also considered deferred compensation. The contributions and earnings in Table 6: Nonqualified Deferred Compensation include those from the nonqualified defined contribution portion of the SERP. Distributions are in the form of lump sum payments, which may be subject to a six month delay following termination of employment in accordance with Internal Revenue Code section 409A.

Earnings in 2010 from previous deferrals of cash compensation came from phantom investments in the following investment vehicles, which mirror the funds available to participants in the Company’s 401(k) plan:

Fund	2010 Return
BlackRock All Country World Ex-U.S Index Fund	11.16%
BlackRock Equity Index Fund	15.23%
BlackRock Russell 2000 Value Index Fund	24.68%
BlackRock U.S. Debt Index Fund	6.60%
BlackRock U.S. Equity Market Index Fund	17.57%
Brandywine Fund	21.11%
Fidelity Diversified International	9.65%
Fidelity Low Priced Stock Fund	20.70%
Fidelity Real Estate Investment Portfolio	29.85%
Fidelity Retirement Government Money Market	0.01%
Large Cap Growth managed by T. Rowe Price	16.41%
Legg Mason Value Fund	7.31%
NextEra Energy Stock Fund	2.40%
NextEra Managed Income Fund	2.47%
PIMCO Diversified Real Asset Trust	19.18%
PIMCO Total Return Fund	8.56%
Royce Premier Fund	26.46%
T. Rowe Price Equity Income Fund	15.15%
Vanguard Prime Cap Core	14.88%
Vanguard Target Retirement 2005 Fund	9.84%
Vanguard Target Retirement 2015 Fund	12.52%
Vanguard Target Retirement 2025 Fund	13.80%
Vanguard Target Retirement 2035 Fund	15.13%
Vanguard Target Retirement 2045 Fund	15.22%
Vanguard Target Retirement Income Fund	9.33%

Interest at 120% of the long-term applicable federal rate, which is based on the average market yield on outstanding marketable obligations of the United States with remaining periods to maturity of 3 years or less, was credited quarterly in 2010 (at 4.93% on March 31, 2010, 5.13% on June 30, 2010, 5.07% on September 30, 2010 and 4.34% on December 31, 2010) on dividends accrued in deferred performance share accounts.

Potential Payments Upon Termination or Change in Control

For the reasons discussed in Compensation Discussion & Analysis, NextEra Energy has entered into the Retention Agreements and the Hay Agreement, which commit the Company to payments to NEOs under special circumstances. Generally, these are changes in corporate control and termination of NEO employment.

This section describes the circumstances that would trigger such payments and quantifies the estimated amount of such payments in those circumstances. In accordance with SEC instructions, the quantitative disclosures in this section assume that the triggering event took place on December 31, 2010. In fact, no change in control occurred on that date, and no NEO’s employment terminated on that date. If a triggering event were to occur in the future, actual payments would likely be different from those presented here.

Consistent with SEC instructions, the amounts shown in the tables exclude obligations due from the Company to the NEO following a triggering event for (1) any earned but unpaid base salary, annual incentive compensation and long term incentive compensation through the date of termination; (2) vested benefits under the employee pension and 401(k) plan and all other benefit plans in accordance with their terms and conditions; (3) accrued vacation pay; (4) reimbursement of reasonable business expenses incurred prior to the date of termination; and (5) any other compensation or benefits to which the NEO may be entitled under and in accordance with the Company’s generally applicable non-discriminatory plans or employee benefit programs, including the retiree medical plan. Furthermore, all payments shown in the tables exclude the obligations of the Company to the NEO for vested benefits under the SERP and the Deferred Compensation Plan. See Table 5: Pension Benefits and Table 6: Nonqualified Deferred Compensation for the values of accumulated SERP and Deferred Compensation Plan benefits at December 31, 2010.

Potential Payments Under Retention Agreements

Each NEO has entered into a Retention Agreement with the Company. These agreements are all substantially equivalent and generally provide for certain protections and benefits to the NEO in the event of a change in corporate control, in exchange for the NEO’s continued full-time commitment to the interests of the Company during a transition period of three years following a change in control. The NEOs also undertake confidentiality commitments requiring them to hold in a fiduciary capacity all secret or confidential information relating to the Company and, under most circumstances, not to divulge any such information either during or after the period of employment.

These agreements are complex legal documents with terms and conditions having precise meanings, which are designed to address a multitude of possible but currently hypothetical situations. It is not possible to reduce them to simple explanations without some loss of precision. The following discussion covers only some of the more likely circumstances which could cause them to become effective, and the possible consequences. The full text of the Retention Agreement applicable to the NEOs is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Each Retention Agreement provides for a mutual commitment to the NEO’s continued employment for a period of three years following a change in control. In this situation, the NEO generally will receive the accelerated pay-out or vesting of previously granted equity-based awards that the NEO would otherwise have received in the normal course of business had the change in control not occurred, assuming continued employment. Note that this acceleration of equity awards is not limited to the NEOs, but generally will also occur for all officers and employees who hold such equity awards under the terms of the LTIP.

Tables 7a and 7b set forth the details of the estimated payments that would have been made to the NEOs (on December 31, 2010 and December 31, 2011, respectively) had a change in control actually occurred at the close of business on December 31, 2010, assuming each of the NEOs continued in employment throughout 2011.

Table 7a: Potential Compensation to Named Executives

Upon Change in Control(1)

	Lewis Hay, III	Armando Pimentel, Jr.	James L. Robo	Moray P. Dewhurst	Armando J. Olivera
Long-Term Incentive Awards:
1st 50% of Performance Share Awards(2)	$5,094,850	$443,420	$1,706,270	$1,065,050	$1,061,620
Restricted Stock Awards(3)	6,562,130	1,147,060	2,408,960	1,589,440	1,625,620
Stock Option Awards(4)	1,050,970	291,630	776,840	489,660	482,580

Total:	12,707,950	1,882,110	4,892,070	3,144,150	3,169,820

(1)	All amounts in the table assume change in control triggering event occurred at the close of business on December 31, 2010.

(2)	Upon a change in control, 50% of all outstanding performance share awards vest and are payable at the greater of target or the average of the actual performance factors used to determine payout of performance share awards which vested over the three years prior to the year in which the change in control occurred. Amounts shown are based on a closing NextEra Energy common stock price on December 31, 2010 of $51.99 and, for all NEOs other than Mr. Pimentel, performance factors are calculated based on actual performance for the three completed years preceding the year in which the change in control occurred. For Mr. Pimentel, who began employment in 2008, the performance factor is target. Amounts shown include the value of the acceleration of 50% of the performance shares awarded for the three-year performance periods ending December 31, 2011 and December 31, 2012. At the assumed change in control date, no performance shares had been awarded for the performance period ending December 31, 2013.

(3)	Upon a change in control, all outstanding restricted stock awards vest. Amounts shown are based on a closing NextEra Energy common stock price on December 31, 2010 of $51.99. The award agreements pursuant to which Messrs. Robo and Dewhurst were awarded deferred retirement awards (see the discussion following Table 2: 2010 Grants of Plan-Based Awards for the material terms of such award) contain change in control provisions which supersede the provisions of the Retention Agreement for that award only. Upon a change in control, absent termination of employment, the deferred retirement awards do not vest.

(4)	Upon a change in control, all outstanding stock option awards vest. Amounts shown reflect the in-the-money values of accelerated stock options based on the difference between the option exercise price and the closing NextEra Energy common stock price on December 31, 2010 of $51.99.

Table 7b: Potential Compensation to Named Executives

                           at One-Year Anniversary of Change in Control(1)

	Lewis Hay, III	Armando Pimentel, Jr.	James L. Robo	Moray P. Dewhurst	Armando J. Olivera
2nd 50% of Performance Share Awards(2)	$5,094,770	$443,420	$1,706,190	$1,064,970	$1,061,550

(1)	All amounts in the table assume change in control triggering event occurred at the close of business on December 31, 2010 and the same $51.99 stock price on the one-year anniversary of the change in control.

(2)	Each NEO is entitled to receive the remaining 50% of his outstanding performance share awards on the first anniversary of the change in control if he has remained employed by the Company or an affiliate through such date, or upon an earlier termination of employment by the Company (except for death, disability or cause (which generally means repeated willful violations of the NEO’s duties under his Retention Agreement or a felony conviction involving an act at the Company’s expense)) or by the named executive for “good reason” (which generally includes the assignment of duties and responsibilities that are materially inconsistent with those in effect during the 90-day period immediately preceding the change in control, material decreases in compensation or benefits after the change in control, or change in job location of more than 20 miles). Amounts shown are based on a closing NextEra Energy common stock price on December 31, 2010 of $51.99 and, for all NEOs other than Mr. Pimentel, performance factors calculated based on actual performance for the three completed years preceding the year in which the change in control occurred. For Mr. Pimentel, who began employment in 2008, the performance factor is target. Amounts shown include the value of the acceleration of 50% of the performance shares awarded for the three-year performance periods ending December 31, 2011 and December 31, 2012. At the assumed change in control date, no performance shares had been awarded for the performance period ending December 31, 2013. Amounts shown in the table are due to the NEO under such circumstances in addition to the amounts shown in Table 7a: Potential Compensation to Named Executives Upon Change in Control.

Under the Retention Agreements, the Company commits to continuing to employ the NEO with employment terms and compensation opportunity broadly consistent with his situation prior to the triggering of the terms of the agreement. The Company also provides certain protections in the event of termination of the NEO’s employment during the three-year transition period following the change in control. The amounts shown in Tables 7a and 7b simply represent the accelerated payment of compensation that the NEOs would otherwise have received over time absent a change in control, assuming continued employment. The employment protection amounts represent additional payments and are intended both to compensate the NEO for the lost opportunity of continued employment and to encourage the new leadership of the post-change-in-control entity to evaluate carefully the desirability of terminating the NEO’s employment as opposed to seeking an appropriate role for him in the new entity.

Materially, the Retention Agreements are designed to provide the NEOs with economic value in the event of termination equivalent to three years’ worth of foregone base salary, annual incentive compensation and incremental retirement contributions. In addition, if termination by the Company for reasons other than death, disability or cause, or by the named executive for good reason, were to occur prior to the first anniversary of the change in control, the acceleration of the then-outstanding performance shares, as shown in Table 7b, would also occur. Because of this intent, the agreements, except for Mr. Dewhurst’s, provide for the additional payment by the Company of any excise tax imposed by section 4999 of the Internal Revenue Code. However, if the total value of all payments due (calculated as required under section 280G of the Internal Revenue Code) does not exceed 110% of the “safe harbor amount” under section 280G, or 2.99 times the NEO’s five-year average W-2 earnings, then no gross up payment will be made to the NEO and the amounts payable under the Retention Agreement will be reduced to the “safe harbor amount.” In accordance with the Excise Tax Gross-Up Policy described in Compensation Discussion & Analysis, Mr. Dewhurst’s Retention Agreement does not include an excise tax gross-up provision. The NEO remains responsible for normal federal, state and local tax liability on the underlying economic value transferred.

If a change in control had occurred on December 31, 2010 and if any or all of the NEOs’ employment had been terminated on that date, the Company estimates that the amounts shown in Table 8 would have become payable, in addition to the payments set forth above in Table 7a: Potential Compensation to Named Executives Upon Change in Control and in Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control.

Table 8:	Potential Post-Employment Compensation
to Named Executives Upon
Termination Without Cause or for Good
Reason Following Change in Control(1)

	Lewis Hay, III	Armando Pimentel, Jr.	James L. Robo	Moray P. Dewhurst	Armando J. Olivera
Cash Severance(2)	$10,244,520	$3,663,720	$5,613,300	$3,556,490	$3,657,410
Deferred Retirement Award(3)	0	0	2,051,270	694,950	0
Incremental Increase in Nonqualified SERP(4)	9,367,810	1,494,090	1,291,870	706,400	2,768,900
Continued Participation in Active Employee Welfare Benefits(5)	384,770	86,930	111,070	115,700	122,420
Continued Participation in Certain Perquisites Programs(6)	246,370	137,550	119,160	112,800	148,410
Certain Limited Outplacement and Relocation Allowances(7)	53,000	53,000	53,000	53,000	53,000
IRC Section 280G Gross-up (Cutback)(8)	(199,170)	2,420,950	3,675,230	0	0

Total:	20,097,300	7,856,240	12,914,900	5,239,340	6,750,140

(1)	All amounts in the table assume change in control triggering event and termination of employment occurred simultaneously at the close of business on December 31, 2010. Amounts shown in the table are due to the NEO under such circumstances in addition to the amounts shown in Table 7a: Potential Compensation to Named Executives Upon Change in Control and Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control. Cause and good reason are defined in footnote 2 to Table 7b.

(2)	The amount shown for each NEO represents the value of a cash lump sum payment due within 45 days of termination (subject to the requirements of section 409A of the Internal Revenue Code) equal to three times the sum of the NEO’s annual base salary plus his annual incentive. The annual incentive is equal to the higher of target annual incentive in the year of termination or the average percentage of the NEO’s annual incentive divided by his base salary for each of the three years prior to the year in which the change in control occurred. Since all annual incentive compensation for 2010 was earned on December 31, 2010, no prorated amounts of 2010 annual incentive compensation are included.

(3)	Under Messrs. Robo’s and Dewhurst’s deferred retirement awards (see the discussion below Table 2: 2010 Grants of Plan-Based Awards for the material terms of such awards), if Messrs. Robo and Dewhurst were discharged without cause or resigned for good reason upon or after a change in control, then a portion of their outstanding deferred retirement awards (including accrued dividends) would vest according to schedules contained in the award agreements. If such termination had occurred on December 31, 2010 under these circumstances, the vesting percentage would have been 70% for Mr. Robo and 50% for Mr. Dewhurst. Amounts shown are based on a closing NextEra Energy common stock price on December 31, 2010 of $51.99.

(4)	The amount shown for each NEO represents the value of a cash lump sum payment due within 45 days of termination (subject to the requirements of section 409A) equal to the incremental increase in value of his nonqualified SERP benefits under the defined benefit and defined contribution formulas if the NEO had continued employment for three years from the date of termination, and assuming he received the annual compensation increases required under the Retention Agreement for the three year employment period. For Mr. Pimentel, who had not vested in his SERP benefits as of December 31, 2010, the amount shown also includes the value of accelerated vesting upon change in control. This amount is equal to the present value of Mr. Pimentel’s nonqualified SERP benefits as of December 31, 2010, which are included in Table 5: Pension Benefits and Table 6: Nonqualified Deferred Compensation, and are discussed in footnotes and narratives following those tables.

(5)	The Retention Agreements provide for continued coverage under all employee benefit plans for three years. Welfare plans include the indemnity medical plan (for Messrs. Hay and Olivera only), the broad-based employee medical plan (for Messrs. Pimentel, Robo and Dewhurst only), the broad-based employee dental plan, short and long-term disability insurance, and the broad-based employee life insurance plan. Values shown represent three-year employer costs, based on December 31, 2010 rates (plus, for indemnity medical, employee medical and dental coverage, projected annual cost increases of 9%, 9% and 8%, respectively). For long-term disability, the estimated total actuarial liability is equal to the approximate cost of insuring the liability for the severance period. These values assume no offsets for benefits provided by a subsequent employer. The amount set forth on this line is also payable to the NEO or his beneficiaries if the NEO dies or becomes disabled during his employment period following a change in control.

(6)	The Retention Agreements provide for continued participation in certain other benefits and perquisites for three years. Amounts shown include: social club memberships; participation in the executive vehicle program; personal financial planning, accounting and legal services; personal communication and computer equipment; home security including monitoring and maintenance; and personal excess liability insurance. The Retention Agreements do not provide for use of Company-owned aircraft. The amount shown for each NEO represents the Company’s approximate three-year costs for providing such perquisites to the named executive, based on 2010 and prior years’ actual costs.

(7)	Includes the aggregate cost to the Company of $28,000 for providing outplacement services; fees for legal or accounting advice related to tax treatment of certain payments under the Retention Agreements; and reimbursement for miscellaneous relocation expenses incurred by the named executive in pursuing other business opportunities which are not reimbursed by another employer. Such reimbursements are required under the Retention Agreements.

(8)	The amounts shown for Messrs. Pimentel and Robo are the aggregate estimated gross-up payments due to them under their respective Retention Agreements for the excise taxes imposed on amounts shown in Table 7a: Potential Compensation to Named Executives Upon Change in Control and in Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control, as well as for the excise taxes imposed on amounts shown in this table in the rows above. Since the aggregate payment due to Mr. Hay does not exceed 110% of the “safe harbor amount” under section 280G of the Internal Revenue Code, the amounts shown as payable to Mr. Hay would be reduced by the indicated amount to the “safe harbor amount.” The aggregate payment due to Mr. Olivera does not exceed the “safe harbor amount.” Mr. Dewhurst’s Retention Agreement does not provide for excise tax gross-ups. The amount shown for each NEO other than Mr. Pimentel assumes that his “base amount” is the average of his W-2 earnings for the five complete years immediately preceding the year in which the change in control occurred. For Mr. Pimentel, the “base amount” is the average of his annualized 2008 and 2009 W-2 earnings. With the exception of a portion of accelerated stock option awards, the aggregate change in control-related compensation and benefit amount in excess of the NEO’s “base amount” is considered an “excess parachute payment” and is subject to an excise tax under section 4999 of the Internal Revenue Code. In circumstances where the NEO is entitled to receive from the Company a lump sum cash gross-up payment, the payment would be in an amount such that the net gross-up payment (after federal, state, and local income and excise taxes, and any penalties and interest are paid) is equal to the section 4999 excise tax. The 2010 annual incentive award and the performance share award for the performance period ending December 31, 2010 (payout values for which are included in Table 1a: Summary Compensation Table and in Table 4: 2010 Option Exercises and Stock Vested, respectively) are fully earned as of that date and are therefore not part of the “excess parachute payment” amount or the estimated gross-up amount.

Each Retention Agreement provides that a “change in control” occurs upon:

(1)	the acquisition by any individual, entity, or group of 20% or more of either NextEra Energy’s common stock or the combined voting power of NextEra Energy other than directly from NextEra Energy or pursuant to a merger or other business combination which does not itself constitute a change of control; or

(2)	the incumbent directors of NextEra Energy ceasing, for any reason, to constitute a majority of the Board, unless each director who was not an incumbent director was elected, or nominated for election, by a majority of the incumbent directors and directors subsequently so elected or appointed (excluding those elected as a result of an actual or threatened election contest or other solicitation of proxies); or

(3)	there is consummated a merger, sale of assets, reorganization or other business combination of NextEra Energy or any subsidiary with respect to which (a) the voting securities of NextEra Energy outstanding immediately prior to the transaction do not, immediately following the transaction, represent more than 60% (55% for Messrs. Pimentel and Dewhurst) of the common stock and the voting power of all voting securities of the resulting ultimate parent entity or (b) members of the Board constitute less than a majority of the members of the board of directors of the resulting ultimate parent entity; or

(4)	the shareholders approve the liquidation or dissolution of NextEra Energy.

In addition, the Retention Agreements extend the NEOs’ protection to certain “potential change in control” situations, which are:

(1)	the announcement of an intention to take or consider taking actions which, if consummated or approved by shareholders, would constitute a change in control; or

(2)	the acquisition by any individual, entity, or group of 15% or more of either NextEra Energy common stock or the combined voting power of NextEra Energy other than directly from NextEra Energy or pursuant to a merger or other business combination which does not itself constitute a change in control.

No accelerated or incremental payments are triggered by a “potential change in control,” but the NEO is protected for a three-year employment period. In addition, if an agreement is entered into providing for the merger, sale of assets, reorganization or other business combination of NextEra Energy as set forth above, and such merger, sale of assets, reorganization or other business combination is approved by the shareholders of NextEra Energy but thereafter does not become effective, Mr. Robo shall be entitled to a cash retention payment in an amount equal to one-half of the sum of his then-current annual base salary plus his annual incentive compensation under the Annual Incentive Plan, payable within 30 days after termination of the transaction.

Potential Payments Under the Hay Agreement

The Hay Agreement, among other things, commits the Company to certain payments to Mr. Hay following his termination of employment under particular circumstances. The material terms of the Hay Agreement in effect while Mr. Hay serves as chairman and chief executive officer of the Company are described under Employment Agreement with CEO following Table 2: 2010 Grants of Plan-Based Awards. The complete text of the Hay Agreement is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. This section describes the circumstances that would trigger payments under the Hay Agreement following termination of Mr. Hay’s employment, other than in connection with a change in control. As described above in Potential Payments Under Retention Agreements, in the event of a termination of Mr. Hay’s employment following a change in control, severance benefits for Mr. Hay will be provided under his Retention Agreement in lieu of the severance benefits provided under the Hay Agreement.

The Hay Agreement provides that no severance benefits are payable if Mr. Hay’s employment is terminated for “Cause,” which is Mr. Hay’s willful and unremedied failure to meet his obligations to the Company or conviction of a felony involving an act of dishonesty against the Company, moral turpitude or an act that causes or could be expected to cause material harm to the Company’s financial status or reputation. The severance benefits which would have been payable had Mr. Hay’s employment terminated on December 31, 2010 by reason of death, disability or retirement, or without Cause or for “Good Reason” (which includes, under most circumstances, (1) a material reduction in base pay, target incentive compensation opportunities or aggregate employee benefits, (2) the failure to reelect Mr. Hay as chief executive officer or chairman, (3) the assignment of duties or responsibilities to Mr. Hay which are materially inconsistent with his position, (4) the Company’s unilateral amendment or termination of the Hay Agreement, or (5) any material violation by the Company of the provisions of the Hay Agreement), are set forth in Table 9, below.

Termination Upon Retirement, Death or Disability

If Mr. Hay retires, dies or becomes disabled, under the Hay Agreement he (or his estate) will receive an amount in place of his annual incentive compensation for the year in which that event occurs. The amount payable is calculated pro rata for the portion of the year for which services were performed based upon Mr. Hay’s target annual incentive for the year of termination multiplied by his average annual achievement level for the two years prior to the year in which termination occurs. If Mr. Hay retires at or after age 65, or dies or becomes disabled, a portion of his outstanding and unvested equity incentive awards will vest and become payable, calculated pro rata based upon the number of days served, with respect to stock options and performance share awards, or years served, with respect to restricted stock awards. In calculating the vesting of performance shares, the prorated portion of each outstanding award is multiplied by an assumed performance factor, which is equal to actual performance for completed years within the performance period and target performance for uncompleted years in the performance period. If Mr. Hay retires with the consent of the Board, all of his outstanding and unvested equity incentive awards will fully vest, in accordance with the terms and conditions set forth in each award agreement. Performance shares will be issued to Mr. Hay after the performance period ends. Such potential payments are set forth in columns (a) and (b) in Table 9, below. The annual incentive payment and equity vesting (other than options) described above are subject, in the event of retirement, to the attainment of applicable performance conditions.

Termination by the Company (other than for Cause) or Resignation by Mr. Hay for Good Reason

If Mr. Hay’s employment is terminated by the Company (other than for Cause) or if he resigns for Good Reason, Mr. Hay is entitled to receive:

(1)	cash severance in an amount equal to the sum of (a) a pro rata portion of his annual incentive compensation for the year in which termination occurs, contingent upon achieving the corporate performance objective applicable to such performance-based compensation as established by the Compensation Committee (calculated at the higher of target or the average of the annual incentive compensation received for the two years prior to the year in which termination occurs), plus (b) two times his then current base salary, plus (c) two times the higher of (x) his average annual incentive compensation for the two years prior to the year in which termination occurs, or (y) his then current target annual incentive compensation;

(2)	a pro rata portion of each outstanding and unvested performance share award (calculated as if target performance for uncompleted performance periods is achieved, contingent upon achieving the applicable corporate performance objective as established by the Compensation Committee);

(3)	continued (but not accelerated) vesting of all outstanding and unvested restricted stock awards and stock options for a period of up to two years following the date of termination, contingent upon achieving the applicable corporate performance objective as established by the Compensation Committee;

(4)	the cash value of two additional years of service credit under all applicable pension, 401(k) and supplemental retirement plans; and

(5)	continued participation in the Company’s medical, dental, disability and group life insurance plans for up to two years.

The estimated value of such payments and benefits, assuming Mr. Hay’s employment was terminated under these circumstances on December 31, 2010, is shown in column (c) of Table 9, below.

Material Payment Terms and Conditions Under the Hay Agreement

Upon Mr. Hay’s retirement, death or disability, his pro rata annual incentive compensation is payable in cash in a lump sum within 30 days after termination, subject to any applicable requirements of section 409A of the Internal Revenue Code.

For termination by the Company without Cause or by Mr. Hay for Good Reason, all cash payments under the Hay Agreement are payable in a lump sum within 30 days after the date of termination or within two months after the end of the performance period if payment depends on the Compensation Committee’s determination of whether the corporate performance objective has been achieved (subject to any applicable requirements of section 409A).

Except in the event of his death, Mr. Hay will not receive any termination payments or benefits otherwise due under the Hay Agreement (excluding accrued obligations as described at the beginning of this Potential Payments Upon Termination or Change in Control section) until he has executed and delivered a release of claims against the Company and a resignation from all officer and director positions he holds with the Company or its affiliates.

In addition, under the Hay Agreement, Mr. Hay is bound by certain non-solicitation and confidentiality provisions. During Mr. Hay’s employment and for a period of two years following termination of employment for any reason, Mr. Hay is prohibited under the Hay Agreement from directly or indirectly hiring, employing or soliciting for employment or services any Company employee, representative, officer or director (or anyone who served in such capacity at any time during the six-month period preceding such hiring, employment or solicitation) without the prior written consent of the Company. Furthermore, Mr. Hay has agreed to hold in a fiduciary capacity all secret or confidential information relating to the Company and may not, under most circumstances, divulge any such information either during or after the period of employment.

Table 9:	Potential Post-Employment Compensation
to Lewis Hay, III Following Termination
Under the Hay Agreement(1)

Executive Benefits and Payments Following Termination	Death, Disability or Retirement(2) ($) (a)	Approved Early Retirement(3) ($) (b)	Termination by Company without Cause or Voluntary Termination for Good Reason ($) (c)	Voluntary Termination without Good Reason or Termination for Cause ($) (d)
Cash Severance(4)	$0	$0	$6,733,230	$0
Long-Term Incentive Awards:
Performance Share Awards(5)	4,425,400	8,959,640	4,425,400	0
Restricted Stock Awards(6)	1,476,840	6,562,130	5,377,070	0
Stock Option Awards(7)	585,960	1,050,970	727,100	0
Incremental Increase in Nonqualified SERP(8)	0	0	4,696,680	0
Continued Participation in Active Employee Welfare Benefits(9)	0	0	270,940	0

Total:	6,488,200	16,572,740	22,230,420	0

(1)	The “Hay Agreement” is the amended and restated employment agreement by and between NextEra Energy, Inc. and Lewis Hay, III dated December 10, 2009.

(2)	“Retirement” under the Hay Agreement is retirement at or after age 65. Mr. Hay was not eligible for Retirement on December 31, 2010; however, if Mr. Hay had been eligible for Retirement on December 31, 2010, the value of the benefits and payments due to Mr. Hay would have been the same as those shown in this column.

(3)	“Approved Early Retirement” under the Hay Agreement is retirement either prior to, on or after age 65 with the consent of the Board.

(4)	All annual incentive compensation for 2010 was earned on December 31, 2010; therefore no prorated amounts of 2010 annual incentive compensation are included.

(5)	Amounts shown are based on the closing NextEra Energy common stock price on December 31, 2010 of $51.99. For death, disability, termination by the Company without Cause or voluntary termination by Mr. Hay for Good Reason, the performance share awards are prorated for service based on the number of days of service completed during the vesting periods, and the prorated portion of each award is multiplied by a performance factor, calculated based on actual performance during the performance period. Amounts shown include the value of a prorated portion of each performance share award for the three-year performance periods ending December 31, 2011 and December 31, 2012. At the assumed termination date, no performance shares had been awarded for the performance period ending December 31, 2013. Amounts shown also include an amount equal to the dividends that would have been paid, plus interest thereon accruing at a rate of 120% of the short-term applicable federal rate, from the date of termination of employment until the performance share payout date. The amount attributable to dividends and interest was calculated based on a quarterly dividend rate of $.55 per share (the Company’s current quarterly dividend rate), and a short-term applicable federal rate of .38% as of December 2010, and assume the same interest rate through the assumed payment dates, which are February 17, 2012 (2009 performance share award) and February 15, 2013 (2010 performance share award).

(6)	Amounts shown are based on a closing NextEra Energy common stock price on December 31, 2010 of $51.99. For death or disability, each outstanding unvested restricted stock award is prorated for service based on full years of service completed during the vesting period. For termination by the Company without Cause or voluntary termination by Mr. Hay for Good Reason, each outstanding unvested restricted stock award continues to vest for a period of two years following the date of termination.

(7)	Amounts shown reflect the in-the-money value of those stock options that would accelerate, based on the difference between the option exercise price and the closing NextEra Energy common stock price on December 31, 2010 of $51.99. For death or disability, each outstanding unvested stock option award is prorated for service based on the number of days of service completed during the vesting period. For termination by the Company without Cause or voluntary termination by Mr. Hay for Good Reason, each outstanding unvested stock option award continues to vest for a period of two years following the date of termination.

(8)	For termination by the Company without Cause or voluntary termination by Mr. Hay for Good Reason, represents the incremental increase in value of Mr. Hay’s nonqualified SERP benefits as of December 31, 2010 if calculated with two additional years of service (using Mr. Hay’s 2010 salary and annual incentive) under the defined benefit and defined contribution formulas.

(9)	Welfare plans include the executive medical plan, the broad-based employee dental plan, short and long-term disability insurance and the broad-based employee life insurance plan. Values shown represent two-year employer costs, based on December 31, 2010 rates (plus, for executive medical and dental coverage, projected annual cost increases of 9% and 8% respectively). For long-term disability, the estimated total actuarial liability is equal to the approximate cost of insuring the liability for the two-year severance period. These values assume no offsets for benefits provided by a subsequent employer.

Other Potential Post-Employment Payments to Named Executives

Potential Payments Under Equity Award Agreements

The award agreements for each long term equity incentive award (except Messrs. Robo’s and Dewhurst’s deferred retirement awards, the terms of which are described below) outstanding during 2010 contain provisions which govern treatment of the award in the event of the named executive’s termination of employment due to death, disability, retirement at or after age 65 (“normal retirement”), or retirement after age 50 meeting terms and conditions set by, and acceptable to, the Compensation Committee (an “approved early retirement”). The Hay Agreement supersedes these equity award provisions for Mr. Hay. See Potential Payments Under Hay Agreement.

Under the terms of the equity award agreements (other than the deferred retirement awards), each outstanding unvested equity award vests on a pro rata basis for service through the date of death or disability or normal retirement (for performance share and stock option awards, based on days of service completed during the vesting period and for restricted stock, based on full years of service completed during the vesting period). The pro rata portion of each stock option and restricted stock award is vested upon death or disability. In the case of normal retirement, stock option awards vest upon retirement and restricted stock generally vests upon its normal vesting date following satisfaction of applicable performance criteria. The pro rata portion of each performance share award is paid after the end of the performance period, subject to satisfaction of applicable performance criteria. See Table 3: 2010 Outstanding Equity Awards at Fiscal Year End for information for each named executive as of December 31, 2010 about outstanding unvested equity awards which would vest as determined in the manner set forth above upon death, disability or normal retirement.

If a named executive were to be eligible for, and retire in, an approved early retirement, all outstanding and unvested equity awards (except the deferred retirement awards, as described above) would vest, either pro rata (for awards granted before 2009) or in full (for awards granted in 2009 and after), and would be paid out either on the vesting schedule set forth in each award agreement or upon retirement, generally subject to satisfaction of applicable performance criteria.

The value of the prorated outstanding long term incentive awards at December 31, 2010 for each of the NEOs (other than Mr. Hay—see Table 9: Potential Post-Employment Compensation to Lewis Hay, III Following Termination Under the Hay Agreement for information about potential payments to Mr. Hay upon death, disability, retirement or approved early retirement) would have been approximately: Mr. Pimentel $950,790; Mr. Robo $2,305,280; Mr. Dewhurst $1,093,480 and Mr. Olivera $1,520,720. As of December 31, 2010, Messrs. Dewhurst and Olivera were the only named executives (other than Mr. Hay) of an age which would have made them eligible for consideration by the Compensation Committee for an approved early retirement. If the Compensation Committee had approved an approved early retirement for Mr. Dewhurst or Mr. Olivera on that date (which the Committee did not do), the value of the outstanding long term incentive awards that would have vested at December 31, 2010 would have been approximately: Mr. Dewhurst $3,575,940 and Mr. Olivera $3,858,500.

The award agreements governing Messrs. Robo’s and Dewhurst’s deferred retirement awards provide for partial accelerated vesting of the stock and accrued dividends upon death or disability, according to a schedule contained in the award agreements; however, the award agreements do not provide for accelerated vesting upon retirement. If either Mr. Robo or Mr. Dewhurst had terminated employment on December 31, 2010 due to death or disability, then the vesting percentage would have been 50%, or $1,465,180, for Mr. Robo and 30%, or $416,960, for Mr. Dewhurst, based on the closing price of the Company’s common stock on December 31, 2010 of $51.99.

All current LTIP award agreements (including the agreements governing deferred retirement awards) include non-solicitation and non-competition provisions (effective during employment and for a two-year period post-termination), as well as non-disparagement provisions. The terms of these protective covenants survive the termination of the award agreement and termination of employment.

Post-Retirement Life Insurance

The Company terminated its executive split dollar life insurance program on December 31, 2007. Each NEO is currently enrolled in the broad-based employee group life insurance plan, under which Mr. Olivera is the only NEO eligible for post-retirement benefits. Mr. Olivera is eligible for a post-retirement death benefit of $50,000, which is consistent with similarly-situated employees based on hire date and years of service. At December 31, 2010, Mr. Olivera was the only named executive eligible for early retirement. If he had retired on that date, the approximate value of his post-retirement life insurance would have been $17,310.

DIRECTOR COMPENSATION

Table 10: 2010 Director Compensation

Name(a)	Fees Earned or Paid in Cash(3) ($) (b)	Stock Awards(4) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation(6) ($) (g)	Total ($) (h)
Sherry S. Barrat	$82,000	$110,279	$0	$0	$0	(5)	$192,279
Robert M. Beall, II	84,000	110,279	0	0	0	(5)	194,279
J. Hyatt Brown	96,000	110,279	0	0	0	(5)	206,279
James L. Camaren	96,000	110,279	0	0	0	(5)	206,279
Kenneth B. Dunn(1)	31,060	20,920	0	0	0	(5)	51,980
J. Brian Ferguson	92,000	110,279	0	0	0	(5)	202,279
Toni Jennings	108,000	110,279	0	0	0	(5)	218,279
Oliver D. Kingsley, Jr.	90,000	110,279	0	0	0	(5)	200,279
Rudy E. Schupp	94,000	110,279	0	0	0	(5)	204,279
William H. Swanson	92,000	110,279	0	0	0	(5)	202,279
Michael H. Thaman	99,000	110,279	0	0	0	(5)	209,279
Hansel E. Tookes, II	88,000	110,279	0	0	0	(5)	198,279
Paul R. Tregurtha(2)	51,000	110,279	0	0	0	(5)	161,279

(1)	Mr. Dunn was appointed to the Board on July 30, 2010.

(2)	Mr. Tregurtha retired as a director at the 2010 Annual Meeting of Shareholders on May 21, 2010.

(3)	In 2010, Ms. Jennings elected to defer, on a quarterly basis, $2,500 of her annual retainer and Mr. Kingsley elected to defer 100% of his annual retainer and meeting fees.

(4)	Non-employee directors of NextEra Energy received shares of NextEra Energy common stock in an amount determined by dividing $110,000 by the closing price of the common stock on the date of grant, rounded up to the nearest ten shares. On February 12, 2010, each non-employee director then in office received a grant of 2,420 shares of stock valued at $45.57 per share, which Messrs. Kingsley and Tookes elected to defer. Dividends are paid in cash at normal rates on the stock. Dividends on deferred shares are credited to the participant’s deferred stock account. Shares generally may not be transferred until such time as the director ceases to be a member of the Board. Shares granted upon joining the Board have additional restrictions and in most instances are forfeitable if the director terminates Board service prior to the completion of five years of service. As a new member of the Board, Kenneth B. Dunn on July 30, 2010 received a grant of 400 shares of restricted stock, valued at $52.30 per share. The amounts in this column are based on the aggregate grant date fair value of equity-based compensation awards granted during 2010 to each non-employee director computed in accordance with applicable accounting rules. See Note 11—Common and Preferred Stock—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for the assumptions used in this valuation. Under applicable accounting rules, the Company determines the grant date fair value of equity-based compensation and recognizes it over the vesting period (using the straight-line basis for awards with graded vesting schedules as well as for awards with cliff vesting schedules). Because the annual grant of common stock to each director, as described above, is not subject to a vesting requirement or a risk of forfeiture, it is fully expensed by the Company at the time of grant (or deferral of such grant). For the 2010 equity compensation award, the grant date fair value was $110,279 per director (other than Mr. Dunn, who did not join the Board until after the grant date), and such amount was fully expensed in 2010. The expense recognized during 2010 for certain directors reflects the partial expense recognition of the equity awards granted to them upon election to the Board, subject to five-year vesting, which were not yet vested (or which became vested) during 2010. In accordance with SEC rules, the amounts in these columns are consistent with the grant date compensation cost to be recognized over the service period, without reduction for estimated forfeitures.

As of December 31, 2010, Mrs. Barrat had 19,840 shares of restricted stock, of which 17,840 were outstanding restricted shares and 2,000 were deferred restricted shares; Mr. Beall and Mr. Brown each had 19,440 outstanding shares of restricted stock; Mr. Camaren had 15,240 outstanding shares of restricted stock; Mr. Dunn had 400 outstanding shares of restricted stock; Mr. Ferguson had 10,440 shares of restricted stock, of which 6,920 were outstanding restricted shares and 3,520 were deferred restricted shares; Ms. Jennings had 8,040 outstanding shares of restricted stock; Mr. Kingsley had 6,340 shares of restricted stock, of which 400 were outstanding restricted shares and 5,940 were deferred restricted shares; Mr. Schupp had 10,440 outstanding shares of restricted stock; Mr. Swanson had 2,820 outstanding shares of restricted stock; Mr. Thaman had 13,840 outstanding shares of restricted stock; Mr. Tookes had 10,440 shares of restricted stock, of which 400 were outstanding restricted shares and 10,040 were deferred restricted shares; and for Mr. Tregurtha all outstanding restricted shares (9,820) and deferred restricted shares (9,620) vested upon retirement on May 21, 2010.

(5)	In accordance with applicable SEC rules, perquisites and personal benefits with an aggregate value of less than $10,000 are omitted.

(6)	Does not include matching contributions of $10,000 to educational institutions on behalf of each of Ms. Jennings and Messrs. Brown, Swanson and Thaman made under the Company’s matching gift program, which is available to all employees and directors. Also does not include matching gifts of $5,000 on behalf of each of Ms. Jennings and Messrs. Beall, Camaren, Ferguson, Schupp and Thaman under the Company’s political action committee match program, as described below.

Additional Disclosure Related to Director Compensation Table

NextEra Energy directors who are salaried employees of NextEra Energy or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Effective January 1, 2010 (with no changes for 2011), non-employee directors of NextEra Energy receive an annual retainer of $50,000 plus a number of shares of NextEra Energy common stock determined by dividing $110,000 by the closing price of the NextEra Energy common stock on the grant date, rounded up to the nearest ten shares. The grant date for the annual retainers paid for 2011 was February 18, 2011, at which time the non-employee directors of NextEra Energy were each granted 2,020 shares of NextEra Energy common stock. These shares are generally not transferable until the director ceases to be a member of the Board. Non-employee NextEra Energy committee chairpersons receive an additional annual retainer of $15,000 for the Audit Committee and $10,000 for the other committees. A fee of $2,000 is paid to non-employee directors for each Board and committee meeting attended. Newly-elected non-employee directors are awarded 400 shares of NextEra Energy common stock when they join the Board. These shares are not transferable until the director ceases to be a member of the Board and are subject to forfeiture if the director ceases to be a director within five years of his or her initial election to the Board for any reason other than death, disability or attainment of the Board’s mandatory retirement age. Directors may defer all or a portion of their cash compensation and all or a portion of their equity compensation in the Deferred Compensation Plan and may participate in the Company’s matching gift program, which matches gifts to educational institutions to a maximum of $10,000 per donor. In addition, NextEra Energy matches amounts contributed by a director to the NextEra Energy Political Action Committee. This match may be designated by the director to any eligible charity, including, but not limited to: colleges, private universities, private and public elementary and secondary schools, civic, arts and culture, health and human service agencies, and environmental organizations. Board members may travel on Company aircraft while on Company business and in limited circumstances for non-business reasons if the Company would incur little if any incremental cost, space is available and the aircraft is already in use for another authorized purpose. Board members may be accompanied by their immediate family members if space is available. Travel expenses to attend Board or committee meetings or while on Board business are reimbursed.

The Director Retirement Plan was terminated effective November 1, 1996. For non-employee directors not retiring at or prior to the 1997 annual shareholders’ meeting, retirement benefits were converted to share units of NextEra Energy common stock. The number of share units was fixed on the conversion date, and each participating director is credited quarterly with an amount equal to the dividends that would have been paid on such number of share units, plus interest thereon. Each participating director will be entitled to payment of the then current value of these share units, plus cash dividends and interest, upon ending service as a Board member. Messrs. Beall and Brown participate, and prior to his retirement Mr. Tregurtha participated, in this program.

Director Stock Ownership Policy

Pursuant to the Corporate Governance Principles & Guidelines, to more closely align the interests of directors and shareholders, directors are required to own NextEra Energy common stock. In February 2011, the stock ownership requirement for non-employee directors was increased from three to five times the annual retainer within three years after initial election to the Board. All directors who have served at least three years currently meet this stock ownership guideline. Mr. Swanson has until October 2012, and Mr. Dunn has until July 2013, to meet the requirement. See Common Stock Ownership of Certain Beneficial Owners and Management.

SHAREHOLDER PROPOSALS

Proposals on matters appropriate for shareholder consideration consistent with Rule 14a-8 under the Exchange Act submitted by shareholders for inclusion in the proxy statement and form of proxy for the 2012 Annual Meeting of Shareholders must be received by the Corporate Secretary at the Company’s principal executive offices not later than December 7, 2011. The submission of such proposals by shareholders is subject to regulation by the SEC pursuant to Rule 14a-8.

Under NextEra Energy’s Bylaws, a shareholder proposal submitted for consideration at the 2012 Annual Meeting of Shareholders, but not for inclusion in NextEra Energy’s proxy statement and form of proxy, must be received by the Corporate Secretary no earlier than January 21, 2012 and no later than February 20, 2012, and proposals received before January 21, 2012 or after February 20, 2012 will be considered untimely and the persons named in the proxies solicited by the Board for the 2012 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal. Notice of such proposals must contain the information specified in the Bylaws, including a brief description of the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting, any material interest in such business of the shareholder and any beneficial owner of NextEra Energy’s securities on whose behalf the proposal is made, and a description of all agreements, arrangements or understandings between such shareholder and beneficial owner (if any) and any other persons (including the names of such persons) in connection with the proposal of such business. These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in NextEra Energy’s proxy statement and form of proxy under SEC regulations. SEC rules will permit management to vote proxies in their discretion, notwithstanding a shareholder’s compliance with provisions of the Bylaws, if NextEra Energy receives notice of the shareholder’s proposal before the close of business on February 20, 2012, NextEra Energy advises shareholders in the proxy statement for the 2012 annual meeting of shareholders about the nature of the matter proposed and how management intends to vote on such matter, and the proposing shareholder does not comply with certain provisions of the SEC’s proxy rules.

Shareholder proposals should be sent to the attention of the Corporate Secretary by mail (U.S. certified mail in the case of proposals required to comply with the advance notice provisions of NextEra Energy’s Bylaws), by personal delivery to NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, or by facsimile to 561-691-7702.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

SHAREHOLDER ACCOUNT MAINTENANCE

NextEra Energy’s transfer agent is Computershare. All communications concerning accounts of NextEra Energy shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues, can be handled by calling NextEra Energy Shareholder Services at 800-222-4511, or by calling Computershare at 888-218-4392. For other information about NextEra Energy, shareholders can visit NextEra Energy’s website at www.nexteraenergy.com.

Regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, you are respectfully requested to review the proxy materials and submit your proxy/confidential voting instruction on the Internet or by telephone at your earliest convenience by following the instructions on your Notice of Internet Availability of Proxy Materials. Alternatively, if you received your proxy materials by mail, you may submit your proxy by telephone or on the Internet, or may mark, sign, date, and return the accompanying proxy/confidential voting instruction card.

By order of the Board of Directors.

Alissa E. Ballot
Vice President & Corporate Secretary

April 5, 2011

Appendix A

NEXTERA ENERGY, INC.

2011 LONG TERM INCENTIVE PLAN

Appendix A

NEXTERA ENERGY, INC.

2011 LONG TERM INCENTIVE PLAN

NextEra Energy, Inc., a Florida corporation (the “Company”), sets forth herein the terms of its 2011 Long Term Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, and other equity-based awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, or an Other Equity-Based Award.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Award Stock” shall have the meaning set forth in Section 17.3(a)(ii).

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 15.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) repeated violations by such Grantee of such Grantee’s obligations to the Company or such Affiliate (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on such Grantee’s part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company or such Affiliate and which are not remedied within a reasonable period of time after such Grantee’s receipt of written notice from the Company specifying such violations, (b) the conviction of such Grantee of a felony involving an act of dishonesty intended to result in substantial personal enrichment of such Grantee at the expense of the Company or an Affiliate, or (c) prior to a Change in Control, such other events as shall be determined by the Committee in its sole discretion. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.9 “Change in Control” means:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions (collectively, the “Excluded Acquisitions”) shall not constitute a Change in Control (it being understood that shares acquired in an Excluded Acquisition may nevertheless be considered in determining whether any subsequent acquisition by such individual, entity or group (other than an Excluded Acquisition) constitutes a Change in Control): (i) any acquisition directly from the Company or any Subsidiary; (ii) any acquisition by the Company or any Subsidiary; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iv) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities; (v) any acquisition in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, the individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and/or Outstanding Company Voting Securities beneficially owned by it on such date; or (vi) any acquisition in connection with a Business Combination (as hereinafter defined) which, pursuant to subparagraph (3) below, does not constitute a Change in Control; or

(2) Individuals who as of December 10, 2010 constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board; or

(3) Consummation of a reorganization, merger, consolidation or other business combination (any of the foregoing, a “Business Combination”) of the Company or any Subsidiary with any other corporation, in any case with respect to which:

(a) the Outstanding Company Voting Securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any ultimate parent thereof) more than fifty-five percent (55%) of the outstanding common stock and of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting or surviving entity (or any ultimate parent thereof); or

(b) less than a majority of the members of the board of directors of the resulting or surviving entity (or any ultimate parent thereof) in such Business Combination (the “New Board”) consists of individuals (“Continuing Directors”) who were members of the Incumbent Board (as defined in subparagraph (2) above) immediately prior to consummation of such Business Combination (excluding from Continuing Directors for this purpose, however, any individual whose election or appointment to the Board was at the request, directly or indirectly, of the entity which entered into the definitive agreement with the Company or any Subsidiary providing for such Business Combination); or

(4)(a) Consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, more than fifty-five percent (55%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be; or

(b) shareholder approval of a complete liquidation or dissolution of the Company.

The term “the sale or disposition by the Company of all or substantially all of the assets of the Company” shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any Subsidiary (including the stock of any Subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The “fair market value of the Company” shall be the aggregate market value of the then Outstanding Company Common Stock (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of the shares of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board shall determine is appropriate.

2.10 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.11 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board). The Delegated Officer shall be deemed to constitute a Committee, and references in the Plan to “Committee” shall mean the Delegated Officer to the extent consistent with the powers and authorities given to the Delegated Officer in Section 3.1.3.

2.12 “Company” means NextEra Energy, Inc., a Florida corporation.

2.13 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.14 “Deferred Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that (a) is not subject to vesting, or (b) is subject to time-based vesting, but not to performance-based vesting. A Deferred Stock Unit may also be referred to as a restricted stock unit.

2.15 “Delegated Officer” shall have the meaning set forth in Section 3.1.3.

2.16 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.17 “Disability” means any condition as a result of which a Grantee is determined to be totally disabled for purposes of (a) the Company’s executive long-term disability plan, for Grantees who participate in such plan, or (b) the Company’s long-term disability plan, for Grantees who do not participate in the Company’s executive long-term disability plan.

2.18 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.19 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.20 “Effective Date” means [                    ], 2011, the date on which the Plan was approved by the Company’s shareholders.

2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.22 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a) If on such Determination Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock on such Determination Date as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such Determination Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.22 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.23 “Grant Date” means, as determined by the Committee, (a) the date as of which the Committee completes the corporate action constituting the Award or (b) such date subsequent to the date specified in clause (a) above as may be specified by the Committee.

2.24 “Grantee” means a person who receives or holds an Award under the Plan.

2.25 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.27 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.28 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.29 “Other Agreement” shall have the meaning set forth in Section 15.

2.30 “Outside Director” means a member of the Board who is not an Employee.

2.31 “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share.

2.32 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.33 “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Shares or Other Equity-Based Awards made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.34 “Performance Measures” means measures as specified in Section 14 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s shareholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.35 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.36 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten (10) years.

2.37 “Plan” means this NextEra Energy, Inc. 2011 Long Term Incentive Plan, as amended from time to time.

2.38 “Prior Plan” means the NextEra Energy, Inc. Amended and Restated Long Term Incentive Plan.

2.39 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.40 “Restricted Period” shall have the meaning set forth in Section 10.2.

2.41 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.42 “SAR Price” shall have the meaning set forth in Section 9.1.

2.43 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.44 “Service” means service of a Grantee as an Employee or, following termination of such Grantee’s service as an Employee, service of such Grantee as a member of the Board or of the board of directors or similar governing body of any Affiliate. Unless otherwise provided in the applicable Award Agreement, in another agreement with the Grantee or otherwise in writing, such Grantee’s change in position or duties with the Company or any Affiliate shall not result in interrupted or terminated Service, so long as the Grantee continues to be an Employee or, if such Grantee ceases to be an Employee, continues to serve as a member of the Board or of the board of directors or similar governing body of any Affiliate. Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.45 “Stock” means the common stock, par value $0.01 per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 17.1.

2.46 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.47 “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.

2.48 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.49 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.50 “Ten Percent Shareholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.51 “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN

3.1.	Committee.

3.1.1.	Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s restated articles of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s restated articles of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee (including the Delegated Officer) constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee (including the Delegated Officer).

3.1.2.	Composition of Committee.

The Committee shall be a committee composed of not fewer than two directors of the Company designated by the Board to administer the Plan. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Code Section 162(m)(4)(C)(i) and, for so long as the Stock is listed on the New York Stock Exchange, an “independent director” within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual (or, in each case, any successor term or provision); provided, that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3.	Other Committees.

The Board also may appoint one or more committees of the Board, each composed of two or more directors of the Company who need not be Outside Directors, which may administer the Plan with respect to Employees who are not “executive officers” as defined in Rule 3b-7 under the Exchange Act or directors of the Company, may grant Awards under the Plan to such Employees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) and, for so long as the Stock is listed on the New York Stock Exchange, the rules of the New York Stock Exchange. The Board also may appoint (a) a committee, composed of two or more directors of the Company or (b) a senior executive officer of the Company (the “Delegated Officer”) (as contemplated by Florida Statutes section 607.0825(1)(e) or any successor statute thereto), which may administer the Plan with respect to Employees who are not subject to either the reporting requirements of Section 16(a) of the Exchange Act or the short-swing trading provisions of Section 16(b) of the Exchange Act and are not Covered Employees, including making grants of Awards under the Plan to such Employees and determining all terms of such Awards.

3.2.	Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s restated articles of incorporation and bylaws and Applicable Laws.

3.3.	Terms of Awards.

3.3.1.	Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair the Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2.	Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, (e) Company policy or procedure (including the Code of Business Conduct & Ethics and the Code of Ethics for Senior Executive & Financial Officers), (f) other agreement or (g) any other obligation of such Grantee to the Company or any Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.

3.4.	No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

3.5.	Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6.	No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7.	Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares of Stock Available for Awards.

(a) Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 17, the maximum number of shares of Stock available for issuance under the Plan shall be equal to 14 million shares, plus the number of shares of Stock subject to awards outstanding under the Prior Plan as of the Effective Date which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares.

(b) The maximum number of shares of Stock available for issuance pursuant to Incentive Stock Options shall be the same as the maximum number of shares available for issuance under the Plan pursuant to Section 4.1(a).

(c) Shares of Stock to be issued under the Plan shall be authorized but unissued shares, or, to the extent permitted by Applicable Laws, shares of treasury stock or issued shares that have been reacquired by the Company.

4.2.	Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1(a) shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3.	Share Usage.

(a) Shares of Stock subject to an Award shall be counted as used as of the Grant Date.

(b) Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Section 10.4, shall be counted against the share issuance limit set forth in Section 4.1(a) as one (1) share of Stock for every one (1) share of Stock subject to an Award. Only the number of shares of Stock actually issued to settle an Award of SARs upon exercise thereof shall be counted against the share issuance limit set forth in Section 4.1(a). The target number of shares issuable under a Performance Share grant shall be counted against the share issuance limit set forth in Section 4.1(a) as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares.

(c) Notwithstanding anything to the contrary in Section 4.3(a) or Section 4.3(b), any shares of Stock subject to Awards under the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, shall be available again for issuance under the Plan.

(d) Notwithstanding anything to the contrary in this Section 4, the number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.

5.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Stock reserved under the Prior Plan to settle awards, including performance-based awards, which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed), provided that no amendment shall be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s shareholders. No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Eligible Employees.

Subject to this Section 6, Awards may be made under the Plan to any Employee, as the Committee shall determine and designate from time to time.

6.2.	Limitation on Shares of Stock Subject to Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act:

(a) the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any person eligible for an Award under Section 6 is 4.66 million shares; and

(b) the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any person eligible for an Award under Section 6 is 2.33 million shares.

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 17.

6.3.	Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity that has been a party to a transaction with the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that the Option Price or grant price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date; provided that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.	Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 which results in the termination of such Option.

8.6.	Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a shareholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s shareholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8.	Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9.	Transferability of Options.

During the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.11.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2.	Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4.	Transferability of SARS.

During the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. No SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND DEFERRED STOCK UNITS

10.1.	Grant of Restricted Stock or Deferred Stock Units.

Awards of Restricted Stock and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2.	Restrictions.

At the time a grant of Restricted Stock or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Deferred Stock Units as provided in Section 14. Notwithstanding the foregoing, Awards of Restricted Stock and Deferred Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date (but may vest pro-rata during such period on a daily, monthly, annual or other basis), and Restricted Stock and Deferred Stock Units that vest upon achievement of performance goals shall not vest in full in less than one (1) year from the Grant Date; provided, that (i) up to five percent (5%) of the maximum number of shares of Stock available for issuance under the Plan may be granted pursuant to the Plan without being subject to the foregoing restrictions, and (ii) any dividends or Dividend Equivalent Rights, or other distributions, issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restrictions or such five percent (5%) share issuance limit. The foregoing five percent (5%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 17.2 and the share usage rules of Section 4.3. Awards of Restricted Stock and Deferred Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3.	Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to such Grantee, provided that such certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock shall promptly forfeit and repay to the Company such dividend payments. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5.	Rights of Holders of Deferred Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Deferred Stock Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Deferred Stock Units, to direct the voting of the shares of Stock subject to such Deferred Stock Units, or to receive notice of any meeting of the Company’s shareholders). The Committee may provide in an Award Agreement evidencing a grant of Deferred Stock Units that the holder of such Deferred Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Deferred Stock Unit which is equal to the per-share dividend paid on such shares of Stock. Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Deferred Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such cash dividend is paid. Such cash payments paid in connection with Deferred Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Deferred Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Deferred Stock Units shall promptly forfeit and repay to the Company such cash payments. Notwithstanding the foregoing, if a grantor trust is established in connection with the Awards of Deferred Stock Units and shares of Stock are held in the grantor trust for purposes of satisfying the Company’s obligation to deliver shares of Stock in connection with such Deferred Stock Units, the Award Agreement for such Deferred Stock Units may provide that such cash payment shall be deemed reinvested in additional Deferred Stock Units at a price per unit equal to the actual price paid for each share of Stock by the trustee of the grantor trust upon such trustee’s reinvestment of the cash dividend received.

10.5.2.	Creditor’s Rights.

A holder of Deferred Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Deferred Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Deferred Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Deferred Stock Units. If the Committee accelerates vesting of Restricted Stock or Deferred Stock Units, except (a) in the case of a Grantee’s death or disability, (b) acceleration required by binding commitments or agreements entered into by the Company prior to the Effective Date or (c) as specified in Section 17.3, the shares of Stock subject to such Restricted Stock or Deferred Stock Units shall be deducted from the five percent (5%) share issuance limit set forth in Section 10.2.

10.7.	Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Deferred Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Deferred Stock Unit once the shares of Stock represented by such Deferred Stock Unit have been delivered in accordance with this Section 10.7.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

11.1.	Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan, subject to the five percent (5%) share issuance limit set forth in Section 10.2. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2.	Other Equity-Based Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS

12.1.	General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price has been paid thereby, at their Fair Market Value on the date of exercise.

12.3.	Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee; provided that no Dividend Equivalent Right may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

13.2.	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1.	Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

14.2.	Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an initial value or target number of shares of Stock that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3.	Earning of Performance-Based Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the value or number of the Performance-Based Awards earned by such Grantee over such Performance Period.

14.4.	Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be as determined by the Committee and as evidenced in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in shares of Stock and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

14.6.	Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

14.6.3.	Settlement of Awards; Other Terms.

Settlement of Performance-Based Awards shall be in shares of Stock, other Awards or other property, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards.

14.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned shall be limited to the following Performance Measures, with or without adjustment:

(a)	adjusted earnings;

(b)	return on equity (which includes adjusted return on equity);

(c)	earnings per share growth (which includes adjusted earnings per share growth);

(d)	basic earnings per common share;

(e)	diluted earnings per common share;

(f)	adjusted earnings per common share;

(g)	net income;

(h)	adjusted earnings before interest and taxes;

(i)	earnings before interest, taxes, depreciation and amortization;

(j)	operating cash flow;

(k)	operations and maintenance expense;

(l)	total shareholder return;

(m)	operating income;

(n)	strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, new growth opportunities, market penetration, and goals relating to the acquisitions or divestitures, or goals relating to capital-raising and capital management;

(o)	customer satisfaction, as measured by, among other things, one or more of service cost, service levels, responsiveness, business value, and residential value;

(p)	environmental, including, among other things, one or more of improvement in, or attainment of, emissions levels, project completion milestones, and prevention of significant environmental violations;

(q)	common share price;

(r)	production measures, consisting of, among other things, one or more of capacity utilization, generating equivalent availability, production cost, fossil generation activity, generating capacity factor, Institute of Nuclear Power Operations (INPO) Index performance, and World Association of Nuclear Power Operators (WANO) Index performance;

(s)	bad debt expense;

(t)	service reliability;

(u)	service quality;

(v)	improvement in, or attainment of, expense levels, including, among other things, one or more of operations and maintenance expense, capital expenditures and total expenditures;

(w)	budget achievement;

(x)	health and safety, as measured by, among other things, one or more of recordable case rate and severity rate;

(y)	reliability, as measured by, among other things, one or more of outage frequency, outage duration, frequency of momentary interruptions, average frequency of customer interruptions, and average number of momentary interruptions per customer;

(z)	ethics and compliance with applicable laws, regulations and professional standards;

(aa)	risk management;

(bb)	workforce quality, as measured by, among other things, one or more of diversity measures, talent and leadership development, workforce hiring, and employee satisfaction;

(cc)	cost recovery; and

(dd)	any combination of the foregoing.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under Performance Measure clause (q) above (common share price) for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.	Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) a Change in Control; (b) a declaration and distribution of stock dividends or stock splits; (c) mergers, consolidations or reorganizations; (d) acquisitions or dispositions of material business units; (e) extraordinary, non-core, non-operating or non-recurring items; and (f) infrequently occurring or extraordinary gains or losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

14.6.7.	Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.	Status of Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1.	General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding Stock Appreciation Rights as required to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

17.3.	Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a) in each case with the exception of Performance-Based Awards,

(i) all outstanding Restricted Stock shall be deemed to have vested, all Deferred Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days; or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Deferred Stock Units and Dividend Equivalent Rights (for shares of Stock subject thereto) equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b) For Performance-Based Awards denominated in Stock, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved (or into Unrestricted Stock if no further restrictions apply). If at least half the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares based on actual performance to date (or into Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved, based on the discretion of the Committee (or into Unrestricted Stock if no further restrictions apply).

(c) Other Equity-Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

17.4.	Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Deferred Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

17.5.	Adjustments.

Adjustments under this Section 17 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event that is not a Change in Control.

17.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares of Stock. Notwithstanding Section 2.22 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4.	Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.6.	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

18.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.	Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

* * *

To record adoption of the Plan by the Board as of December 10, 2010, and approval of the Plan by the shareholders on [                    ], 2011, the Company has caused its authorized officer to execute the Plan.

NEXTERA ENERGY, INC.

By:

Title:

NextEra Energy 2011 Annual Meeting

NextEra Energy, Inc.
Corporate Headquarters
700 Universe Blvd.
Juno Beach, Florida

AUDITORIUM
PARKING
US1
UNIVERSE BLVD.
Close-up View of Juno Beach Facilities
Indiantown Rd.
706
FLORIDA TURNPIKE
95
Military Trail
Donald Ross
Universe Blvd.
Exit 109 Palm Bch Grdns
Exit 79
PGA Blvd.
Exit 79A
Atlantic Ocean
N
Northlake Blvd.
1
Blue Heron Blvd.
45th St.
Okeechobee Blvd.
Belvedere Rd.
Palm Beach Airport
Southern Blvd.

1. Interstate 95 - PGA Blvd. Exit:

   I-95 north: take exit 79A, proceed east on PGA Blvd. Continue going east for approximately 3 miles to US 1, then turn left.

   I-95 south: take exit 79, at the traffic light turn left (east) onto PGA Blvd. and continue as set forth above.

2. Florida's Turnpike - Palm Beach Gardens (PGA Blvd.), Exit 109:

   At the traffic light turn left (east). Proceed east on PGA Blvd. for approximately 5 miles to US 1, then turn left.

NextEra Energy's offices are approximately 1 mile north of PGA Blvd. off US 1. At the first traffic light (Universe Blvd.), turn left. Parking is available at the second entrance. Please follow security personnel's directions.

700 UNIVERSE BOULEVARD JUNO BEACH, FL 33408

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy/confidential voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy/confidential voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/confidential voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M29973-PO9982-Z55034	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

        THIS PROXY/CONFIDENTIAL VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEXTERA ENERGY, INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED:
1.	ELECTION AS DIRECTORS OF THE NOMINEES SPECIFIED IN THE PROXY STATEMENT				☐	☐	☐

Nominees:

	01)	Sherry S. Barrat	08)	Toni Jennings
	02)	Robert M. Beall, II	09)	Oliver D. Kingsley, Jr.				THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “1 YEAR” ON PROPOSAL 5:	1 Year	2 Years	3 Years	Abstain
	03)	J. Hyatt Brown	10)	Rudy E. Schupp
	04)	James L. Camaren	11)	William H. Swanson
	05) 06)	Kenneth B. Dunn J. Brian Ferguson	12) 13)	Michael H. Thaman Hansel E. Tookes, II

5.         Non-binding advisory vote on whether NextEra Energy should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers every 1, 2 or 3 years.

									☐	☐	☐	☐
	07)	Lewis Hay, III

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3 AND 4:					For	Against	Abstain
2.	Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2011.				☐	☐	☐		The proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.
3.	Approval of the NextEra Energy, Inc. 2011 Long Term Incentive Plan.				☐	☐	☐
4.	Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in the proxy statement.				☐	☐	☐

The shares represented by this proxy/confidential voting instruction card when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy/confidential voting instruction will be voted FOR all nominees listed in proposal 1, FOR proposals 2, 3 and 4 and “1 YEAR” on proposal 5. If any other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof, the persons named in this proxy/the trustee will vote in their/its discretion.

					Yes	No
Please indicate if you plan to attend this meeting.					☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting Admission Ticket

Admission: This ticket, along with a form of personal

identification, admits the named shareholder(s).

Security: For the safety of attendees, all boxes,

handbags and briefcases are subject to inspection.

NextEra Energy, Inc.’s 2011 Annual Meeting of Shareholders will be held at 10:00 A.M. Eastern time on May 20, 2011, in the Juno

Beach Auditorium at NextEra Energy’s offices at

700 Universe Boulevard, Juno Beach, Florida.

If you plan to attend the Annual Meeting of Shareholders, please bring this Admission Ticket. If you require special assistance, call the Senior Shareholder Services Administrator at 561-694-4694.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2011:

The proxy statement and annual report to security holders are available at www.proxyvote.com

M29974-PO9982-Z55034

NEXTERA ENERGY, INC.

PROXY AND CONFIDENTIAL VOTING INSTRUCTION

Annual Meeting of Shareholders-May 20, 2011

This proxy is solicited on behalf of the Board of Directors. The shareholder(s) signing on the reverse side hereby appoints Armando Pimentel, Jr., Shaun J. Francis and Charles E. Sieving, and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock, par value $.01 per share, of NextEra Energy, Inc. (“Common Stock”) that such shareholder(s) would be entitled to vote at the Annual Meeting of Shareholders of NextEra Energy, Inc. to be held May 20, 2011, and any adjournment(s) or postponement(s) thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

This confidential voting instruction is solicited on behalf of the Trustee (as hereinafter defined) of the Plans (as hereinafter defined). The participant or beneficiary in the NextEra Energy Employee Retirement Savings Plan or the NextEra Energy Bargaining Unit Employee Retirement Savings Plan (“Plans”) signing on the reverse side, acting as a named fiduciary, hereby provides the voting instructions specified to the trustee of the Plans (the “Trustee”), which instructions shall be kept confidential and shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of Common Stock that are held by the Trustee, in its capacity as Trustee of the Plans, as of March 22, 2011, at the Annual Meeting of Shareholders of NextEra Energy, Inc. to be held on May 20, 2011, and at any adjournment(s) or postponement(s) thereof. As a named fiduciary, the participant has the right to direct the Trustee how to vote the shares allocated to the participant in the NextEra Energy Stock Fund and NextEra Energy Leveraged ESOP Fund. The Trustee must follow the participant’s directions, except in limited circumstances. As a named fiduciary, the participant, and not the Trustee, will be responsible for the consequences of the voting directions given. As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement, the voting instructions on this Confidential Voting Instruction card will instruct the Trustee how to vote the number of shares of Common Stock reflecting the participant’s proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund. The instructions will also determine the vote on a proportionate number of shares of Common Stock in the NextEra Energy Leveraged ESOP Fund which are not yet allocated to participants. If the participant does not give the Trustee voting instructions, the number of shares reflecting the participant’s proportionate interest in the NextEra Energy Stock Fund and NextEra Energy Leveraged ESOP Fund will not be voted, but a proportionate share of the unallocated NextEra Energy Leveraged ESOP Fund shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received.